As filed with the Securities and Exchange Commission on July 28, 2006
                                                    Registration No. 333-130981

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                                 Amendment No. 2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        Safeguard Security Holdings, Inc.
------------------------------------------------------------------------------
              (Exact name of small business issuer in its charter)

 Nevada                                    7381                 90-0248089
----------------------------     --------------------------    -------------
(State or other jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
of incorporation or organization) Classification Code Number)Identification No.)

           5956 Sherry Lane Suite 1620 Dallas, TX 75225 (214) 365 3099
-------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

W. Brown Glenn, Jr., 5956 Sherry Lane, Ste 1620, Dallas, TX 75225 (214) 365-3090
-------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:
                            Robert A. Forrester, Esq.
                             1215 Executive Dr. West
                                    Suite 102
                              Richardson, TX 75081
                                 (972) 437-9898
                              (972) 480-8406 (FAX)

Approximate date of proposed sale to public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement fort the same offering. /__/

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. /__/

                         CALCULATION OF REGISTRATION FEE

     Title of each              Amount to be            Proposed                Proposed              Amount of
Class of securities              Registered         maximum offering             maximum          registration fee
To be registered                                   Price per share(1)      aggregate offering
                                                                                price (1)
Common Stock,
   $0.001 par value (2)(5)         3,500,000                $2.25               $5,400,000                $635.59

Common Stock,
   $0.001 par value (3)(4)(5)        950,000                $3.00               $2,850,000                 335.45
                                   ---------                                     ---------                 ------

Total                              4,450,000                                    $8,250,000                $971.04


(1) The offering price of common stock acquired upon conversion of certain notes is based upon the stated fixed price of $2.25 and $3.00 per share upon exercise of certain warrants until the common stock is quote on the OTC bulletin board, AMEX NASDAQ Small Cap Market or NASDAQ National Market System. Thereafter the shares will be sold at prevailing market prices or privately negotiated prices.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (g) under the Securities Act of 1933, as amended. Based upon the closing price on December 28, 2005, of $1.80 per share as indicated in the Pink Sheets.

(3) In accordance with Rule 457(g), the registration fee for these shares is calculated based upon a price which represents the highest of: (i) the price at which the warrants may be exercised; (ii) the offering price of securities of the same class included in this registration statement; or
     (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).

(4) Represents shares of our common stock issuable upon the exercise of outstanding five-year warrants. The exercise price of the warrants is $3.00. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5) The shares of our common stock being registered hereunder are being registered for resale by the selling stockholders named in the prospectus upon conversion of outstanding callable secured convertible notes. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions. The number of shares of our common stock registered hereunder represents a good faith estimate by us of the number of shares of our common stock issuable upon the conversion of the callable secured convertible notes. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares that we believe will be issuable upon conversion of the callable secured convertible notes to account for market fluctuations, anti-dilution and price protection adjustments. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file new registration statement to cover the resale of such additional shares should that become necessary.

The Registrant hereby amends this registration statement on such date of dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall be come effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell, nor does it seek an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

                   Subject to Completion, Dated July 28, 2006

PROSPECTUS

                        Safeguard Security Holdings, Inc.
                        4,450,000 Shares of Common Stock

This prospectus relates to the sale of up to 4,450,000 shares of Safeguard Security Holdings, Inc. common stock by certain entities identified herein as selling stockholders. The sale relates to shares underlying callable secured convertible notes in a principal amount of $3,500,000 and up to 950,000 shares issuable upon the exercise of common stock purchase warrants. The callable secured convertible notes are convertible at a conversion price equal to the lesser of $2.00 or 65% of the average of the three lowest intraday trading price for the common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date.

The selling stockholders will sell the stock underlying the callable secured notes at a stated fixed price of $2.25 per share until the securities are quoted on the OTC Bulletin Board, and thereafter may sell at prevailing market prices or privately negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock that they are offering. We will pay the expenses of registering these shares.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We may, however, receive proceeds from the exercise of warrants, if exercised. The proceeds from this exercise of warrants, if any, will be used for working capital. All costs of this registration will be borne by us.

Our common stock is quoted in the Pink Sheets under the symbol SSYH.PK. On July 26, 2006, the last reported sale for our common stock was $1.90 per share. In connection with this offering we plan to register our common stock under Section 12(g) of the Securities Exchange Act of 1934 and thereafter become quoted on the Over-the-Counter Bulletin Board. There can be no assurance that we will become so quoted.

 Investing in the common stock involves substantial risks that are described in the "Risk Factors" section beginning on page 8 of this prospectus.

     Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is July ___, 2006

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Safeguard Security Holdings, Inc., or shares of common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business financial condition, results of operation and prospects may be changed since that date.

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This offer is not an offer to sell securities in any circumstances in which such an offer is unlawful.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including under the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, benefits resulting from the offering, the effects of future regulation and the effects of competition.

Forward-looking statements include all statements that are not historical facts. Words such as "believes," "expects," "anticipates," "intends," "seeks," "could," "will," "predicts," "potential," "continue," "may," "plans," "estimates" and similar expressions, or the negative of these and similar expressions, are intended to identify such forward-looking statements. In addition, examples of forward-looking statements in this prospectus include statements regarding:

       o our plans to enhance our existing services and add additional services;
       o our expectations of expanding our customer base and securing a high rate of renewals from existing customers; o our plans for expansion;
       o our ability to maintain the turnover rate of our contract security officers;
       o our ability to compete effectively in our industry;
       o our expectations regarding the likelihood of introduction of new regulations that would adversely affect our business; and
       o our estimates of our capital requirements and needs for additional financing.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, in addition to those discussed in the section entitled "Risk Factors" beginning on page 8 and elsewhere in this prospectus, could cause our results to differ materially from those expressed in forward-looking statements. These factors include our competitive environment, economic and other conditions in the markets in which we operate and governmental regulations.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of these statements in light of new information or future events.

                                TABLE OF CONTENTS

                                                                           Page
Prospectus Summary...........................................................3
Risk Factors.................................................................8
Use of Proceeds.............................................................14
Market for our Shares.......................................................15
Dividend Policy.............................................................15
Management's Discussion and Analysis of Financial Condition
     And Results of Operation...............................................16
Business....................................................................20
Management..................................................................27
Executive Compensation......................................................30
Security Ownership of Certain Beneficial Owners and Management..............34
Certain Relationships and Related Transactions..............................35
Selling Security Holders....................................................37
Description of Securities...................................................37
Plan of Distribution........................................................40
Indemnification and Limitation of Liability.................................42
Experts.....................................................................42
Legal Matters...............................................................43
Where You Can Find Additional Information...................................43
Index to Financial Statements...............................................F-1

                                     SUMMARY

We were formed in 1983 but did not attempt to have operations until 1997. From 1997 until the late fall of 2004, we attempted to acquire several operating businesses, none of which were successful. In the fall of 2004, we acquired Superior Protection, Inc. ("Superior"), a contract security staffing service principally providing security to Federal installations in Florida and Texas. We acquired SYSTEMSgroup, Inc. ("SYSTEMSgroup") in July 2005. SYSTEMSgroup, formed in 2002, initially provided security systems design, installation and maintenance services. On January 1, 2005, TXU, Inc., a regulated utility providing electricity throughout Texas, outsourced its entire in-house security apparatus to a subsidiary of SYSTEMSgroup, Silver Star Protective Services. In November 2005 we acquired Ferguson International, Inc., ("Ferguson") a small provider of security staffing services to private and governmental agencies in the Tulsa, Oklahoma area, and in February 2006 we acquired certain contracts from Citadel Security L.P. ("Citadel"), a small provider of security staffing services to private industry in Texas and Arkansas. In June 2006 we acquired two small corporations whose principals and sole employees advise substantial business enterprises on security strategies, systems and contract staffing services.

On June 7, 2006, we executed a Settlement Agreement with the former principal owner of Superior whereby we transferred 100% of our interest in Superior back to him in exchange for his return of 3,300,000 of the 5,447,118 shares of our common stock initially issued to acquire Safeguard. We did not receive back any amount we had invested in Superior, an amount in excess of $3.2 million; but in relinquishing our interest in Superior, we reduced our liabilities to the Internal Revenue Service, a commercial bank and other entities by approximately $8,800,000.

SYSTEMSgroup provides comprehensive planning, engineering and design services that are customized to meet the requirements of clients for physical site protection. SYSTEMSgroup offers a wide range of physical and electronic security services, including security systems planning and design, architectural security consulting, systems specification and installation, project management, post-installation systems management and maintenance as well as contract security staffing services. In the future we anticipate further integration of contract security staffing services with our security planning, engineering and design services in the belief that, by integrating systems with the personnel trained on those systems, we can provide a more effective level of security with little or no increase in overall cost to the customer.

Ferguson principally provides patrol services to apartment and governmental agencies in the Tulsa, Oklahoma region; Citadel provides contract staffing services principally to a steel processor, electric utility and two roofing companies. The consulting service we acquired in June 2006 provides services to a several enterprises, but also acts as a lead for other services provided by our other business units.

In the spring of 2006, we organized our operations into three business units, Technical Systems, Security Personnel and Security Outsourcing Solutions. Technical Systems, offered through SYSTEMSgroup, provides consulting, planning, engineering and design services for physical site protection; Security Personnel, organized within a subsidiary, SGI Protective Services, is responsible for contract security staffing services (security guards); and Security Outsourcing Solutions, provided through Silver Star Protective Services, manages our outsourcing services, that is, contract security staffing services and their management which are dedicated to large enterprises that no longer wish to perform the security function internally. For the nine months ended March 31, 2006, Technical Systems revenues were 32.9% of our revenues, Security Personnel revenues were 9.9% of our revenues, and the balance of our revenues, 56.2%, were derived from Security Outsourcing Solutions. See "Management's Discussion and Analysis of Financial Condition and Results of Operation."

Since our first acquisition, our core strategy has been to continue seeking ways to improve margins. As a result, we have focused on the corporate and industrial sector, emphasizing negotiated customer relationships requiring a higher degree of customization, often involving more than one security component such as contract security staffing services. Since September 11, 2001, there has been an increased emphasis on security in the United States and this is occurring in a rapidly evolving environment involving sophisticated digital and networking technologies. This requires, in our management's judgment, a higher level of security officer training both in traditional services provided by security officers as well as sophisticated digital systems. These systems also require additional personnel such as software, video and network engineers. With increased training of personnel capable of effectively utilizing these systems, we believe we can offer a more intelligent security solution than those companies focusing, almost exclusively, on one solution or the other. We believe that our approach will result in more stable revenues through staffing the security function while also permitting the continuing review, updating, and contract maintenance of equipment and software as client's needs evolve and technology becomes more effective and cost efficient. We try to maintain an overall blended gross margin of 20% company wide. As of March 31, 2006, our overall gross margin for the nine month period was slightly above 20%.

We are headquartered at 5956 Sherry Lane, Suite 1620, Dallas, TX 75225, and our telephone number at that address is (713) 463-5559. We have signed a lease and expect to move our headquarters to 4801 Spring Valley, Dallas, TX 75244 during August 2006.

                                  THE OFFERING

Common Stock Offered               Up to an aggregate of
                                   4,450,000 shares of our common stock, par value $0.001 per share. Shares are being offered by four accredited investors that have purchased or have committed to purchase an aggregate of $3,500,000 in principal of callable secured convertible notes and
                                   950,000 warrants to purchase our common stock at an exercise price of $3.00 per share. (1)

Common Stock Outstanding           6,638,218 shares(2)

Shares Reserved for Issuance       As of June 30, 2006, we had issued and
                                   outstanding 325,834 shares of preferred stock which are convertible into 3,258,340 shares of common stock. In addition we have reserved
                                   3,749,384 shares pursuant to outstanding warrants that have exercise prices ranging from $0.40 to $3.00. These warrants exclude the warrants owned or to be owned by the Selling Security Holders, a warrant to purchase up to 1,475,000 shares of common stock granted to the principals of entities we have acquired and have exercise prices of ranging from $1.80 to $2.00 with the number of shares to be granted pursuant to the warrants based upon a variety of performance factors. See footnotes (1) and (2) to the Contract Summary Table, page 31 herein.

Use of Proceeds                    The proceeds from the sale of the common
                                   stock issued upon conversion of the callable secured convertible notes will not be received by us. In certain circumstances the exercise of the warrants granted to the Selling Security Holders could result in cash proceeds to us in which case we will use the proceeds for general working capital.

Risk Factors                       An investment in our common stock involves a
                                   high degree of risk and could result in a loss of your entire investment.

Dividend Policy                    We do not intend to pay dividends on our
                                   common stock

Proposed OTC Bulletin Board Symbol SSYH

(1) Includes a good faith estimate of the shares underlying the callable secured convertible notes to account for market fluctuations, anti-dilution and price protection adjustments.
(2) Includes 287,500 shares that have not been formally issued but were purchased pursuant to exercise of a warrant.

                       SUMMARY CONSOLIDATED FINANCIAL DATA

Our summary consolidated financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," beginning on page 19, and the consolidated financial statements of Safeguard Security Holdings, Inc. and the related notes thereto as well as the combined financial statements of The Systems Group, Inc. and Systems Group Government Services, Inc. and the related notes thereto included elsewhere in this prospectus.

The following tables present Safeguard's summary historical financial data of Superior for the years ended June 30, 2004 and 2005 and for the six months ended December 31, 2004 and 2005. The historical summary consolidated financial statement data for the years ended June 30, 2004 and 2005 have been derived from our consolidated financial statements, which have been audited, respectively, by LBB & Associates, Ltd., LLP and Killman, Murrell & Company PC, independent auditors. The historical summary consolidated balance sheet data as of December 31, 2005 and summary consolidated statement of operations data for the six months ended December 31, 2004 and 2005 have been derived from our unaudited financials statements and, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of financial position and results of operations as of the dates and for the periods indicated.

In July 2005 we acquired SYSTEMSgroup. The tables following Safeguard's summary historical financial data reflect combined financial statements of The Systems Group, Inc. and Systems Group Government Services, Inc. for the years ended December 31, 2003 and 2004 and for the six months ended June 30, 2005. The historical summary of combined financial statement data has been derived from the combined financial statements of those entities, which have been audited by Montgomery Coscia Greilich LLP.

Also set forth is our summary pro forma balance sheet at June 30, 2005, for Safeguard Security Holdings, Inc. and The Systems Group, Inc. and Systems Group Government Services, Inc., the entities comprising SYSTEMSgroup prior to their acquisition by us.

                        SAFEGUARD SECURITY HOLDINGS, INC.

                                   YEARS ENDED JUNE 30                     NINE MONTHS ENDED MARCH 31
                             -------------------------------               --------------------------

                                  2005             2004                       2006             2005

STATEMENT OF
   INCOME DATA:

Revenues                      $      -          $     -                   $  5,552,302      $     -
                               -----------       -----------               -----------       -----------

Salaries                             -                -                      2,852,886            -
Other cost of revenues               -                -                      1,574,417            -
                               -----------       -----------               -----------       -----------

     Total cost of revenue           -                -                      4,427,303            -
                               -----------       -----------               -----------       -----------
         % of revenues               0.0%             0.0%                      79.7%             0.0%

Selling, general and
   administrative expenses         932,811            -                      3,662,033           905,916
         % of revenues              na                0.0%                      66.0%            nm

Other (expense)                      -                -                     (3,840,494)           -
                               -----------       -----------                ----------       -----------
         % of revenues               0.0%             0.0%                      69.2%             0.0%

Loss from continuing
     operations                   (932,811)           -                     (6,328,322)         (901,916)

Loss from discontinued
     operations                 (3,814,395)       (2,387,112)               (1,063,800)       (3,192,182)
                                ----------        ----------

Net Loss                        (4,747,600)       (2,387,112)               (7,392,122)       (4,094,098)

Preferred stock dividends,
   beneficial conversion and
   warrant issuance             (8,694,395)           -                       (233,126)       (8,627,159
                               -----------       -----------               -----------       -----------

     Net loss available
       to common
       shareholders           $(13,441,995)     $ (2,387,112)            $  (7,625,248)     $(12,721,257)
                              ============       ===========              ============       =============

Basic and diluted loss
   per common share

     Continuing operations    $    (1.23)       $   (0.00)               $    (0.72)         $  (1.22)
                                =========         ========                  =========         ========

     Discontinued operations  $    (0.49)       $   (0.31)               $    (0.12)         $  (0.41)
                                =========         ========                  =========         ========

                              $    (1.72)       $   (0.31)               $    (0.84)         $  (1.63)
                                =========         ========                  =========         ========

Weighted average number
   of common shares
   outstanding basic
   and diluted                   7,816,000         7,816,000                 9,082,000         7,816,000
                               ===========       ===========               ===========       ===========

BALANCE SHEET DATA
   AT PERIOD END:

Cash                          $        121      $     -                  $     311,944
Current assets                         121            -                      1,194,831
Total assets                           121            -                      5,156,726
Long term obligations                 -               -                         57,303
Total liabilities                8,571,226         7,183,068                 4,849,765
Stockholder's deficit           (8,571,105)       (7,183,068)               (9,772,560)

                      SYSTEMSGROUP, INC. PRO FORMA COMBINED


                             YEARS ENDED YEAR ENDED
                                       DECEMBER 31                                JUNE 30, 2005
                             -------------------------------             -------------------------------

                                  2004             2003

STATEMENT OF
   INCOME DATA:

Revenues                   $   1,946,771      $    611,558                        $   3,768,763
Cost of goods sold             1,768,325           456,111                            3,245,440
                             -----------       -----------                          -----------

     Gross profit                178,446           155,447                              523,323
         % of revenues             9.2%            25.4%                                13.9%

Selling, general and
   administrative expenses       805,289           509,950                            2,030,125
         % of revenues            41.7%            83.4%                                53.9%

Other revenue (expense)              547              (400)                             (86,741)
         % of revenues             0.0%            (0.0)%                               (2.3)%

Loss from continuing
     operations                                                                      (1,593,543)

Loss from discontinued
     operations                                                                      (3,814,789)

Net loss                        (626,296)         (354,903)                          (5,408,332)

BALANCE SHEET DATA
   AT PERIOD END:

Cash                       $         323      $      5,428                        $     136,762
Current assets                   188,815           186,201                              668,004
Total assets                     382,071           292,117                            3,877,052
Long term obligations             91,064            42,539                               71,399
Total liabilities              1,497,060           790,810                           10,578,157
Stockholder's deficit         (1,114,989)         (498,693)                          (6,701,105)

                                  RISK FACTORS

You should carefully consider the risks described below before buying shares of our common stock in this offering. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our common stock could decline and you might lose all or part of your investment. We have had operating losses to date and cannot assure that we will be profitable in the foreseeable future.

                         RISKS RELATING TO OUR BUSINESS

We have a short operating history and a recently devised strategy that is being implemented in an evolving market, factors which make it difficult to evaluate our future prospects and may increase the risk of failure or poor performance.

Of our operations that we were conducting on June 15, 2006, we have owned them less than a year. Of the operations we acquired, the majority have had an operating history of less than five years prior to our acquisition. We have developed a strategy that utilizes these acquisitions to address current security needs, needs that we believe were fundamentally affected by the events of September 11, 2001 and to which our strategy is meant to address.

Our strategy is based upon the belief that companies providing contract security staffing services frequently compete solely on price. But contract security staffing services must provide sufficient margin to support overhead. Many smaller, privately-owned firms may have a competitive advantage with wither lower overhead or a willingness to accept lower margins and, consequently, the ability to bid a lower price. Price and overhead, however, are less critical in the delivery of technical systems where the ability to deliver technical competence to multiple locations is critical to larger corporate clients. We believe that we are disciplined, with regards to managing our overhead and delivering, a more cost effective and comprehensive security solution to large enterprise customers. We do this by determining the right mix of technical systems and security personnel and integrating them under one security solution. We believe that this approach will also yield adequate margins for our operations and growth.

Since September 11, 2001, we believe that there has been an increased attention paid to security. There are a variety of solutions that must be reviewed in light of that event and those solutions are evolving as they are thought about and implemented. There can be no assurance that our strategy will be adequate to the threats that our clients encounter or perceive or that we will be sufficiently adaptive as new threats evolve.

There can be no assurance that our strategy will succeed. One acquisition, that of Superior, in fact did not succeed. Our operations and our strategy are in the early stages of articulation and implementation, and its failure to provide the margins anticipated or to succeed in penetrating an adequately large and evolving market will have a material adverse effect on our financial results.

At March 31, 2006, we had a negative working capital of almost $1,000,000, exclusive of discontinued operations, which may harm our liquidity and resources necessary to grow.

Exclusive of discontinued operations, we have a negative working capital position of almost $1,000,000, which includes an accrual of an interest payable to Pegasus of $409,000, as well as a substantial amount of debt which could adversely affect our financial health and prevent us from making principal and interest payments on our debt. Further, exclusive of discontinued operations, we incurred significant cash losses for the nine month period ended March 31, 2006. We believe that the funding to be provided pursuant to the issuance of securities related to this prospectus and our increasing revenues and margins will ameliorate our currently negative working capital situation. See "Management's Discussion and Analysis of Financial Condition and Results of Operation."

Our substantial debt could have important consequences to you. For example, it could:

     . make it more difficult for us to satisfy our obligations with respect our debt;

     .   increase our vulnerability to general adverse economic conditions;

     . limit our ability to obtain additional financing for future working capital, mergers and other general corporate purposes;

     . require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow for operations and other purposes;

     . limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     .   make us more vulnerable to increases in interest rates;

     . place us at a competitive disadvantage compared to our competitors that have less debt; and

     . have a material adverse effect on us if we fail to comply with the covenants in the indenture relating to the notes or in the instruments governing our other debt.

We may not be able to generate a sufficient amount of cash flow to meet our debt service obligations. Our ability to make scheduled payments or to refinance our obligations with respect to our debt will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to certain financial, business, and other factors beyond our control. If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay scheduled expansion, sell material assets or operations, obtain additional capital or restructure our debt.

We cannot assure you that our operating performance, cash flow and capital resources will be sufficient for payment of our debt in the future. In the event that we are required to dispose of material assets or operations or restructure our debt to meet our debt service and other obligations, we cannot assure you that the terms of any such transaction would be satisfactory to us or if or how soon any such transaction could be completed.

If we fail to obtain additional financing, we may be unable to refinance our existing debt, expand our current operations or acquire new businesses, which could result in a failure to grow or result in defaults in our obligations under our new credit agreement or the notes. In order to refinance indebtedness, expand existing operations and acquire additional businesses, we will require substantial amounts of capital. There can be no assurance that financing, whether from equity or debt financings or other sources, will be available or, if available, will be on terms satisfactory to us. If we are unable to obtain such financing, we will be unable to acquire additional businesses.

We intend on pursuing acquisition, which makes it difficult to evaluate our future prospects and may increase the risk of failure or poor performance.

We intend to develop and expand our business through selective acquisitions of security system integrators, guard companies and other complementary businesses. We may not be able to identify, acquire or profitably manage additional companies or assets or successfully integrate such additional companies or assets without substantial costs, delays or other problems. In addition, companies we may acquire may not be profitable at the time of their acquisition or may not achieve levels of profitability that would justify our investment. Acquisitions may involve a number of special risks, including

     o   adverse short-term effects on our reported operating results,

     o   diversion of management's attention,

     o   dependence on retaining, hiring and training key personnel,

     o   risks associated with unanticipated problems or legal liabilities; and

     o amortization of acquired intangible assets, some or all of which could harm our results of operations.

     o implementation or remediation of controls, procedures and policies appropriate for a larger public company at companies that prior to the acquisition lacked these controls, procedures and policies.

Since we plan to grow through acquisitions, investors in this offering are unable to currently ascertain the merits or risks of the target business' operations.

We plan to grow through acquisitions, and investors in this offering have no current basis to evaluate the possible merits or risks of the target businesses' operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors.

One of our acquisitions was not successful, namely, our acquisition of Superior.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock of which 400,000 shares of preferred stock have been designated as Series A Preferred Stock. Based upon an aggregate of 19,750,942 shares issued and outstanding or reserved for issuance, there will be 30,249,058 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and conversion of our preferred stock and the secured convertible notes). With the anticipated issuance and conversion of all of our issued and outstanding shares of preferred stock, we will not have the ability to issue additional shares of preferred stock. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock to complete a business combination. The issuance of additional shares of our common stock,

     o may significantly reduce the equity interest of investors in this offering;

     o could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

     o   may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

     o default and foreclosure on our assets if our operating cash flow, after a business combination, was insufficient to pay our debt obligations;

     o acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

     o our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

     o our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

If we lose our executive officers or key personnel or are unable to attract and retain our senior operation employees, our operations could be materially and adversely affected.

Our success is dependent, to a significant extent, upon the continuing efforts, abilities and business generation capabilities of our senior management team and key employees. We have various programs in place to motivate, reward and retain our management team, including bonus and stock option plans. However, the loss or unavailability of any of our executive officers and key employees could harm our ability to properly service existing clients or operate new businesses. Our success and plans for future growth will also depend on our ability to hire and retain senior operation employees in all areas of our business.

                         RISKS RELATING TO OUR INDUSTRY

If we are unable to recruit, retain and manage security officers, then our business will suffer because we will not be able to service our contracts or get new contracts.

A significant portion of our business involves the delivery of contract guard services and is labor-intensive. As of February 28, 2006, we employed 356 security officers. The future performance depends in large part upon our ability to recruit, train and retain security staff. Qualified staff is in demand, particularly after the terrorist activity which occurred on September 11, 2001, and there is significant competition for these individuals from other security firms, government agencies and other similar enterprises. As a result, we may not be able to recruit and retain sufficient numbers of these individuals in the future. Turnover of contract security staff is significant. The loss of the services of, or the failure to recruit, a significant number of skilled security staff would materially and adversely affect our business, financial condition and results of operations, including our ability to secure and complete service contracts. Furthermore, if we do not successfully manage our existing contract security staff, then they may not be able to achieve the anticipated billing rates, engagement quality, level of overtime and other performance measures that are important to our business.

With the increasing use of software, video and networking technologies in the security industry, our performance will become more dependent on the talents and efforts of highly skilled individuals. Our future success depends on our ability to identify, hire, develop, motivate and retain these highly skilled personnel for all areas of our organization. Competition in our industry and other industries for employees with these kinds of qualifications is intense. To the extent we are able to recruit and train such individuals, we anticipate that certain of our competitors will particularly target these employees for hiring. As we grow, our hiring process may prevent us from hiring the personnel we need in a timely manner and we may find our recruiting efforts more challenging. If we do not succeed in attracting excellent technologically capable personnel or retaining or motivating existing personnel, we may be unable to grow effectively.

The contract security staffing services we provide may subject us to liability for damages not covered by insurance, which could be substantial.

We provide contract security staffing services at various client locations with both armed and unarmed security officers. In providing these services, our employees may inflict physical or emotional harm on individuals, or the public may be otherwise injured by events occurring on client premises, including events that are not under the immediate control of our security staff. Individuals may bring personal injury lawsuits against us seeking substantial damages based on negligence or other theories of liability in our provision of security services, including with respect to injuries not directly caused by, or within the control of, our security staff. Under principles of common law, we can generally be held liable for wrongful acts or omissions to act of our agents or employees during the course and within the scope of their agency or employment with us. In some cases, our security staff contracts also provide for our indemnification of our clients for events occurring on client premises. In addition, some states have adopted statutes that make us responsible for the conduct of our agents and employees. While we maintain an insurance program that provides coverage for certain liability risks, including personal injury, death and property damage, the laws of many states limit or prohibit insurance coverage for punitive damages arising from willful or grossly negligent conduct. Consequently, our insurance may not be adequate to cover all potential claims or damages. If a plaintiff brings a successful claim against us in excess of our insurance coverage, we could incur substantial liabilities and our financial condition could be materially and adversely affected.

We also maintain insurance coverage that we believe is appropriate for our liability risks. We have never had a judgment issued against us in connection with acts or omissions of our employees. Nonetheless, claims or lawsuits brought against us could allege substantial damages that, if awarded and ultimately paid, could increase our expenses and adversely affect our operating results.

We may be unable to obtain liability insurance at a reasonable cost, which would increase our exposure to catastrophic claims.

Insurance premiums have increased substantially since the terrorist attacks on September 11, 2001. If certain coverages are unavailable at premiums deemed reasonable by management, our exposure for catastrophic claims would be increased.

Our industry is intensely competitive. If we cannot successfully compete with new or existing security service providers, our results of operations and financial condition will be adversely affected.

The contract security staffing services and related technology industries are intensely competitive. We directly compete with companies that are national and international in scope and have significantly greater personnel, financial, technical and marketing resources than we do, generate greater revenues than we do and have greater name recognition than we do. We believe, however, that our strategy of integrating technical systems with security personnel services is a key differentiator and makes us a more formidable competitor to even larger companies able to offer customers only one service such as contract security staffing services. The recent trend toward consolidation in our industry will likely lead to increased competition from these companies. We also compete with smaller local and regional companies that may have better knowledge of the local conditions in their region, be better known locally and be better able to gain customers in their region. There are relatively low barriers to entry into the contract security staffing services industry, and we have faced and expect to continue to face additional competition from new entrants into the contract security staffing services industry. The barriers in the technical security systems industry, however, are more formidable than in the Security staffing industry due to; higher fixed overhead costs associated with the minimum required levels of technical and support personnel, the financing required to maintain systems inventory requiring OEM (original equipment manufacturer) support, the technical competence and certification requirements of employees that provide high-end equipment, systems and post installation service and other financial and technical requirements established by the OEM's . In addition, some of our competitors may be willing to provide services at lower prices or accept a lower profit margin or expend more capital in order to obtain or retain business. If we cannot successfully compete with new or existing security service providers, our results of operations and financial condition will be adversely affected.

Our costs may increase and we may not be able to pass the increase on to our customers in a timely fashion which would reduce our liquidity and cash flow.

Our largest expense in the security staffing personnel services industry is wages. The majority of our contracts provide for payments of either fixed fees or fees that increase by only small amounts during their terms. Competitive pressures also prevent us from raising our fees when contracts are renewed. Even in situations where we can raise our fees, the time at which we are able to raise and subsequently collect such additional fees will most likely lag behind the time we are forced to increase wages and salaries. If, due to inflation or other causes, we must increase the wages and salaries of our employees at rates faster than we can increase the fees charged under such contracts, then our liquidity and cash flow would be reduced.

We are subject to government regulation, and our failure or inability to comply with these regulations could materially restrict our operations and subject us to substantial penalties.

We are subject to a significant number of city, county and state occupational licensing laws that apply to security services. Most states have laws requiring qualification, training and registration of security officers, regulating the use of identification cards, badges and uniforms and imposing minimum bond surety or insurance standards. While we believe that we are currently in material compliance with all such laws, we may not be able to maintain such compliance. Furthermore, governmental entities may amend or change such laws in a manner which is detrimental to us. Any liability we may have from our failure to comply with these laws may materially and adversely affect our business by restricting our operations and subjecting us to substantial penalties. In addition, our current and future operations may be subject to additional regulation as a result of, among other factors, new statutes and regulations and changes in the manner in which existing statutes and regulations are or may be interpreted.

Economic downturns or recessions may dampen the demand for our services, which will reduce our revenues.

During economic declines, some decisions to implement security programs and install systems may be deferred or cancelled. In other cases, customers may increase their purchases of security systems because they fear more inventory shrinkage and theft will occur due to increasing economic need. We are not able accurately to predict to what extent an economic slowdown will decrease the demand for our services. If demand for our services decreases, then our revenues will decline.

                         RISKS RELATING TO OUR OFFERING

Stock traded in over the counter markets are particularly susceptible to extreme price and volume fluctuations, and the price of our stock may decline even if our business is doing well.

The stock markets, and in particular over the counter markets, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. The market price of our common stock may also fluctuate as a result of variations in our quarterly operating results. We cannot predict the extent to which investor interest in our stock will lead to the development of an active trading market or how liquid that market might become. If the trading volume of our common stock is low, the fluctuations in the overall stock market could be exaggerated in our stock price. In addition, due to the nature of our business, the market price of our common stock may fall in response to a number of factors, some of which are beyond our control, including, but not limited to:

     o   announcements of competitive developments by us or others;

     o changes in estimates of our financial performance or changes in recommendations by securities analysts;

     o our failure to meet financial analysts' performance expectations or guidance we provide;

     o   acquisitions or strategic alliances by us or our competitors;

     o   our historical and anticipated operating results;

     o   quarterly fluctuations in our financial and operating results;

     o changes in market valuations of other companies that operate in our business markets or in our industry;

     o   lack of adequate trading liquidity as a public company; and

     o   general market and economic conditions.

Accordingly, market fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our common stock and you may not be able to sell your shares without incurring a loss.

We may issue preferred shares in the future with preferences over our common stock.

We have 600,000 authorized but unissued shares of preferred stock which may have such designations, rights and preferences as our Board of Directors may determine from time to time. Accordingly, if this proposal is approved by our stockholders, our Board of Directors will be empowered, without stockholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock. Those shares may be issued on such terms and for such consideration as our Board then deems reasonable and such stock shall then rank equally in all aspects of the series and on the preferences and conditions so provided, regardless of when issued. In the event of such issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

Our existing stockholders, including our officers and directors, control a substantial interest in us and, thus, may influence certain actions requiring a stockholder vote.

Our officers and directors currently own or have the right to acquire approximately 60% of the Common Stock of the Company. Accordingly, they will be in a position to influence, if not control, the Company's directors and officers, the policies and operations of the Company and the outcome of corporate transactions or other matters submitted for shareholder approval, including mergers, consolidations, the sale of the Company's assets or a change in control of the Company.

Compliance with the new corporate governance requirements to which we will be subject as a public company will cause us to incur significant costs, and the failure to comply with such requirements will expose us to investigations and sanctions by regulatory authorities.

We face new corporate governance requirements under the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), as well as new rules and regulations subsequently adopted by the SEC, the Public Company Accounting Oversight Board and private entities on which securities are traded. These laws, rules and regulations continue to evolve and may become increasingly stringent in the future. Although we believe we have adequate internal control procedures in place, we are in the process of evaluating our internal controls systems in order (i) to allow management to report on, and our independent auditors to attest to, our internal controls, as required by these laws, rules and regulations, (ii) to provide reasonable assurance that our public disclosure will be accurate and complete, and (iii) to help ensure that we will be able to comply with the other provisions of Section 404 of Sarbanes-Oxley. We cannot be certain as to the timing of the completion of our evaluation, testing and remediation actions or the impact of the same on our operations. Furthermore there is no precedent available by which to measure compliance adequacy. If we are not able to implement the requirements relating to internal controls and all other provisions of Section 404 in a timely fashion or otherwise achieve adequate compliance with such requirements, then we might be subject to sanctions or investigation by regulatory authorities, such as the SEC or private entities on which securities are traded. Any such action may materially adversely affect our reputation, financial condition and the value of our securities, including our common stock. In addition, we expect that these laws, rules and regulations will increase our legal and financial compliance costs and make certain corporate governance activities more difficult, time-consuming and costly. We also expect that these new requirements will make it more difficult and expensive for us to obtain director and officer liability insurance.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders, except we will receive the sale price of any common stock we sell to AJW Offshre Ltd., AJW Qualified Partners, AJW Partners, LLC, or New Millennium Capital Partners II, LLC or their registered assigns upon the exercise of warrants held by them. However, each, or their registered assigns, will be entitled to exercise such warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In such event, we will not receive any proceeds from the exercise of the warrants. In addition, we have received gross proceeds of $2,500,000 from the sale of the callable secured convertible notes and the investors are obligated to provide us with an additional $1,000,000 upon this registration statement becoming effective. The proceeds received from the sale of the callable secured convertible notes will be used for payment of general corporate and operating purposes, sales and marketing efforts and payment of consulting and legal fees.

                              MARKET FOR OUR SHARES

Our common stock is quoted on the Pink Sheets under the symbol, "SSYH.PK". Our shares of common stock were originally quoted on the OTC Bulletin Board in May 1998 and began being quoted in the Pink Sheets in November 1999. In February 2005 our trading symbol was changed SSYH to reflect our first acquisition and name change to Safeguard Security Holdings, Inc. The following table contains information about the range of high and low bid prices for our common stock, after giving effect to stock splits, for each quarterly period indicated for the last two fiscal years and the first quarter of fiscal 2006, based upon reports of transactions on the Pink Sheets.

                                                Bid                                      Ask
                                     -------------------------           ----------------------------
       Fiscal 2004                      High               Low                High              Low
       -----------

       First Quarter                   12.935              0.588              16.45             7.05
       Second Quarter                  14.10               0.823              17.625           16.45
       Third Quarter                    8.93               3.35                9.64             4.47
       Fourth Quarter                   4.47               2.35                6.35             3.53

                                                Bid                                      Ask
                                     -------------------------           ----------------------------
       Fiscal 2005                      High               Low                High              Low

       First Quarter                    3.75               0.12                4.23             0.2365
       Second Quarter                   2.59               1.53                3.05             1.88
       Third Quarter                    2.30               1.35                3.00             1.75
       Fourth Quarter                   1.96               1.10                2.05             1.60

                                                Bid                                      Ask
                                     -------------------------           ----------------------------
       Fiscal 2006                      High               Low                High              Low

       First Quarter                    2.30               1.30                2.50             1.50
       Second Quarter                   2.50               1.80                2.30             1.30
       Third Quarter                    2.67               1.05                3.00             1.20


The source of these high and low prices was Pink Sheets LLC. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not represent actual transactions. The high and low prices listed have been rounded up to the next highest two decimal places. The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market for the products we distribute, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance. On March 15, 2006, the closing bid price of our common stock as reported by the Pink Sheets LLC was $2.20 per share.

Holders

As of March 15, 2006, there were approximately 200 stockholders of record of our common stock.

                                 DIVIDEND POLICY

Holders of common stock are entitled to receive dividends as may be declared by our board of directors and, in the event of liquidation, to share pro rata in any distribution of assets after payment of liabilities. The board of directors has sole discretion to determine: (i) whether to declare a dividend; (ii) the dividend rate, if any, on the shares of any class of series of our capital stock, and if so, from which date or dates; and (iii) the relative rights of priority of payment of dividends, if any, between the various classes and series of our capital stock. We have not paid any dividends and do not have any current plans to pay any dividends.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

We account for Superior's transfer back to its former owner of Superior as a discontinued operation. Following our original acquisition of Superior, we did not acquire operations other than Superior prior to our assumption of operational control of SYSTEMSgroup in July 2005, the beginning of fiscal 2006. With Superior being a discontinued operation, we did not have operations in fiscal 2005 which we can compare to our fiscal 2006 operations.

In the spring of 2006, we divided our operations into three business units:
Technical systems, Security Personnel and Security Outsourcing Solutions. Of the $5,552,302 revenues for the nine months ended March 31, 2006, the following table sets forth the revenues and percentage of total revenues for the nine month period.

                Technical Systems                $   1,881,896             33.9%
                Security Personnel                     551,130              9.9
                Security Outsourcing Solutions       3,119,279             56.2
                                                   -----------             ----

                    Total:                       $   5,551,302            100.0
The cost of revenues and gross profit margin for each business unit is as follows:

                Technical Systems                $   1,617,045             14.1%
                Security Personnel                     483,808             12.2
                Security Outsourcing Solutions       2,326,450             25.4
                                                   -----------

                    Total:                       $   4,427,303             20.3

We achieved our goal during the nine month period of an overall gross margin of at least 20%, largely through the gross margin of our Security Outsourcing Solutions business unit, our largest unit by revenue in the nine month period. Our plan, however, is for the Security Personnel business unit to achieve 18% to 20% gross margins and our Technical Systems business unit to operate at margins consistently in excess of 20%. See "Business - Strategy". The margin in our Security Personnel business unit did not achieve the 18% to 20% gross margin because of transition costs for our Ferguson and Citadel acquisitions although we anticipate our gross margins for this business unit to approach the 18% level for the fiscal year. In our Technical Systems business unit, we opened offices in Houston, Texas, and Atlanta, Georgia, which resulted in expenses prior to development of revenues that diminished our gross profits for that business unit. These margins were also pressured by the business unit's low revenues generally in the first nine months, particularly because we employ technical personnel that were not fully utilized but were part of our costs of sales. The margins for the Technical Systems business unit were further exacerbated by cost overruns. While the performance of the Technical Systems business unit, a unit we believe is central to our growth and vitality, were disappointing for the nine month period ending March 31, 2006, we believe that for the 2006 fiscal year, the gross margins will exceed our goal of 20%, and, consequently, our corporate wide goal of having gross margins in excess of 20% for the fiscal 2006 year will be achieved.

For the nine month period ended March 31, 2006, our Selling, general and administrative costs were $3,662,033. Of the $440,000 of depreciation and amortization, a non-cash charge, $581,461 was amortization of contracts acquired in connection with our SYSTEMSgroup and Citadel acquisitions. In addition, $101,824 of Employee stock option expense, $165,000 of common stock issued for services and $319,445 of warrants issued for services were charged to Selling, general and administrative costs, also non-cash charges. For the year earlier nine month period our Selling, general and administrative costs were $932,811 although $823,000 of that constituted a non-cash charge for warrants issued for services.

Our net loss for the nine month period was $7,625,248 and was particularly affected by the $3,212,000 of derivate loss. To this loss, we accrued $1,063,800 attributable to discontinued operations, largely charge offs of our investment in Superior, as well as $233,126 related to Preferred Stock Dividends, beneficial conversion and warrant issuance. In the earlier period, in addition to the $932,111 Selling, general and administrative expense referred to above, we incurred a $3,192,182 loss from discontinued operations and $8,627,159 related to Preferred Stock Dividends, beneficial conversion and warrant issuance.

While our losses in both the 2005 and 2006 periods were substantial we expect those non-cash losses related to the issuance of securities to remain but at substantially lower levels than those incurred in the 2005 fiscal year. That period saw the issuance of a large number of securities related to our commencement of operations and many of these securities had features that required accruals. We expect for those charges to continue in the future, but at a significantly lower level.

Plan of operation

The demands on our liquidity were substantially reduced after we no longer owned Superior. That business was a low margin business that had substantial short term requirements to a bank and the Internal Revenue Service. Without the need to service those obligations, we have begun to focus on the development and strengthening of our three business units.

Each of our business units has a different cash cycle, that is, the time when cash must be expended to provide services or materials and the time when we receive cash for those services or materials. The Security Personnel business units and Security Outsourcing Solutions business units, essentially personnel costs that must be met on a regular, predetermined basis with payments received for those services by us at a later date. Our Outsourcing Solutions business unit is structured so that we do not experience a delay of more than 15 to 30 days between rendering services and being paid for those services. The Security Personnel business unit, however, often has delays between rendering the service and payment from 30 to 60 days. Accordingly, we must have the cash resources to fund that delay.

Technical Systems, however, frequently requires substantial cash outlays at the inception of a project, both for personnel services, including technical people involved in planning, as well as for purchasing technical equipment that will be supplied for a project. Further, Technical Systems revenues possess greater volatility than either of the other two business units. Consequently, our Security Personnel business unit and the Outsourcing Solutions business units are planned to provide a foundation of recurring base revenue with the Technical Systems revenues providing larger gross margins but with less certainty about when they will occur and attendant up front cash demands.

For the nine month period ended March 31, 2006, our operations did not provide sufficient operating margins or volumes of revenues for us to achieve operations sufficiently profitable to cover our Selling, general and administrative cash requirements, estimated at about $2,800,000 for the period. Over the next twelve months we anticipate increasing margins and revenues sufficiently to cover those expenses. We anticipate growth from each of our business units with year over year growth coming consistently from the Security Personnel and more episodically, because of the size of the contracts, from our Security Outsourcing Solutions business unit. We anticipate our Technical Systems business unit to continue to grow.

We believe that recent growth in revenues and margins in our Security Personnel business unit and Technical Systems business units have substantially reduced, although not eliminated, the difference between the cash generated by operations and the cash required by the rest of the company. The purpose of this offering is to obtain the final installment of $1,000,000 of our Convertible Notes to which this prospectus relates. We believe that this cash will be sufficient to cover any short fall in our operations necessary to cover non-operational expenses as well as provide the capital during this period for internal growth of our business units. We may seek bridge or short term funding prior to the effective date of this prospectus to provide capital for those purposes, including a six month loan of $250,000 funded n July 2006.

Significant accounting policies

Revenue and Cost Recognition

The Company's revenues are reported by functions, which are described as follows:
     |X| Security Personnel Services - Security guards provided to clients under either short-term or long-term contracts.
     |X| Technical Systems Design and Installation Services - comprehensive planning, engineering and design services customized to meet the requirement of clients for physical site protection.

     |X| Security Outsourcing Services - when large enterprises no longer wish to perform security functions internally, these large enterprises will outsource the security staffing and management by contracting on a long-term basis with the Company.

The security personnel services and security outsourcing services are performed in accordance with the terms of a client's contract, which contract prices are fixed and determinable. These revenues are recognized when services are performed. The Company assesses the client's ability to meet the terms of the contract, including payment terms, before entering into a contract.

Revenues from technical systems design installation contracts are recognized on the percentage-of completion method, measured by the percentage of labor costs incurred to date to the estimated labor construction costs of each contract.

Installation costs include all direct material and labor costs and those indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

Billings in excess of costs and profits earned represent billings presented to customers for which the income has not been earned.

Deferred Debt Discount

The $2,180,555 deferred debt discount has been offset against the related callable secured convertible notes payable at March 31, 2006 and is being amortized using the interest method.

Embedded Derivatives

The conversion feature of the callable secured convertible notes payable were accounted for as an embedded derivative and was valued on the transaction date using the Black-Scholes pricing model. At the end of each quarterly reporting date, the value of the derivative is evaluated and adjusted to current fair value. As of March 31, 2006, the Company has recognized a $3,212,000 derivative liability and corresponding expense.

Stock Based Compensation

The Company accounts for stock-based compensation to employees using the intrinsic value method prescribed in APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Compensation cost, if any, is measured as the excess of the fair value of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Statement of Financial Accounting Standards ("SFAS") 123, Accounting for Stock-Based Compensation, amended by SFAS 148, Accounting for Stock-Based Compensation - Transition and Disclosure, established accounting and disclosure requirements using a fair value based method of accounting for stock-based employee compensation; however, it allows an entity to continue to measure compensation for those plans using the intrinsic value method of accounting prescribed by APB Opinion No. 25. The Company has elected to continue to measure compensation under the APB Opinion No. 25, and has adopted the disclosure requirements of SFAS No. 123 and SFAS No. 148.

Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (`FASB") issued SFAS No. 154 "Accounting Changes and Error Corrections: ("SFAS No. 154"), which replaces APB Opinion No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements", requires that a voluntary change in accounting principle be applied retrospectively to all prior period financial statements presented, unless it is impracticable to do so. SFAS No. 154 also provides that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate effected by a change in accounting principle, and also provides that correction of errors in previously issued financial statements should be termed a "restatement". SFAS No. 154 is effective for fiscal years beginning after December 15, 2005. We do not believe the adoption of SFAS No. 154 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment" ("SFAS No. 123R"). SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options and purchases under employee stock purchase plans, to be recognized as an operating expense in the income statement. The cost is recognized over the requisite service period based on fair valued measured on grant dates, and the new standard may be adopted using either the modified prospective transition method of the modified retrospective transition method. In April 2005, the SEC approved a change in the effective date of SFAS No. 123R for public companies to be effective in the annual, rather than interim, periods beginning after June 14, 2005. SFAS No. 123R is effective for the Company beginning July 1, 2005. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 ("SAB No. 107") "Share-Based Payment", which expressed views of the SEC regarding the interaction between SFAS No. 123R and certain SEC rules and regulations. SAB No. 107 also provides the SEC's views regarding the valuation of share-based payment arrangements for public companies. We have evaluated the requirements of SAB No. 107 in connection with our adoption of SFAS No. 123R and expect that these new pronouncements will have a material impact on our results of operations for future employee stock options granted. The adoption of SFAS No. 123R effective July 1, 2005 will cause the Company to recognize $486,159 and $134,380 in compensation expense for fiscal year ending June 30, 2006 and 2007, respectively for options which were issued in fiscal year ended June 30, 2005.

                                    BUSINESS

General

We were incorporated under the laws of the State of Louisiana on November 25, 1983, under the name of Diversified Funds, Inc. We did not engage in an active trade or business until July 1997 when we began to seek to acquire or merge with an operating entity. In April 1999, we acquired all of the stock of Food Safety Systems, Inc. and voluntarily became a company reporting under Section 12 of the Securities Exchange Act, as amended (the "Exchange Act").

This venture and others we subsequently pursued did not meet our expectations and were abandoned, including acquisitions of Masterslink.com and IQUE Intellectual Properties, Inc., acquisitions that occurred in January 2002 and January 2003, respectively. Prior to attempting another acquisition, we would usually rescind stock previously issued or effect a reverse stock split or both. One of the reorganizations involved us becoming domiciled in Nevada, an event which occurred in October 2001. In November 2003, with fewer than three hundred shareholders of record and less than $10,000,000 in assets, we voluntarily terminated our registration under the Exchange Act. At that time, we were traded on the Pink Sheets, our name was IQUE Intellectual Properties, Inc., and we had 6,611,882 shares of Common Stock issued and outstanding.

In November 2003, we issued an additional 2,141,429 shares and in December 2003 effected a ten for one forward split resulting in 89,533,110 shares issued and outstanding.

In the Fall of 2004, we entered into an agreement to acquire all of the issued and outstanding equity interests of Superior Protection, Inc., a Houston, Texas based provider of contract security staffing services ("Superior"). In connection with that agreement, principals of IQUE Intellectual Properties, Inc. agreed to effect a one for 23.5 reverse stock split and to cancel almost all of the stock issued to the principals of the company, approximately 65,000,000 shares. Following these transactions, we had 945,157 shares issued and outstanding.

We acquired all of the issued and outstanding equity of Superior for 6,570,843 shares of Common Stock. Subsequently, the number of shares was reduced to 5,447,118. Pegasus Funds Preferred Partners also committed to investing up $4,000,000, in cash or services, for which it or its designees would receive 400,000 shares of Preferred Stock and warrants to purchase 3,500,000 shares of common stock. As of June 30, 2006, Pegasus Funds Preferred Partners and designees had invested approximately $2,650,000 cash plus acquired approximately $270,000 of indebtedness of the company and exchanged it for preferred stock. In the fourth quarter of fiscal 2006, Pegasus purchased 287,500 shares of Common Stock through the exercise of warrant for $115,000.

In July 2005, we agreed to purchase and assumed operations control of SYSTEMSgroup, Inc., a provider of security planning, engineering, design, and systems integration services, contract security staffing services, and security officer training based in Dallas, Texas ("SYSTEMSgroup"). We assumed control of SYSTEMSgroup in July 2005, and in connection with that acquisition, we issued 1,100,000 shares of Common Stock, $500,000 cash, and a Note for $500,000 which mature two years from the date of acquisition. In addition, the largest stockholder received a warrant to purchase up to 1,000,000 shares of common with the number of shares being determined by the aggregate revenues of SYSTEMSgroup in calendar year 2006. See "Management - Contract Summary Table."

In September 2005, we entered into an agreement with an institutional investor whereby they agreed to invest, through their various funds, an aggregate of $3,500,000 in the form of convertible redeemable secured notes with $1,500,000 being invested at closing, $1,000,000 upon the initial filing of this registration statement and $1,000,000 upon this registration statement being declared effective by the Securities and Exchange Commission. In connection with that agreement, we also issued warrants to purchase 950,000 shares of our Common Stock. The convertible redeemable secured notes are convertible at various rates depending on the price of our stock at the time of conversion or exercise. The warrants have an exercise price of $3.00 and expire September 30, 2010.

In November 2005 and February 2006 we purchased Ferguson International, Inc., which was formed in May 2002, for 250,000 shares of our common stock, $50,000 cash and a warrant to acquire up to 125,000 shares of our common stock for $2.00 per share. The number of shares that can be purchased is based upon the revenues

Ferguson generates in calendar year 2006. In February 2006 we purchased several contracts relating to contract security staffing services from Citadel Security, L.P, contracts that are performed in Texas and Arkansas.

Organization

On June 7, 2006, we executed a Settlement Agreement with the former principal owner of Superior whereby we transferred 100% of our interest in Superior back to him in exchange for his return of 3,300,000 of the 5,447,118 shares of our common stock initially issued to acquire Safeguard. We did not receive back any amount we had invested in Superior, an amount equal to approximately $3,270,000; but in relinquishing our interest in Superior, we reduced our liabilities to the Internal Revenue Service, a commercial bank and other entities by approximately $8,800,000.

In the spring of 2006, we organized our operations into three business units, Technical Systems, Security Personnel and Security Outsourcing Solutions. Technical Systems, offered through SYSTEMSgroup, provides consulting, planning, engineering and design services for physical site protection; Security Personnel, organized within a subsidiary, SGI Protective Services, is responsible for contract security staffing services (security guards); and Security Outsourcing Solutions, provided through Silver Star Protective Services, manages our outsourcing services, that is, contract security staffing services and their management which are dedicated to large enterprises that no longer wish to perform the security function internally.

Security Systems Integration

Security systems integration is provided through SYSTEMSgroup's comprehensive systems integration and contract security staffing services which are customized to meet the requirements of clients for physical site protection. SYSTEMSgroup offers a wide range of physical and electronic security services, including, security systems planning and design, architectural security consulting, systems specification and installation, project management, post-installation systems management and maintenance as well as security personnel services. SYSTEMSgroup's activities are principally those of an integrator. It does not conduct research and development.

In the future we anticipate further integration of the contract security staffing services with our security planning, engineering and design services in the belief that, by integrating systems with the personnel, trained on those systems, we can provide a more effective level of security with little or no increase in overall cost to the customer.

SYSTEMSgroup was formed in 2002. Its initial emphasis was on security planning, engineering and design services, particularly information technologies and digital video networks as they pertain to security systems integration. With our acquisition of security consulting services, we are able to reach clients that are initially planning their security needs, and we are able to offer increased support and consulting at that time and offer the complete solutions to any security requirement.

Contract Security Staffing Services

As a licensed watch officer and patrol agency, we provide contract security staffing services to protect people and property and to prevent incursion and the theft or vandalism of property. We provide officers and other personnel who, depending on particular requirements of the customer, are uniformed or plain clothed, armed or unarmed, and who patrol on foot, in marked automobiles or stand on duty on the premises at stationary posts such as reception areas or video monitors. In addition to more traditional tasks associated with access control and theft prevention, officers respond to emergency situations and report to appropriate authorities for fire, natural disasters, work accidents and medical crisis. We are responsible for security, screening, hiring, training, scheduling and supervision of security officers.

We believe that hiring and training quality personnel are the central components of our contract security staffing service business. All of our applicants provide a detailed application and undergo a thorough background investigation. We have begun a program to require each of its officers and managers to be certified by the certification process instituted by the International Foundation for Protection Officers ("IFPO"). For security officers, there are three certifications: the Entry Level Protection Officer, the Basic Level Protection Officer and the Certified Protection Officer. For supervisors, there are two certifications: the Security Supervision and Management Program and the

Certified in Security Supervision and Management Program. When fully implemented, all new hires will be required to complete the three security officer certifications within one year of employment, and our clients will be able to ascertain online the level of certifications attained by those assigned to its facilities as well as training records.

In addition, we utilize Silver Star Protective Services, a division of SYSTEMSgroup, to provide training to security officers that are required by Federal and state clients. Such training includes firearm training, crowd control, and subduing individuals in a hostile environment. Our training will be mandatory, and we will not provide security personnel who have not completing IFPO's certification.

In providing contract security staffing services to our clients, we develop a manual of procedures that are used throughout the company. When a client contracts with us, we develop specific guides that must be addressed which are unique to the client or facility. These procedures result in developing check lists, procedures and reports which provide a continuing level of quality of service crafted to meet the individual requirements of the client. In implementing these processes, we emphasize observation and reporting with a sense of urgency.

The contracts we acquired from Citadel and Ferguson International, Inc. are the core of our contract security staffing services. Currently Ferguson is the largest security patrol service in the state of Oklahoma and provides state of the art patrol service with all patrol cars equipped with lap top computers, radios and all other equipment needed to provide a variety of patrol services. Currently it services more than 60 clients ranging from large corporations to small companies and city government. The contracts acquired from Citadel relate to contract security staffing services provided to industry in Arkansas and Texas.

We now emphasize exclusively development of commercial clients. Services to governmental entities tend to compete solely on cost. While cost is an important factor, we believe that providing higher quality personnel who are thoroughly and consistently trained will provide greater margins when contracted with private enterprises, particularly if we are providing those services with sophisticated security technology.

We operate our contract security staffing services in a subsidiary, SGI Protective Services, Inc.

Outsourcing of Security Staffing Services

Our outsourcing unit operates the complete security function of an enterprise which considers the security function as a non-core business. The acquisition of such business might include supervisory and management personnel as well as the acquisition from the client's of security systems. Each outsourcing contract will be managed distinctly and operate on a semiautonomous basis although we anticipate a high degree of coordination between the personnel contract security staffing services unit and the security systems integration unit. Payroll, accounting, finance and human resource, services will are handled at the holding company level and provided to each of the three business units. We believe that we will be able to reduce a client's overall cost of security while actually improving the security infrastructure.

In 2004, TXU, Inc., a regulated utility with operations predominantly in Texas, awarded SYSTEMSgroup a contract to outsource TXU's entire in-house security apparatus. Effective January 1, 2005, SYSTEMSgroup hired TXU's existing security officers and assumed the role of providing contract security staffing services to TXU. This contract runs through 2007 with TXU having three one year renewal options.

Our outsourcings division is Silver Star Protective Services. In addition to its contract security staffing services, Silver Star Protective Services provides training for our outsourcing business unit and our smaller contract security staffing services business unit, including our IFPO certification program. With security systems becoming increasingly sophisticated, involving digital networks, SYSTEMSgroup believes that a more technologically competent staff will be required to provide contract security staffing services. Firms that design and install these types of security systems without providing for the trained personnel familiar with the systems, run the risk of providing expensive systems that would be marginally or ineptly operated. Firms that provide contract security staffing services without providing related security systems, utilize personnel inefficiently and without adequate, thorough security coverage.

Competition

We believe the security industry is highly fragmented with many government and private enterprises discharging their own security requirements internally. In addition, our management believes that there are more than 12,000 firms provide contract security staffing services. These small firms must have adequate capital to be able to pay personnel prior to the firm being paid. With firms having those financial resources, competition, in management's opinion, is often based upon price, and a firm with smaller overhead is able to supplant an existing firm, often hiring at the same wage level the existing people servicing the client.

There are several larger firms, all having financial and other resources substantially greater than ours, providing a variety of security services to larger enterprises. Securitas Group, based in Stockholm, Sweden, entered the United States market in 1999 with the acquisition of Pickerton's, Inc. and through 2001 had acquired several other United States based contract security staffing companies including Burns International. Securicor PLC, a UK company, is similar to Securitas having acquired Wackenhut. Brands such as Burns, Wackenhut, Pinkerton, among others such as Allied/Barton and Guardsmark, are all well known for providing contract security staffing services. They also provide a variety of systems and technologies for the security industry and bring financial and human resources to clients that we cannot match.

Other firms larger than us emphasize systems and the technological aspects of security. ADT, which is owned by Tyco International, provides security services to residences, a market segment we do not presently plan to enter, also has substantially larger financial resources than those possessed by us and competes with us in providing integrated technology and security services to a variety of enterprises. Others, such as Kroll, Inc., which was acquired by Marsh & McClellan Companies, Inc., in 2004, also emphasize technology in its security operations. All of these enterprises bring substantially greater financial resources to their business than we possess. First Service, Corp., a Canadian based entity with substantial operations in the United States, also emphasizes the integration of security systems and contract security staffing services.

Our management believes the security industry is being consolidated. The acquisitions of Burns, Pinkerton, Wackenhut, and Kroll exemplify this consolidation. Further, large enterprises such as General Electric and Tyco are investing substantial sums and making acquisitions in security related products and services. Such investment and activity could add substantial financial, technical and personnel resources that would increase the rigor of competition in an already competitive industry.

The contract security staffing services and related technology industries are intensely competitive. We directly compete with companies that are national and international in scope and have significantly greater personnel, financial, technical and marketing resources than we do, generate greater revenues than we do and have greater name recognition than we do. We believe, however, that our strategy of integrating technical systems with security personnel services is a key differentiator and makes us a more formidable competitor to even larger companies able to offer customers only one service.

Strategy

Since our first acquisition, our core strategy has been to continue seeking ways to improve margins. As a result, we have focused on the corporate and industrial sector, emphasizing negotiated customer relationships requiring a higher degree of customization, often involving more than one security component. . Since September 11, 2001, there has been an increased emphasis on security in the United States and this is occurring in a rapidly evolving environment involving sophisticated digital and networking technologies. This requires, in our management's judgment, a higher level of security officer training both in traditional services provided by security officers as well as sophisticated digital systems. These systems also require additional personnel such as software, video and network engineers. With increased training of personnel, capable of effectively utilizing these systems, we believe we can offer a more intelligent security solution than those companies focusing, almost exclusively, on one solution or the other. We believe that our approach will result in more stable revenues through staffing the security function while also permitting the continuing review, updating, and contract maintenance of equipment and software as client's needs evolve and technology becomes more effective and cost efficient. We try to maintain an overall blended gross margin of 20% company wide, and the discontinuance of Superior will immediately move our gross margins above the 20% target.

Our management believes that typically, no more than ten percent of a company's security budget is dedicated to security systems with on the balance spent on security guards. We believe that a more effective solution is to increase the technology component to between 20% and 30% with the cost of staff comprising the balance. With this strategy, we believe that the overall cost to the customer can be held at current levels or reduced while improving the quality of personnel and actual security coverage. By providing a comprehensive, customized solution, the service becomes less of a commodity, and we are distinguished in the market by the quality and breadth of service provided.

Contract security staffing services often compete solely on cost, and a security staffing firm that has a lower cost of overhead is frequently able to supplant the incumbent provider, by hiring the existing security staff and providing the service at a lower overall cost. Our integrated service approach distinguishes us from a simple contract security staffing service.

We view both the staffing and technical systems as core competencies.

Contracts and Significant Customers

A common theme and focus by SYSTEMSgroup and our security staffing services is recurring contractual revenue. As of June 15, 2006, our outsourcing business unit had one agreement for contract security staffing services which was with TXU, our largest customer. With the settlement relating to Superior, we diminished the amount of work done for the Federal government, which for our fiscal year ended June 30, 2005, amounted to approximately 86% of our revenues on a pro forma basis.

The TXU security outsourcing contract, executed in November 2004, was for a term of three years plus three one-year renewable options. SYSTEMSgroup began providing services under the contract in January 2005. Services provided consist of a converged suite of security solutions involving systems technology and personnel, enabling the client to reduce and simplify security expenditures by bundling all services under a single source provider. Bundled services include threat analysis, staffing analysis, systems procurement, technology management, investigation services, command center operations and full security operations management.

Employees

Providing contract security staffing services is labor intensive and is affected by the availability of qualified personnel and the cost of labor.

At June 30, 2006, our Techinical Systems business unit employed 24 full and part-time employees of which 15 were technical/operations personnel and 9 were administrative, sales and consulting personnel. In addition to its full time staff, Techicical Systems contracts with and retains the services of a third party professional engineering firm specializing in the electronic security field and frequently utilizes certified contractors to support installation projects.

At June 30, 2006, our Security Outsourcing Solutions business unit employed 57 full and part-time employees, 52 of which were security personnel providing physical security services and the remaining 5 were corporate office personnel.

At June 30, 2006, our Security Personnel Services business unit employed 147 full and part-time employees, 145 of which were security personnel providing physical security services and the remaining two were sales and operations personnel. We have not experienced any material difficulties in employing sufficient numbers of suitable security personnel.

The relationship between our senior management team and technical staff is strong and we have not experienced any difficulty in attracting technical personnel. Relations with our employees have been generally satisfactory.

We believe that the quality of our guards is essential to our ability to offer effective and reliable service, and we believe diligence in their selection and training produces the level of performance required to maintain customer satisfaction and internal growth. Our policy requires that all selected applicants for a guard position with us undergo a detailed pre-employment interview and a background investigation covering such areas as employment, education, military service, medical history and, subject to applicable state laws, a criminal record check. Personnel are selected based upon physical fitness, maturity, experience, personality, stability and reliability. We treat all employees and applicants for employment without unlawful discrimination as to race, creed, color, national origin, sex, age, disability, marital status or sexual orientation in all employment-related decisions.

Our comprehensive training programs for our guards include pre-assignment training, on-the-job assignment training and refresher training. Pre-assignment training explains the duties and powers of a guard, report preparation, emergency procedures, ethics and professionalism, grounds for discharge, general orders, uniforms and personal appearance, and basic post responsibilities. It also includes jurisdiction and legal responsibilities, use of force, arrest authority and procedures, search and seizure procedures, crime scene protection, rules of evidence, hostage situations, bomb threats and incidents, workplace violence, sabotage and espionage, terrorism/anti-terrorism, and weapons of mass destruction. We maintain a full service training academy and have licensed training instructors on staff. On-the-job assignment training covers specific duties as required by the post and job orders. Ongoing refresher training is given on an annual basis as the need arises as determined by the local area supervisor and manager, or quality control personnel.

All collective bargaining agreements we had were with Superior and, accordingly, we no longer are a party to any collective bargaining agreements. Our relationships with our employees has generally been satisfactory, and we have not experienced any work stoppage as a result of labor disputes.

On June 30, 2006, we employed four Corporate executive personnel.

Government Regulation

The Company is subject to city, county and state firearm and occupational licensing laws that apply to security guards and private investigators. In addition, many states have laws requiring training and registration of security guards, regulating the use of badges and uniforms, prescribing the use of identification cards or badges, and imposing minimum bond, surety or insurance standards. The Company may be subjected to penalties or fines as the result of licensing irregularities or the misconduct of one of its guards from time to time in the ordinary course of its business. Management believes the Company is in material compliance with all applicable laws and regulations.

Insurance

We maintain all appropriate forms of insurance, including comprehensive general liability, performance and crime bonding, professional liability and automobile coverage. Special coverage is sometimes added in response to unique customer requirements. We also maintain compliance with all state workers' compensation laws. A certificate of insurance, which meets individual contract specifications, is made available to every customer.

Properties

We currently lease five facilities; two in Dallas, Texas; one in Houston, Texas; one in Tulsa Oklahoma; and one in Norcross, Georgia. The following table summarizes the size, term and monthly rent of these facilities

     Location                 Area (Sq Ft)                  Term                  Monthly Rent

Dallas, TX (1)                    8000               Expires 11/30/2013             $6,500
Dallas, TX (2)                    3300                 month to month                4,325
Norcross, GA                      3500                 Expires 6-30-07               3,500
Houston, TX (1)                    300                 month to month                1,360
Tulsa, OK.                         700                 month-to-month                  550


(1) Identifies our new corporate office. Rent begins upon occupancy, expected to be before October 31, 2006.

(2)  Expect to vacate this property upon occupancy of new corporate offices.

We are currently looking for an additional office/warehouse facility in Houston, Texas. If business expansion dictates, we believe that additional facilities are available to meet future growth needs on commercially reasonable terms.

Litigation

Based on currently known facts, we believe there are no claims or litigation pending against us the disposition of which would materially affect our financial position or future operating results, although we cannot be certain as to the ultimate outcome of any such claim or litigation. In addition, exposure to litigation is inherent in our ongoing business and may harm our business in the future. Because our business is labor intensive, we become involved in disputes relating to employment issues, and we do not believe that any of these actions will have a material adverse effect on our business.

                                   MANAGEMENT

Executive Officers and Directors

Set forth below is information concerning our executive officers and directors as of March 15, 2006:

Name                    Age       Position

Dennis Orsi             55        Chairman of the Board

W. Brown Glenn, Jr.     52        Director, Chief Executive Officer

R. Michael Lagow        48        Director, President

Joel D. Sipes           69        Director

Victor Perez            53        Director - Audit Committee Chairman

Dan M. Miller           58        Chief Financial Officer and Secretary

Larry J. Ferguson       39        Vice President - SGI Protective Services, Inc.

Gary T. Siegel          59        Chief Administrative Officer

Mr. Dennis R. Orsi, J.D. CPA was named as a director in December 2004 and is currently President of Sunshine Greeting Cards, a greeting card manufacturer controlled by Mr. Orsi and his family and has been either its Chief Operating Officer or President since 1999. Before joining Sunshine, he spent several years as a merger and acquisition finance executive for Pulte Corp., national home builder. He has also served as Senior Vice President and Treasurer of Ensign Bank, a $2 billion New York Savings bank and spent more than ten years in the New York Corporate Finance Departments of Kidder Peabody and Nippon Credit Bank's U.S. Investment and Merchant Banking subsidiary Eastbridge Capital and Asset Management as Senior Vice President and co-head of Corporate Finance. He received his J.D. at St. John's University and his B.S. in Finance at Syracuse University.

W. Brown Glenn, Jr. is Managing Director of Pegasus Funds, LLC, a private equity fund based in Dallas, Texas, which he and others formed in March 2004. In December 2004 and subsequent to the merger of Superior Protection Inc. and Safeguard, Mr. Glenn became a Director and Chief Executive Officer of Safeguard. From August 2002 through March 2004, Mr. Glenn served on the Board of Directors of Diversified Corporate Resources, Inc., a nationwide human resources and employment services company, becoming its President in March 2004. He also served as Chairman of the Audit Committee while he was a director, prior to becoming that company's President. From October 2000 through August 2002, Mr. Glenn was Senior Vice President of Allegiance Capital Partners, a regional Investment Banking firm.

R. Michael Lagow joined us in July 2005 when we acquired his company SYSTEMSgroup, Inc., an entity which he formed in August 2002 and was its founder and majority owner. Prior to forming SYSTEMSgroup, Mr. Lagow was Executive Vice President of Stratesec, Inc., a provider of comprehensive technology based security solutions to large and medium sized commercial and government facilities. Mr. Lagow joined Stratesec in August 1993. He has over thirty years of experience in the security controls industry with primary experience in large scale integrated security solutions. During his term, some of Stratesec's most significant systems included New York City's World Trade Center, TVA Nuclear Power Facilities (Watts Bar, Sequoyah, and Browns Ferry), Nokia and Amtrak. Mr. Lagow founded Stratesec's Dallas, Texas Headquarters and built one of the largest divisions in the company's history employing some of the security industry's most prominent talent.

Admiral Joel D. Sipes retired from the United States Coast Guard in 1993 and was named as a director in December 2004. While serving in the United States Coast Guard, Admiral Sipes was director of the Coast Guard's Marine Safety, Security and Environmental Protection Program and served as commander of the First Coast Guard District, Boston, where he managed all Coast Guard activities in the Northeast United States. Since his retirement, Admiral Sipes has consulted on maritime safety and port security operations both nationally and internationally.

Victor M. Perez is Chief Financial Officer of Allis Chalmers Energy, Inc. a position he began in August 2004. Mr. Perez was named a director in February 2004. From July 2003 through July 2004, Mr. Perez was a private consultant with respect to corporate and international finance. From February 1995 to June 2003, Mr. Perez was Vice President and Chief Financial Officer of Trico Marine Services, Inc., a marine transportation company serving the offshore energy industry. Trico Marine Services, Inc. filed a petition under the Federal bankruptcy laws in December 2004. Mr. Perez was Vice President of Corporate Finance with Offshore Pipelines, Inc., an oilfield marine construction company, from October 1990 to January 1995 when that company merged with a subsidiary of McDermott International. Mr. Perez also has 15 years experience in international energy banking.

Dan M. Miller joined us in March 2006. From September 2002 to December 2005 he was a Partner and Chief Financial Officer in Quarterstone, LLC, a firm engaged in Real Estate construction and development. From May 2002 to May 2003 he was Vice President and General Manager of Williams Communications Company, a telecommunications supplier; from April 1999 until April 2002 he was Chief Financial Officer and subsequently Chief Operating Officer of Williams Communications Solutions, LLC, a subsidiary of Williams Communications Company.

Larry J. Ferguson joined us upon our acquisition of Ferguson International, Inc. in November 2005. Mr. Ferguson became President and Chief Executive Officer of Ferguson International, Inc. when it was formed in May 2002. From March 2001 until May 2002 when he formed Ferguson International, Inc. Mr. Ferguson was not engaged in any business venture. In January 1987 Mr. Ferguson formed SDI Security Inc. of which he was President and Chief Executive Officer. SDI Security Inc. provided private patrol services principally in the Tulsa, Oklahoma area. In March 2001 SDI Security filed for protection under the United States Bankruptcy Act and Mr. Ferguson personally filed for protection under the same act in June 2002.

Gary T. Siegel was named our Chief Administration Officer in November 2005. From 2000 until January 2004, Mr. Siegel was Senior Vice President of Human Resources and Administration for Pegasus Solutions, Inc., a large provider of transaction and electronic commerce solutions to the hospitality industry. From January 2004 until he joined us in November 2005, Mr. Siegel was a consultant on human resource issues. He has more than 25 years of human resource and management experience in consumer products and technology companies. Previous employers include Hewlett Packard, Quaker State Corporation, Hogan Systems, Sandoz, Ltd, Hitachi Semiconductor of America, and Harris Corporation.

Other significant employees

Anne C. Dessureau, 45, joined SYSTEMSgroup in September 2005 as Manager of Operations. From October 2004 until September 2005 when she joined us, Ms. Dessureau was not engaged in any business venture. In October 1995 she formed and was the owner and President of Integrated Access Systems, LLC, an enterprise engaged in the design, engineering and installation of security systems. Integrated Access Systems, LLC was bought in July 2001 by WMA, Inc. where Ms. Dessureau served as Vice President of Operations until October 2004.

Michael A. Webster, age 50, joined the Company in June 2006 upon our acquisition of Secure Solutions, Inc., the successor to Secure Concepts, Inc., a security consulting and engineering company providing security management and security system design services. Mr. Webster formed Secure Concepts, Inc. in 1997 and was its president and Chief Executive Officer.

Jack W. Sigler, age 50, joined the Company in June 2006 upon our acquisition of Secure Concepts International, Ltd., the successor to Security Access Design Group LLC which specialized in security risk assessment and large integrated systems design. Mr. Sigler formed Security Access Design Group LLC in 1998. Mr. Sigler served as its Chief Executive Officer until our acquisition of its successor. Mr. Sigler also serves as Chairman of the AG-01 Architectural Symbols Standards for the Security Industry Association and is a voting Member on the Security Industry Standards Council.

Jerry L. McGlasson, 64, is Senior Manager of Silver Star Protective Services, where he is responsible for the overall management of our contract with TXU, a duty he assumed in January 2005 when he joined the Company. From February 2002 until January 2005 he was manager of protective services for TXU Corp, and from May 2000 through January 2002 he was Director of the Texas Commission on Private Security, the Texas agency responsible for regulating private security.

Lee Pitts, 52, was named a supervisor of Silver Star Protective Services, a division of SYSTEMSgroup, in January 2005. From March 2002 until he joined us, he was a supervisor at TXU Protective Services, the internal security service of TXU, Inc. Mr. Pitts retired from the North Richland Hills, Texas police department in 2000 and from the date of his retirement until he joined TXU Protective Services in March 2002, Mr. Pitts was not actively engaged in any business venture.

David P. Suttles, 49, joined the Company in February 2006. From April 2004 until he joined the Company, he was Regional Vice President, Houston Office of Security Services & Technologies and from July 2000 to April he was employed with Innovative Security Solutions. Security Services & Technologies provides electronic security services to companies throughout North America. Innovative Security Solutions manufactures burglary and fire resistant safes, vaults, cabinets and other associated physical security products.

Board of Directors

Each of our directors is elected annually. Our next scheduled annual meeting of stockholders is anticipated for the fourth quarter of calendar 2006. All directors are elected by the holders of our common stock as provided in provisions of our certificate of incorporation and our bylaws. Each of the individuals will remain as a director until resignation or until the stockholders elect each's replacement as provided in our certificate of incorporation and our bylaws. Our executive officers are appointed by the Board of Directors and serve until each's successor has been duly elected and qualified. There are no family relationships among any of our executive officers and directors.

Committees of Directors

Various securities regulations and the listing requirements of stock exchanges and Nasdaq require us to form an Audit Committee consisting of at least three independent directors, all of whom are financially literate and one of whom has accounting or related financial management expertise.

Our Audit Committee consists of Mr. Perez, Mr. Orsi and Mr. Sipes, each an independent director within the meaning of the Nasdaq National Market listing rules. Mr. Perez is Chairman of the Audit Committee. Messrs. Perez and Orsi qualify as audit committee financial experts. The primary responsibilities of the Audit Committee are to:

         o recommend annually the independent public accountants for appointment by the board as auditors for us and our subsidiaries;

         o  review the scope of the audit to be made by the accountants;

         o  review the audit reports submitted by the accountants;

         o review the annual program for the internal audit of records and procedures;

         o review with management our financial controls and accounting and reporting policies;

         o  review audit reports submitted by the internal auditing staff; and

         o conduct such other reviews as the Audit Committee deems appropriate and make reports and recommendations to the board within the scope of its functions.

In addition, we adopted an Audit Committee charter that complies with the Nasdaq National Market listing requirements.

We also have a Compensation Committee, comprised of the same individuals, each independent or outside directors under the rules of the Nasdaq National Market listing requirements and the Internal Revenue Code. The Compensation Committee will have the authority to approve salaries and bonuses and other compensation matters for our executive officers, to approve employee health and benefit plans and to administer our 2004 Amended and Restated Non-Qualified Employee Stock Option Plan. Pursuant to our bylaws, our Board of Directors may from time to time establish other committees to facilitate the management of our business and operations.

Director Compensation

Members of our Board of Directors who are our employees or employees of any of our subsidiaries do not receive cash compensation for service on the Board of Directors or any of its committees. All other directors will receive a retainer of $ 20,000 per year plus an annual bonus of $ 5,000 for the Board Chairman and Audit Committee Chairman to compensate them for the additional duties and responsibilities associated with those activities. Each independent Director is compensated for reasonable out-of-pocket expenses associated with board meetings. In addition, at the time of this offering, each director who is not one of our employees or an employee of one our subsidiaries has received options to purchase 25,000 shares of our common stock at an exercise price equal to our initial public offering price and thereafter, an annual grant of options to purchase 25,000 shares of our common stock at an exercise price equal to the market value of our common stock at the time of grant.

Compensation Committee and Compensation Committee Interlocks and Insider Participation

We are not aware of any interlocking relationship existing between our Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor are we aware of any such interlocking relationship existing in the past. None of the Compensation Committee members has served as an officer or employee of us or any of our subsidiaries. None of the current directors who will be members of our Compensation Committee or their respective affiliates has made any recent purchases of our capital stock.

                             EXECUTIVE COMPENSATION

The following table contains the compensation awarded or paid or earned or accrued for services rendered to us, in all capacities during the fiscal year ended June 30, 2005, by our Chief Executive Officer and the five most highly compensated executive officers whose total salary and bonus exceeded $100,000 in fiscal 2005. As provided in the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all our salaried employees and perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10% of the officers' total salary and bonus disclosed in this table. We refer to these officers as our named executive officers in other parts of this prospectus.

                           SUMMARY COMPENSATION TABLE

      Name and                                     Annual Compensation                  Securities
Principal Position               Fiscal Year           Salary          Bonus          Underlying Options

Sammy Fleschler                     2005           $    25,000(1)          -                     -
Interim Chief Executive Officer     2004                     -             -                     -

W. Brown Glenn, Jr.                 2005                     -             -                     -


(1) Reflects 2,500 shares of Preferred Stock issued to Mr. Fleschler.

In December 2004, Mr. Glenn was named our Chief Executive Officer and Mr. Heard became a consultant to the Company. Mr. Glenn, Managing Director of Pegasus Funds, LLC, serves without compensation paid by the Company or by Pegasus Funds, LLC. See "Certain Relationships and Related Transactions.".

Each of our other named executive officers, Messrs. Lagow, Miller, Ferguson and Siegel, have each executed an employment contract with us. Each employment contract provides that the employee may terminate the agreement with 90 days written notice, and we may terminate the agreement if we determine that the termination is in the best interest of the Company. However, generally, unless the termination is for cause, as defined, we are obligated to pay the executive twelve months of the executive's base salary plus a pro rata portion of any bonus to which the executive would be entitled. In the event of a change in control, as defined, and the executive is terminated without cause, as defined, we are obligated to pay 18 months base salary with such payment due upon termination with all unvested stock options become vested immediately. Any termination without cause, as defined, permits the executive to exercise any stock option within twelve months of the termination. Each executive has also agreed not to compete with us within a radius of 60 miles of the executive's present office for a period of one year following termination of the agreement, provided, however, we must be current in our termination payments if contractually obligated to do so.

Each contract permits the executive to participate in our standard employee benefits. Each executive has also been granted stock options pursuant to our 2004 Nonqualified Stock Option Plan. See "Stock Option Plan". The following table sets forth each executive's base annual salary, the beginning and ending month of the term of each's contract, and the number of shares granted to the named executive pursuant to our 2004 Nonqualified Stock Option Plan.

                             CONTRACT SUMMARY TABLE

                                                                                              Securities
      Name and                                 Beginning Month       Ending Month             Underlying
Principal Position               Base Salary         of Contract        of Contract           Options(#)
----------------------------------------------------------------------------------------------------------

R. Michael Lagow - President,     $150,000          July 2005           July 2008-(1)

Dan M. Miller - Chief Financial
   Officer                        $125,000          March 2006          March 2009               250,000

Larry Ferguson
   Vice President - SGI           $105,000          November 2005       November 2008                -(2)
   Protective Services

Gary T. Siegel - Chief
   Administrative Officer         $100,000          November 2005       November 2008            100,000


        (1) Upon the acquisition of SYSTEMSgroup, Mr. Lagow and his wife received 1,001,000 shares of our common stock plus a warrant to purchase up to 1,000,000 shares of stock at an exercise price of $2.00. The number of shares, exercisable under the warrant will be determined by the aggregate amount of revenues from SYSTEMSgroup in calendar year 2006. Mr. Lagow will be entitled to purchase all of the shares set forth in the warrant if SYSTEMSgroup's revenues equal or exceed $16,000,000. To the extent that the revenues for calendar year 2006 are less than $16,000,000, the number of shares that can be purchased will be equal to the percentage of actual revenues and target revenues, $16,000,000, with the percentage multiplied by itself and, in any event, not to exceed 100%. For example, if SYSTEMSgroup's revenues are 90% of $16,000,000 in calendar 2006, or $14,400,000, then the number of number of shares that can be purchased pursuant to the warrant will be equal to 81% of the 1,000,000, or 810,000 shares. If revenues are 80% of $16,000,000 in calendar 2006, or $12,800,000, then the number shares that can be purchased pursuant to the Warrant will be equal to 64% of the 1,000,000, or 640,000 shares of common stock. The warrant expires July 15, 2010. In addition, we executed a note in the amount of $500,000 in connection with the acquisition of SYSTEMSgroup. The principal amount will decrease by twice the percentage revenues of SYSTEMSgroup in calendar year 2006 are less than $8,000,000.

        (2) Upon the acquisition of Ferguson International, Inc., Mr. Ferguson received 250,000 shares of our common stock plus a warrant to purchase up to 125,000 shares of stock at an exercise price of $2.00. The number of shares, exercisable under the warrant will be determined by the aggregate amount of revenues from Ferguson in calendar year 2006. Mr. Ferguson will be entitled to purchase all of the shares set forth in the warrant if Ferguson International's revenues equal or exceed $2,250,000. To the extent that the revenues for calendar year 2006 are less than $2,250,000, the number of warrants exercisable will be equal to the percentage of actual revenues and target revenues, $2,250,000, with the percentage multiplied by itself and, in any event, not to exceed 100%. For example, if Ferguson International's revenues are 90% of $2,250,000 in calendar 2006, or $2,047,500, then the number of number of shares that can be purchased pursuant to the warrant will be equal to 81% of the 125,000, or 101,250 shares. If revenues are 80% of $2,250,000 in calendar 2006, or $1,800,000, then the number shares that can be purchased pursuant to the warrant will be equal to 64% of the 125,000, or 80,000 shares of common stock. The warrant expires November 8, 2010.

Mr. Lagow is entitled to receive a bonus if the "Annual Contribution Margin Percentage" exceeds 15% for the SYSTEMSgroup subsidiary. The amount of the bonus is equal to one-half of said excess. "Annual Contribution Margin" means that with respect to Superior and SYSTEMSgroup, the annual combined gross margin, as determined in the annual audit (the annual combined gross margin meaning revenues less direct sales, general and administrative expense and interest on direct working capital required to finance such entities divided by revenues).

Mr. Ferguson is entitled to receive a bonus if the "Annual Contribution Margin Percentage", as defined above, exceeds 14% for the Ferguson International subsidiary. The amount of the bonus is equal to one-half of said excess.

Mr. Siegel's salary will be adjusted based on revenue growth, whereas for every $25 million increase in annual run-rate revenues (above the baseline when he joined the company), the Executive's annual salary will increase by $20,000, effective as of the first pay period of the quarter immediately following the quarter in which the revenue increase was realized by the Company.

Director Compensation

Each director is reimbursed for his out of pocket expenses incurred in attending meetings of our Board of Directors. Each director has also been granted options to purchase 25,000 shares of our stock pursuant to our 2004 Nonqualified Stock Option Plan. Mr. Perez's option has an exercise price of $2.00 per share and all of his shares may be exercised at any time after February 7, 2006. Mr. Orsi's and Mr. Sipes's options have an exercise price of $1.95 per share and may be exercised at any time after December 31, 2005. All of said options expire December 9, 2011 and have a cashless exercise feature.

Stock Option Plan

In December 2004 we adopted our 2004 Nonqualified Stock Option Plan (the "2004 Plan") which was subsequently amended. The 2004 Plan, as amended, limits the number of shares that may be issued under the 2004 Plan to 1,200,000. There is no limit on the number of options one individual may be granted. The number of shares authorized under the 2004 Plan and options granted thereunder will be adjusted to account for stock splits, stock dividends, recapitalizations and similar events. The 2004 Plan is administered by the Compensation Committee or in lieu thereof by the Board of Directors. The 2004 Plan is designed to enable us to attract, retain and motivate or directors, executives and employees.

Grants of options under the 2004 Plan are limited to key employees of the Company and subsidiaries and directors of the Company. Consultants are not eligible to receive stock option grants under the 2004 Plan. Payment for shares purchased under the 2004 Plan may be in cash or stock of the Company or a combination, thus permitting a "Net Issuance Option." The 2004 Plan does not permit the granting of incentive stock options as defined under Section 422 of the Internal Revenue Code nor does it permit incentive bonuses or incentive stock grants.

Subject to the express provisions of the 2004 Plan, the Compensation Committee, or in lieu thereof, the Board of Directors, has broad authority to administer and interpret the 2004 Plan, including the discretion, in each case not inconsistent with the 2004 Plan, to determine the exercise price and vesting schedule of options, the events causing an option to expire, the number of shares subject to any option and other terms and conditions. The Board of Directors may amend or alter the 2004 Plan except that approval from outside stockholders is required for certain amendments, including amendments that materially increase the number of shares available under the 2004 Plan or alter eligibility requirements.

Option Tables

The following table contains information concerning options granted under the 2004 Plan during the fiscal year ended June 30, 2005:

                                Number of      Percent of Total        Weighted
                               Securities     Options Granted To        Average
                               Underlying        Employees In          Per Share        Expiration
         Name              Options Granted        Fiscal 2005       Exercise Price         Dates
----------------------     ---------------------------------------  --------------    -------------

W. Brown Glenn, Jr.                -                  -                   -           n.a.
R. Michael Lagow                   -                  -                   -           n.a.
Dan M. Miller(1)                   -                  -                   -           n.a.
Larry J. Ferguson                  -                  -                   -           n.a.
Gary T. Siegel(2)                  -                  -                   -           n.a.

         (1) Mr. Mr. Miller; was granted options to acquire 250,000 shares of our Common Stock on March 24, 2005; 50% of the options become vest on March 23, 2007 and 50% of the options best on July 23, 2007. The exercise price is $2.50 per share. The option expires March 23, 2011.

         (2) Mr. Siegel's was granted options to acquire 100,000 shares of our Common Stock on November 7, 2005; 50% of the options vest on November 7, 2006 and 50% vest on November 7, 2007. The exercise price is $2.20 per share. The option expires November 7, 2010.

                            CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership as of June 30, 2006, of the Common stock by (a) each person known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each Director of the Company, (c) each Executive Officer, and (d) Directors and Executive Officers of the Company as a group. Unless otherwise noted, each beneficial owner named below has sole investment and voting power with respect to the Common Stock as beneficially owned by him/her:

Name and Address of Beneficial Owner             Number of Shares Owned(1)                 Percent Owned

Dennis Orsi (2)                                             25,000                            0.21%
605 Isaac Frye Hwy
Wilton, NH 03086

W. Brown Glenn, Jr. (3)                                  5,664,453                           48.24%
5956 Sherry Lane
Suite 1620
Dallas, TX 75225

R. Michael Lagow                                         1,001,000                            8.53%
320 Westway Place
Suite 546
Arlington, TX. 75234

Joel D. Sipes (2)                                           25,000                            0.21%
15011 Penn Hills Lane
Houston, TX 77062

Victor Perez (2)                                            25,000                            0.21%
5075 Westheimer
Suite 890
Houston, TX 77056

Larry J. Ferguson                                          250,000                            2.13%
5045 S. 78th E Ave.
Tulsa, OK 74145

Dan M. Miller (4)                                                -                             -
4801 Spring Valley
Suite 125
Dallas, TX 75224

Gary T. Siegel (4)                                               -                             -
4801 Spring Valley
Suite 125
Dallas, TX 75224

All directors and Executive Officers
   as a group (eight people)                             7,040,453                           59.96%

Pegasus Funds, LLC(3)                                    5,664,453                           48.24%
5956 Sherry Lane
Suite 1620

                                       34


Dallas, TX 75225

Royall & Fleschler (5)                                   1,884,730                           16.05%
1331 Lamar St,
Suite 1375
Houston, TX 77002


(1) Based on an aggregate of 11,741,558 shares. On June 30, 2006, there were 6,638,218 shares of common stock issued and outstanding, including 287,500 shares purchased pursuant to warrant exercises but not physically issued as of that date. To this number are added 125,000 options held by directors and executive officers that as of June 30, 2006 are exercisable or will be exercisable within sixty days of this prospectus becoming effective. Pegasus Funds Preferred Partners, LP, of which Mr. Glenn is a Managing Director of its general partner, owns 240,611 shares of our Preferred Stock which are convertible into 2,406,110 shares of our common stock. In addition, Pegasus Funds Preferred Partners, LP holds warrants granting it the right to acquire 1,987,500 shares of our common stock, all of which are exercisable as of June 30, 2006. Royall & Fleschler, or affiliates thereof, upon information and belief, own 42,730 shares of our Preferred Stock, convertible into 427,230 shares of our Common Stock. Similarly, Royall & Fleschler, or affiliates thereof, upon information and belief, holds warrants granting it the right to acquire 157,500 shares of our Common Stock, all of which are exercisable as of June 30, 2006.

(2) Reflects options to acquire 25,000 shares held by each outside director. Messrs. Orsi, Sipe and Perez have each been granted an option to acquire an additional 25,000 shares, none of which may be exercised within 60 days of the date of this prospectus.

(3) Mr. Glenn is Managing Director of Pegasus Funds, LLC, the general partner of Pegasus Funds Preferred Partners LP. Pegasus Funds Preferred Partners LP owns 1,270,843 shares of our Common Stock directly. It also owns warrants to purchase 2,275,000 shares of our Common Stock, all of which are now immediately exercisable, as well as 240,611 shares of our Preferred Stock which are immediately convertible into 2,406,110 shares of Common Stock. Excluded are additional 74,166 shares of Preferred Stock that Pegasus Funds Preferred Partners LP may acquire but has not, as of June 30, 2006, elected to purchase. See "Certain Relationships and Related Transactions".

(4) Mr. Siegel has an options to acquire 100,000 shares. Mr. Siegel's shares are excluded since none of them may be purchased prior to October 31, 2006. Similarly, options to acquire 250,000 shares by Mr. Miller are excluded because none of them may be exercised within 60 days of the date of this prospectus.

(5) Royall & Fleschler own 50,000 shares of our Common Stock. Two trusts controlled by affiliates of Royall & Fleschler each own 625,000 shares of our Common Stock. In addition, affiliates, upon information and belief, own an aggregate of 42,723 shares of our preferred stock which are convertible into 427,230 shares of common stock. In addition, Royall & Fleschler, or affiliates thereof, upon information and belief, are the holders of warrants to purchase an aggregate of 157,500 shares of our Common Stock, all of which are immediately exercisable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A key provision of the Superior acquisition involved the establishment of the Jack Heard Trust which eventually held 2,000,000 shares of our stock to secure certain indebtedness to a bank, the Internal Revenue Service, and personal indebtedness of Mr. Heard to Superior. With our settlement agreement, the shares constituting the corpus of the trust were cancelled, and the trust is now longer in existence.

Pegasus Funds LLC ("Pegasus") is a Dallas Texas-based private equity firm founded by Robert A. Shuey III and W. Brown Glenn Jr.. Pegasus Funds LLC is the general partner for Pegasus Funds Preferred Partners LP, ("PFPP") the limited partnership that made the original investment in Superior Protection. Inc. ("Superior"). The original agreement with Superior in May 2004, gave PFPP the right to invest up to $4 million in Superior through the purchase of up to 400,000 shares of convertible preferred stock. The agreement also involved the issuance to PFPP of common stock warrants representing 2,275,000 shares of common stock with exercise prices ranging from $0.40 to $3.00 per share of which warrants to purchase 287,500 shares at $0.40 per share were exercised in the fourth quarter of fiscal 2006. The preferred stock converts on a 10 for 1 basis or to a total of 4,000,000 shares of Common Stock. As of June 15, 2006, PFPP had acquired 240,611 shares of preferred stock which can convert to 2,406,110 shares of common stock. Of these 240,611 shares of preferred stock, Pegasus acquired 177,750 for cash at $10.00 per share. It acquired 13,590 shares in exchange for approximately $135,900 of Superior's indebtedness it had acquired. In connection with the transaction, Pegasus assumed legal and consulting fees fees for which it received 27,000 shares of preferred stock and received another 7,271 shares of preferred stock as a due diligence fee.

One of the key provisions of the original agreement required that Superior become publicly traded within a defined period of time. The principals of Pegasus structured a reverse merger in November of 2004, creating Safeguard Security Holdings, Inc., the public company. As part of that merger, PFPP received, in addition to its preferred shares and warrants, an additional 378,843 shares of Safeguard common stock. The partnership has since purchased 200,000 shares of common stock from Mr. Heard, the founder of Superior.

The securities purchase agreement with the four accredited investors on September 30, required that we put in place key man insurance on our Chief Executive Officer, W. Brown Glenn, Jr. which is now in force.

                            SELLING SECURITY HOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock being registered for resale as of June 30, 2006, by each of the holders of callable secured notes and ancillary warrants (assuming each of the holders elects to exercise the warrants to purchase shares of common stock for resale); the number of shares of common stock to be registered and offered by each selling security holder; and the percentage of each selling security holder after the sale of the common stock included in this prospectus.

                      TABLE OF BENEFICIALLY OFFERED SHARES

       Shares Beneficially                   Shares Being               Shares Beneficially Owned
  Owned Prior To Offering(1)(2)        Registered And Offered(3)           After Offering (4)
          Shareholders               Number Offered      Percent             Number           Percent

AJW Offshore Ltd.                         1,807,800      4.99%                   0              *

AJW Qualified Partners                    1,173,000      4.99%                   0              *

AJW Partners, LLC                           420,900      4.99%                   0              *

New Millennium Capital
   Partners II, LLC                          48,300      4.99%                   0              *

Total                                     3,450,000      4.99%                   0              *


* less than 1%.

(1) Represents shares underlying callable secured convertible notes and warrants. The agreement stipulates, however, that the maximum permitted ownership under the callable secured convertible notes and warrants of 4.99% of our outstanding common stock. As of June 30, 2006, that number would have been 316,900.

(2) The selling stockholders or affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the securities owned by AJW Partners, LLC. AJW Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the securities owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the securities owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the securities owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers.

(3) Assumes issuance of the entire $3,500,000 in aggregate amount of the callable secured convertible notes and issuance of warrants to purchase 950,000 shares of common stock, and that all securities underlying the notes, at a conversion price of $2.00 per share and the warrants have been issued. The total, 3,450,000, is added to 6,638,218 to determine the aggregate number of shares and each selling shareholders total as set forth in the table is divided by that total to determine the percentage.

(4) Assumes that all securities registered will be sold and that all securities of common stock underlying the callable secured convertible notes and warrants will be issued.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock currently consists of 50,000,000 shares of Common stock, $.001 par value per share, of which 6,350,718 shares were issued and outstanding as of June 30, 2006, and 1,000,000 shares of Preferred Stock of which 400,000 shares of Preferred Stock has been designated as Series A Preferred Stock. As of June 30, 2006, there were 325,834 shares of Series A Preferred Stock issued and outstanding. At June 30, 2006, 287,500 shares had been paid for but not issued. As of June 30, 2006, our common stock was held by approximately 200 shareholders of record and our preferred stock was held by twelve individuals or entities.

Common Stock

Voting Rights. The holders of our common stock have one vote per share and are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority or, in the case of election of directors, by plurality of the votes cast at a meeting at which a quorum is present and voting together as a single class, subject to any voting rights granted to the holders of any then outstanding preferred stock.

Dividends. Holders of common stock are entitled to receive any dividends declared by our board of directors, subject to the preferential rights of any preferred stock then outstanding. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

Other Rights. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled preferential to share ratably in any assets available for distribution to holders of shares of common stock. No holders of shares are subject to redemption or have preemptive rights to purchase additional shares of common stock.

Preferred Stock

We have 1,000,000 shares of Preferred Stock authorized and our board of directors has established one series of Preferred Stock which is designated Series A Preferred Stock and consists of 400,000 shares. Accordingly, the board of directors cannot, without the approval of the majority of our stockholders entitled to vote thereon, establish another series of preferred stock. As of March 15, 2006, there were 325,834 shares of Series A Preferred Stock issued and outstanding held by twelve individuals or entities and 74,166 shares reserved for issuance.

The terms of the Series A Preferred Stock include the following:

     o a cumulative dividend of $1.00 per share per year payable on a quarterly basis;

     o   each share is convertible into ten shares of Common Stock;

     o liquidation preference over our common stock equal to $10.00 per share. In the event of a liquidation, after holders of our common stock have received an amount equal to that distributed to holders of Series A Preferred Stock, common stock and Series A Preferred Stock receive distributions as though the Series A Preferred Stock had been converted;

     o redemption in whole or in part for $11.00 per share plus all declared or accumulated dividends;

     o Vote on an as converted basis with the common stock. If we fail to pay a dividend, holders of Series A Preferred Stock may elect the smallest number of directors which constitutes a majority of board of directors; and

     o retired or converted shares of Series A Preferred shall not be reissued but shall be retired and eliminated from the shares we are authorized to issue.

Warrants and Options

In addition to the warrants granted to the Selling Security Holders, we have issued options and warrants to individuals and entities granting the right to purchase up to 4,886,884 shares of our common stock at exercise prices ranging from $0.40 per share to $3.00 per share, and with expiration dates ranging from 2009 to 2011. The options and warrants all contain provisions that protect the holders against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock splits, stock dividends, mergers, and the sale of substantially all of our assets. We are not required to issue fractional shares of common stock, and in lieu thereof we will make a cash payment based upon the current market value of such fractional shares. A holder of these warrants will not possess any rights as a shareholder unless and until the holder exercises the warrants.

Convertible Notes and Warrants

We entered into a securities purchase agreement with four accredited investors on September 30, 2005, for the sale of (i) $3,500,000 in callable secured convertible notes and (ii) warrants to purchase 950,000 shares of our common stock. The securities purchase agreement required the purchase of an aggregate of $3,500,000 of the callable secured convertible notes and warrants to occur in three traunches as follows:

     o   $1,500,000 on September 30, 2005;

     o $1,000,000 within two days after filing this registration statement covering the number of shares of common stock underlying the callable secured convertible notes and the warrants; and

     o $1,000,000 within two days of the effectiveness of this registration statement.

Each closing under the securities purchase agreement is subject to the following conditions:

     o We must have delivered to the investors duly executed callable secured convertible notes and warrants;

     o No litigation, statute, regulation or order shall have been commenced, enacted or entered by or in any court, governmental authority or any self- regulatory organization that prohibits consummation of the transactions contemplated by the securities purchase agreement; and

     o No event shall have occurred that could reasonably be expected to have a material adverse effect on our business.

We also agreed that we will not, without the prior written consent of a majority-in-interest of the investors, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (i) the issuance of common stock at a discount to the market price of the common stock on the date of issuance (taking into account the value of any warrants or options to acquire common stock in connection therewith), (ii) the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock, or (iii) the issuance of warrants during the lock-up period beginning September 30, 2005, and ending on the later of (A) 270 days from September 30, 2005, and (B) 180 days from the date the registration statement is declared effective.

In addition, we agreed not to conduct any equity financing (including debt financing with an equity component) during the period beginning September 30, 2005, and ending two years after the end of the above lock-up period unless we have first provided each investor an option to purchase its pro-rata share (based on the ratio of each investor's purchase under the Securities Purchase Agreement) of the securities being offered in any proposed equity financing. Each investor must be provided written notice describing any proposed equity financing at least 20 business days prior to the closing of such proposed equity financing and the option must be extended to each investor during the 15-day period following delivery of such notice.

The callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable quarterly in cash. Any amount of principal or interest on the callable secured convertible notes that is not paid when due will bear interest at the rate of 15% per annum from the date due thereof until such amount is paid. The callable secured convertible notes mature in three years from the date of issuance, and are convertible into our common stock at the selling stockholders' option, at the lower of (i) $2.00 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is not limit to the number of shares into which the callable secured convertible notes may be converted.

As of June 30, 2006, the average of the three lowest intraday trading prices of our common stock during the preceding 20 trading days, as reported by Reuters, was $2.05 and, therefore, the conversion price for the callable secured convertible notes was $1.3325. Based upon this conversion price, the $3,500,000 callable secured convertible notes, excluding interest, were convertible into 2,626,542 shares of our common stock. As of June 30, 2006, none of the callable secured convertible notes have been converted.

The callable secured convertible notes are secured by our assets, including our inventory, accounts receivable and intellectual property. Moreover, we have a call option under the terms of the notes. The call option provides us with the right to prepay all of the outstanding callable secured convertible notes at any time, provided; (i) there is no event of default by us; (ii) we have a sufficient number of authorized shares of common stock reserved for issuance upon conversion; and (iii) our stock is trading at or below $2.00 per share. An event of default includes the failure by us to pay the principal or interest on the callable secured convertible notes when due or to timely file a registration statement as required by us or obtain effectiveness with the Securities and Exchange Commission of the registration statement. Prepayment of the callable secured convertible notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the notes; (ii) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the notes; and (iii) 145% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the notes. Notwithstanding the fact that we may elect to prepay all or a portion of the callable secured convertible notes, the holders may convert all or any portion of the callable secured convertible notes set for prepayment at any time prior to the date set for their prepayment.

In addition, in the event that the average daily price of our common stock for each day of a given month is below $2.06, we may prepay a one thirty sixth of the principal amount of the callable secured convertible notes plus interest of twelve percent.

The warrants are exercisable until five years from the date of issuance at a purchase price of $2.00 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then we will not receive any proceeds therefrom. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement.

The selling stockholders have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. However, the selling stockholders may repeatedly sell shares of common stock in order to reduce their ownership percentage, and subsequently convert additional callable secured convertible notes.

We are required to register the shares of our common stock issuable upon the conversion of the callable secured convertible notes and the exercise of the warrants. The registration statement must be filed with the Securities and Exchange Commission within 45 days of the September 30, 2005 closing date and the effectiveness of the registration is to be within 180 days of such closing date. However, the selling shareholders have agreed that we can have extra time to file the registration statement beyond the 45 days and have not requested payment of any penalty although penalties of 2% of the outstanding principal balance of the callable secured convertible notes plus accrued interest can be applied for each month the registration is not filed or effective within the required time. The penalty may be paid in cash or stock, at our option.

See the "Risk Factors" and "Selling Stockholders" sections for a complete description of the callable secured convertible notes and warrants.

Certain Provisions of Articles of Incorporation. Our Articles of Incorporation provides for indemnification of our officers and directors against actions by the Company or its shareholders for breach of fiduciary duty, with certain exceptions.

Transfer Agent. Our transfer agent and registrar for our common stock is OTC Stock Transfer, Salt Lake City, Utah.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Until the shares are quoted on the OTC Bulletin Board, the shares underlying the secured convertible notes will be sold at a stated fixed price of $2.25 per share and the shares purchased upon exercise of the warrants will be sold at a stated fixed price of $3.00 per share. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o Ordinary brokerage transactions and transaction in which the broker-dealer solicits the purchaser;

     o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o Purchases by a broker-dealer as principal and resale by a broker-dealer for its account;

     o An exchange distribution in accordance with the rules of the applicable exchange;

     o   Privately-negotiated transactions;

     o Short sales that are not violations of laws and regulations of any state or the United States;

     o Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     o   Through the writing of options on the shares;

     o   A combination of any such method of sales; and

     o   Any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase order or make any sale or sales if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledges, donees, transferees or other successors-in-interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or the customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their risk. It is possible that a selling stockholder will attempt to sell shares of common stock at block transaction to market makers or other purchasers at a price per share which may be below the then market price.

The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by any such brokers, dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to the brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock.

Furthermore, under Regulation M, the persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sales, the selling stockholder can only cover its short position with the securities it receives from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations will affect the marketability of the shares.

We agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments to selling stockholders or their respective pledges, donees, transferees or other successors-in-interest, may be required to make in respect to such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we will be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

From time to time this prospectus will be supplemented and amended as required by the Securities Act of 1933, as amended. During any time when a supplement or amendment is so required, the Selling Security holders are to cease sales until the prospectus has been supplemented or amended. Pursuant to the registration rights granted to certain of the Selling Security holders, we have agreed to update and maintain the effectiveness of this prospectus. Certain of the Selling Security holders also may be entitled to sell their shares without the use of this prospectus, provided that they comply with the requirements of Rule 144 promulgated under the Securities Act.

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

Our articles of incorporation eliminate the personal liability of our directors to the Company or our shareholders for monetary damage for any breach of duty as a director, provided that we do not (and we cannot) eliminate or limit the liability of a director for an act or omission which involves intentional misconduct, fraud or a knowing violation of law and unlawful corporate distributions.

Under our bylaws, we may indemnify any director or officer who was, is or is threatened to be made a party to any legal proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in our right) because such person is or was a director or officer, against liability incurred in such proceeding. Our bylaws do not require such indemnification for any liability incurred in a proceeding in which the director or officer is adjudged liable to us unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines on application that in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

In addition, our bylaws provide that (i) we may advance funds to pay or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because such person is a director or officer, if such director or officer satisfies the conditions contained in our bylaws, and (ii) we may indemnify and advance expenses to our employees or agents who are not also directors or officers to the same extent that we could to a director. Furthermore, we afford additional protection to our directors and executive officers pursuant to indemnification agreements we have entered into with such persons.

                                     EXPERTS

Our consolidated financial statements as of and for the year ended June 30, 2005, included in this prospectus have been audited by Killman, Murrell & Company. PC, the registered independent public accounting firm, as stated in their report appearing herein. Our consolidated financial statements as of and for the year ended June 30, 2004, included in this prospectus have been audited by LBB & Associates Ltd., LLP, the registered independent public accounting firm, as stated in their report appearing herein, and for the period from inception through June 30, 2004. We have included consolidated financial statements in this prospectus in reliance on such report given upon their authority as experts in auditing and accounting.

The combined financial statements of The Systems Group, Inc. and Systems Group Government Services, Inc. as of and for the years ended December 31, 2004 and 2003 included in this prospectus have been audited by Montgomery Coscia Greilich LLP, the registered independent accounting firm, as stated in their report herein. We have included consolidated financial statements in this prospectus in reliance on such report given upon their authority as experts in auditing and accounting.

                                  LEGAL MATTERS

The validity of the shares of common stock in this offering will be passed upon for us by Robert A. Forrester, Esq., Richardson, Texas.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form SB-2 (including the exhibits and schedules thereto) under the Securities Act of 1933 and the rules and regulations promulgated thereunder, for the registration of the common stock offered hereby. This prospectus is part of the registration statement. This prospectus does not contain all the information included in the registration statement because we have omitted certain parts of the registration statement as permitted by the SEC rules and regulations. For further information about us and our common stock, you should refer to the registration statement. Statements contained in this prospectus as to any contract, agreement or other document referred to are not necessarily complete. Where the contract or other document is an exhibit to the registration statement, each statement is qualified by the provisions of that exhibit.

You can inspect and copy the registration statement and the exhibits and schedules thereto at the public reference facility maintained by the SEC at Room 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may call the SEC at 1-800-732-0330 for further information about the operation of the public reference rooms. Copies of all or any portion of the registration statement can be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. In addition, the registration statement is publicly available through the SEC's site on the Internet's World Wide Web, located at http://www.sec.gov.

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                                TABLE OF CONTENTS



                                                                                                             Page

Report of Independent Registered Public Accounting Firm
   Killman, Murrell & Company, P.C.                                                                           F-2

   LBB & Associates Ltd., LLP (formerly Lopez, Blevins, Bork & Associates, LLP)                               F-3

Consolidated Financial Statements

   Consolidated Balance Sheets as of June 30, 2004 and 2005 and March 31, 2006 (Unaudited)                    F-4

   Consolidated Statements of Operations for the Years Ended June 30, 2004 and 2005 and
     The Nine Months Ended March 31, 2005 and 2006                                                            F-6

   Consolidated Statements of Stockholders' Deficit for the Years Ended June 30, 2004
     and 2005 and the Nine Months Ended March 31, 2006 (Unaudited)                                            F-7

   Consolidated Statements of Cash Flows for the Years Ended June 30, 2004 and 2005
     and the Nine Months Ended March 31, 2005 and 2006 (Unaudited)                                            F-9

   Notes to Consolidated Financial Statements                                                                 F-11

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Safeguard Security Holdings, Inc.
(Formerly IQUE Intellectual Properties, Inc.)


We have audited the accompanying consolidated balance sheet of Safeguard Security Holdings, Inc. as of June 30, 2005, and the related consolidated statements of operations, stockholders' deficit and cash flows for the year ended June 30, 2005. These consolidated financial statements are the responsibility of Safeguard Security Holdings, Inc.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Safeguard Security Holdings, Inc. as of June 30, 2005, and the consolidated results of its operations and its cash flows for the year then ended in conformity with United States generally accepted accounting principles.




/s/ Killman, Murrell & Company, P.C.
KILLMAN, MURRELL & COMPANY, P.C.
Houston, Texas
October 26, 2005, except for Note 10 which
                  date is November 18, 2005

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
    Safeguard Security Holdings, Inc.
     (Formerly Superior Protection, Inc.)
    Houston, Texas

We have audited the accompanying balance sheet of Safeguard Security Holdings, Inc. as of June 30, 2004 and the related statements of operations, stockholder's deficit, and cash flows for the year then ended. These financial statements are the responsibility of Safeguard Security Holdings, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Safeguard Security Holdings, Inc. as of June 30, 2004 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.



LBB & Associates Ltd., LLP
(formerly Lopez, Blevins, Bork & Associates, LLP)
Houston, Texas

March 4, 2005

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                           CONSOLIDATED BALANCE SHEETS


                                     ASSETS

                                                                     June 30,                             March 31,
                                                       -------------------------------------
                                                             2004                  2005                      2006
                                                       ----------------       --------------           ----------------
                                                                                                         (Unaudited)
Current Assets
   Cash                                                 $             -       $          121            $       311,944
   Accounts receivable
     Trade, net of allowance for doubtful
      accounts of $23,715                                             -                    -                    847,440
     Employees                                                        -                    -                     26,391
   Inventories                                                        -                    -                      9,056
                                                        ---------------        -------------             ---------------

             TOTAL CURRENT ASSETS                                     -                  121                  1,194,831

Furniture and Equipment, net                                          -                    -                    213,969
Goodwill                                                              -                    -                  1,375,499
Service Contracts Purchased,
   net of accumulated amortization
      of $581,461                                                     -                    -                  2,011,539
Other Assets                                                          -                    -                     53,927
                                                        ---------------        -------------             --------------

             TOTAL ASSETS                               $             -       $          121            $     4,849,765
                                                        ===============        =============             ==============























              The accompanying notes are an integral part of these
                       consolidated financial statements.

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                           CONSOLIDATED BALANCE SHEETS

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                                       June 30,                            March 31,
                                                         -------------------------------------
                                                             2004                   2005                     2006
                                                         --------------         --------------          ---------------
                                                                                                        (Unaudited)
Current Liabilities
   Current maturities of long-term debt                   $           -         $            -          $       211,051
   Accounts payable                                                   -                      -                1,003,592
   Accrued expenses                                                   -                      -                  420,488
   Advances from related parties                                      -                      -                  148,197
   Preferred stock dividends payable                                  -                176,836                  409,961
   Net liabilities from discontinued operations               7,183,068              8,394,390                8,840,288
                                                          -------------         --------------          ---------------

         TOTAL CURRENT LIABILITIES                            7,183,068              8,571,226               11,033,577
Long-Term Debt-Net of Current Maturities                              -                      -                   57,303
Callable Secured Convertible Notes Payable,
    Net of Deferred Debt Discount of $2,180,555                       -                      -                  319,445
Derivative Valuation Liability                                        -                      -                3,212,000
                                                          --------------        --------------          ---------------

         TOTAL LIABILITIES                                    7,183,068              8,571,226               14,622,325
                                                          -------------         --------------          ---------------

Commitments and Contingencies                                         -                      -                        -

Stockholders' Deficit
   Preferred stock, no par value, 600,000
     shares authorized, none issued and
     and outstanding                                                  -                      -                        -
   Series A preferred stock, no par value,
     400,000 shares authorized, 310,834
     and 325,834 issued and outstanding,
     respectively (redeemable value
     $11.00 per share, aggregating
     $3,419,174 and
     $3,584,174, respectively)                                        -              2,713,399                2,863,399
   Common stock, $0.001 par value,
     50,000,000 shares authorized
     7,816,000, 7,816,000 and 9,774,443
     shares issued and outstanding, respectively                  7,816                  7,816                    9,774
   Paid-in-capital                                              505,922              9,846,481               16,118,316
   Accumulated deficit                                       (7,696,806)           (21,138,801)             (28,764,049)
                                                          --------------        ---------------         ----------------

       TOTAL STOCKHOLDERS' DEFICIT                           (7,183,068)            (8,571,105)              (9,772,560)
                                                          --------------        ---------------         ----------------
         TOTAL LIABILITIES AND
            STOCKHOLDERS' DEFICIT                         $           -         $          121          $     4,849,765
                                                          =============         ==============          ===============






              The accompanying notes are an integral part of these
                       consolidated financial statements.

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                 Nine Month Ended
                                                         Years Ended June 30,                         March 31,
                                                    --------------------------------       --------------------------------
                                                        2004              2005                 2005              2006
                                                    -----------    ---------------       -------------      -------------
                                                                                                      (Unaudited)
REVENUES
   Security personnel services                      $         -    $             -       $           -      $     551,130
   Technical systems design and
      installation services                                   -                  -                   -          1,881,893
   Security outsourcing services                              -                  -                   -          3,119,279
                                                    -----------    ---------------       -------------      -------------

       TOTAL REVENUES                                         -                  -                   -          5,552,302
                                                    -----------    ---------------       ------------       -------------

COST OF REVENUE
   Salaries, wages and employee costs                         -                  -                   -          2,852,886
   Other cost of revenues                                     -                  -                   -          1,574,417
                                                    -----------    ---------------       -------------      -------------
       TOTAL COST OF REVENUE                                  -                  -                   -          4,427,303
                                                    -----------    ---------------       -------------      -------------

       GROSS PROFIT                                           -                  -                   -          1,124,999
                                                    -----------    ---------------       -------------      -------------

SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES
   Salaries, wages and employee related costs                 -             52,244              43,175          1,248,800
   Other operating costs                                      -            880,567             858,741          1,973,233
   Depreciation and amortization                              -                  -                   -            618,461
                                                    -----------    ---------------       -------------      -------------

       TOTAL SELLING, GENERAL AND
         ADMINISTRATIVE EXPENSES                              -            932,811             901,916          3,840,494
                                                    -----------    ---------------       -------------      -------------

OTHER INCOME (EXPENSE)
   Other income                                               -                  -                   -                863
   Interest expense                                           -                  -                   -           (401,690)
   Derivative valuation loss                                  -                  -                   -         (3,212,000)
                                                    -----------    ---------------       -------------      -------------
       TOTAL OTHER INCOME (EXPENSE)                           -                  -                   -         (3,612,827)
                                                    -----------    ---------------       -------------      -------------

       LOSS BEFORE INCOME TAXES                               -           (932,811)           (901,916)        (6,328,322)

PROVISION FOR INCOME TAXES                                    -                  -                   -                  -
                                                    -----------    ---------------       -------------      -------------

LOSS FROM CONTINUING
   OPERATIONS                                                 -           (932,811)           (901,916)        (6,328,322)

LOSS FROM DISCONTINUED
   OPERATIONS                                        (2,387,112)        (3,814,789)         (3,192,182)        (1,063,800)
                                                    -----------    ---------------       -------------      -------------

       NET LOSS                                      (2,387,112)        (4,747,600)         (4,094,098)        (7,392,122)

PREFERRED STOCK DIVIDENDS,
   BENEFICIAL CONVERSION AND
   WARRANT ISSUANCES                                          -         (8,694,395)         (8,627,159)          (233,126)
                                                    -----------    ---------------       --------------     -------------

      NET LOSS AVAILABLE
       TO COMMON SHAREHOLDERS                       $(2,387,112)   $   (13,441,995)      $ (12,721,257)     $  (7,625,248)
                                                    ===========    ===============       =============      =============



                                   (Continued)
              The accompanying notes are an integral part of these
                       consolidated financial statements.

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (CONTINUED)


                                                                                                 Nine Month Ended
                                                         Years Ended June 30,                         March 31,
                                                    --------------------------------       --------------------------------
                                                        2004              2005                 2005              2006
                                                    -------------    ---------------       -------------      -------------
                                                                                                      (Unaudited)
BASIC AND DILUTED LOSS PER
    COMMON SHARE

          CONTINUING OPERATIONS                     $       (0.00)   $        (1.23)       $       (1.22)     $      (0.72)

          DISCONTINUED OPERATIONS                           (0.31)            (0.49)               (0.41)            (0.12)
                                                    -------------    ---------------       --------------     -------------

                                                    $       (0.31)   $        (1.72)       $       (1.63)     $      (0.84)
                                                    =============    ==============        ==============     =============


WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING
     BASIC AND DILUTED                                  7,816,000          7,816,000            7,816,000         9,082,000
                                                    =============    ===============       ==============     =============





























              The accompanying notes are an integral part of these
                       consolidated financial statements.

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                     YEARS ENDED JUNE 30, 2004 AND 2005 AND
                  NINE MONTHS ENDED MARCH 31, 2006 (UNAUDITED)

                                Common Stock              Preferred Stock            Paid-In-     Accumulated
                          --------------------------   -------------------------
                             Shares     Par Value        Shares       Par Value      Capital         Deficit           Total
                          ------------ -------------   -----------   -----------   -----------   --------------    -------------

Balance,
  June 30, 2003, As
  Previously Reported            1,500 $            2             -  $          -  $    513,736  $    (5,309,694)  $  (4,795,956)
  Recapitalization
   From Reverse Merger       7,814,500          7,814             -             -        (7,814)               -               -
                             --------- --------------  ------------  -----------   -----------   ---------------   -------------

Restated Balance,
    June 30, 2003            7,816,000          7,816             -                     505,922       (5,309,694)     (4,795,956)
Net Loss                             -              -             -             -             -       (2,387,112)     (2,387,112)
                             --------- --------------  ------------  -----------   ------------  ---------------   -------------

Balance,
  June 30, 2004              7,816,000          7,816             -             -       505,922       (7,696,806)     (7,183,068)
Issuance of
  Preferred Stock, Net
  of $369,940 of
  Offering Costs                     -              -       310,834     2,713,399             -                -       2,713,399
Beneficial Conversion
  Cost of Preferred Stock            -              -             -             -     3,108,340                -       3,108,340
Fair Value of Warrants
  Issued with Preferred
  Stock                              -              -             -             -     5,409,219                -       5,409,219
Warrants Issued for
  Services                           -              -             -             -       823,000                -         823,000
Net Loss                             -              -             -             -             -       (4,747,600)     (4,747,600)
Preferred Stock
  Dividends, Beneficial
  Conversion Cost
  And Warrant Issuance               -              -             -             -             -       (8,694,395)     (8,694,395)
                             --------- --------------  ------------  -----------   ------------  ---------------   -------------

Balance,
    June 30, 2005            7,816,000          7,816       310,834     2,713,399     9,846,481      (21,138,801)     (8,571,105)
Issuance of
  Preferred Stock                    -              -        15,000       150,000             -                -         150,000
Issuance of Common
  Stock for
    Acquisition              1,100,000          1,100             -             -     1,868,900                -       1,870,000
Common Stock
  Issued for Services          100,000            100             -             -       164,900                -         165,000
Warrants Issued
  For Services                       -              -             -             -       407,969                -         407,969


                The accompany notes are an integral part of these
                       consolidated financial statements.
                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                     YEARS ENDED JUNE 30, 2004 AND 2005 AND
                  NINE MONTHS ENDED MARCH 31, 2006 (UNAUDITED)
                                   (CONTINUED)

                                Common Stock              Preferred Stock            Paid-In-     Accumulated
                          --------------------------   -------------------------
                             Shares     Par Value        Shares      Par Value       Capital         Deficit           Total
                          ------------ -------------   -----------   -----------   -----------   --------------    -------------

Callable Secured
  Convertible Notes
  Payable Warrants -
      Debt Discount                -            -             -             -       965,250              -               965,250
Beneficial Conversion
  Feature of Callable
  Secured Convertible
  Notes Payable -
      Debt Discount                -            -             -             -     1,484,750              -             1,484,750
Issuance of Common
  Stock for
    Acquisition              250,000          250             -             -       469,750              -               470,000
Conversion of
    Notes Payable            308,443          308             -             -       474,692              -               475,000
Issuance of Common
  Stock for Service
    Contracts                200,000          200             -             -       333,800              -               334,000
Employee Stock
  Option Expense                   -            -             -             -       101,824              -               101,824
Net Loss                                                                                        (7,392,122)           (7,392,122)
Preferred Stock
  Dividends                        -            -             -             -             -       (233,126)             (233,126)
                           ---------  -----------   -----------    ----------   -----------   ------------         -------------

Balance,
    March 31,
       2006
     (Unaudited)           9,774,443  $     9,774       325,834    $2,863,399   $16,118,316   $(28,764,049)        $  (9,772,560)
                           =========  ===========   ===========    ==========   ===========   ============         =============


























              The accompanying notes are an integral part of these
                       consolidated financial statements.

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                              Years Ended June 30,                Nine Months Ended
                                                      -------------------------------
                                                                                                        March 31,
                                                                                            -------------------------------
                                                          2004               2005               2005              2006
                                                      -------------     -------------       ------------      -------------
                                                                                                     (Unaudited)
CASH FLOWS FROM
   OPERATING ACTIVITIES
   Net loss                                           $  (2,387,112)    $  (4,747,600)     $  (4,094,098)      $ (7,392,122)
   Adjustments to reconcile net loss to net
    cash provided (used) by operating activities
       Depreciation and amortization                        128,674           118,225             78,573            671,669
       Bad debt expense                                           -         1,276,372          1,258,485                  -
       Employee stock option expense                              -                 -                  -            101,824
       Common stock issued for services                           -                 -                  -            165,000
       Gain on sale of assets                                     -            (7,337)                 -                  -
       Warrants issued for services                               -           823,000            823,000            407,969
       Change in derivative liability                             -                 -                  -          3,212,000
       Amortization of debt discount                              -                 -                  -            319,445
   Changes in operating assets and liabilities
       Prepaid expenses                                    (143,373)          305,972            160,460             71,570
       Accounts receivable                                 (393,105)          826,073            726,455          1,427,140
       Inventories                                                -                 -                  -               (329)
       Accrued settlement                                 1,809,452           (59,700)            43,731            217,454
       Cash overdrafts                                      167,316          (167,316)                 -                  -
       Accounts payable                                     456,216           325,052            160,004           (165,778)
       Accrued liabilities                                        -           158,967            301,484           (665,626)
       Discontinued operations
           cash/cash overdraft                              568,923          (102,728)          (766,044)           284,708
       Other asset                                          104,708            (2,340)            (2,025)            11,750
                                                      -------------      -------------      -------------      ------------


           NET CASH (USED) PROVIDED
             BY OPERATING ACTIVITIES                        311,699        (1,253,360)        (1,309,975)        (1,333,326)
                                                      -------------      ------------       --------------     -------------
CASH FLOWS FROM
   INVESTING ACTIVITIES
   Change in restricted cash                               (195,000)                -                               100,000
   Cash acquired in acquisitions                                  -                 -                                86,583
   Purchase of furniture and equipment                      (95,993)          (42,533)           (36,142)          (123,013)
   Purchase of service contracts                                  -                 -                  -           (200,000)
   Proceeds from sale of equipment                                -            35,659                  -                  -
                                                      -------------      ------------       ------------       ------------
           NET CASH (USED) PROVIDED
             BY INVESTING ACTIVITIES                       (290,993)           (6,874)           (36,142)          (136,430)
                                                      -------------      ------------       -------------      -------------

CASH FLOWS FROM
   FINANCING ACTIVITIES
   Advances from related parties                                  -                 -                  -            200,830
   Increase in loan receivable, shareholder                (621,383)          (64,929)           (56,954)                 -
   Notes payable payments                                   100,677          (652,215)          (295,988)        (1,019,251)
   Proceeds from convertible note                                 -                 -                  -          2,450,000
   Proceeds from preferred stock sales                      500,000         1,977,499          1,699,059            150,000
                                                       ------------      ------------       ------------       ------------
           NET CASH PROVIDED (USED) BY
             FINANCING ACTIVITIES                           (20,706)        1,260,355          1,346,117          1,781,579
                                                      --------------     ------------       ------------       ------------

NET (DECREASE) INCREASE IN CASH                                   -               121                  -            311,823

CASH BALANCE,
   BEGINNING OF PERIOD                                            -                 -                  -                121
                                                       ------------      ------------       ------------       ------------

CASH BALANCE,
   END OF PERIOD                                      $           -     $         121      $           -       $    311,944
                                                       ============      ============        ===========        ===========


                   The accompanying notes are an integral part
                  of these consolidated financial statements.
                                      F-10

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)


                                                              Years Ended June 30,               Six Months Ended
                                                      -------------------------------
                                                                                                     December 31,
                                                          2004               2005               2004              2005
                                                      -------------     -------------       ------------      -------------
                                                                                                     (Unaudited)
NON- CASH INVESTING AND
       FINANCING ACTIVITIES
   Issuance of common stock                           $           -      $          -       $           -     $         308
   Paid in capital                                                -                 -                   -           474,692
   Preferred stock issuance                                       -           210,900             210,900                 -
   Decrease in notes payable                                      -          (200,000)           (200,000)         (475,000)
   Accrued interest converted
       preferred stock                                            -           (10,900)            (10,900)                -
   Decrease in advances from
       preferred shareholders                                     -          (500,000)           (500,000)                -
   Preferred stock issuances                                      -           500,000             500,000                 -
   Accounts payables                                              -           (25,000)            (25,000)                -
   Preferred stock issuances                                      -            25,000              25,000                 -
   Preferred stock dividend payable                               -           176,836             109,600           233,126
   Preferred stock dividend                                       -          (176,836)           (109,600)         (233,126)
   Beneficial conversion cost of
       preferred stock                                            -        (3,108,340)         (3,108,340)                -
   Fair value of warrants issued with
       preferred stock                                            -        (5,409,219)         (5,409,219)                -
   Paid in capital                                                -         8,517,559           8,517,559                 -
   Debt discount                                                  -                 -                   -        (2,450,000)
   Paid-in-capital                                                -                 -                   -         2,450,000
   Purchase service contracts                                     -                 -                   -          (334,000)
   Common stock                                                   -                 -                   -               200
   Paid-in-capital                                                -                 -                   -           333,800
   Acquisition of subsidiaries:
       Assets acquired                                            -                 -                   -        (4,284,630)
       Liabilities assumed                                        -                 -                   -         2,031,213
       Par value of stock issued                                  -                 -                   -             1,350
       Paid-in-capital                                            -                 -                   -         2,252,067
                                                       ------------      ------------       -------------     -------------

                                                      $           -      $          -       $           -     $           -
                                                      =============      ============       =============     =============

   Supplemental cash flow disclosures Cash Paid
        During the Year for:
        Interest                                      $     404,991      $    644,067       $     623,950     $     466,040
                                                      =============      ============       =============     =============

       Income Taxes                                   $           -      $          -       $           -     $           -
                                                      =============      ============       =============      ============




                   The accompanying notes are an integral part
                  of these consolidated financial statements.
                                      F-11

                        SAFEGUARD SECURITY HOLDINGS, INC
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 1:  ORGANIZATION AND DESCRIPTION OF BUSINESS

Safeguard Security Holdings, Inc. (the "Company") was incorporated on November 25, 1983 under the laws of the State of Louisiana. In October 2001, the Company was reincorporated as a Nevada corporation. The Company's principal operations consist of providing security and guard services to state and federal governmental agencies throughout the United States of America. The services provided to the governmental agencies are under one year contracts which can be extended for additional annual periods based on the Company's performance and the agencies projected security requirements.

In July 2005 the Company acquired Systems Group, Inc. and Systems Group Government Services, Inc. (collectively "Systems Group") and thereby expanded its operations to include security systems planning, engineering, design and systems integration services. In November 2005 the Company acquired Ferguson International, Inc.

Principles of Consolidation

The consolidated financial statements include the accounts of Safeguard Security Holdings, Inc. and its wholly owned subsidiary Superior Protection, Inc. ("Superior"). All intercompany accounts and transactions have been eliminated in consolidation for the year ended June 30, 2005. The financial statements for the year ended June 30, 2004, represents only the activity of Superior Protection, Inc.

On June 7, 2006, the Company completed the sale of its wholly owned subsidiary Superior Protection, Inc. (details of transaction disclosed in Note 10 of these consolidated financial statements); therefore, the consolidated financial statements for the years ended June 30, 2004 and 2005 and the interim nine month period ended March 31, 2005 and 2006 have been restated to reflect Superior as a discontinued operation.

The March 31, 2006 consolidated financial statements include the accounts of Safeguard Security Holdings, Inc. and its wholly owned subsidiaries:
            Superior Protection, Inc. (a discontinued operation)
            Systems Group, Inc.
            Systems Group Government Services, Inc.
            Ferguson International, Inc.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for financial information and with Article 3 and 3-A Regulation S-X.

On October 29, 2004, the Company (formerly IQUE INTELLECTUAL PROPERTIES, INC.) and Superior entered into "AGREEMENT AND PLAN OF REORGANIZATION" whereby the shareholders of Superior exchanged their stock ownership for shares of stock of the Company. The following summarizes the stock transactions of the Company as related to the reverse merger:




                                   (Continued)
                                      F-12

                        SAFEGUARD SECURITY HOLDINGS, INC
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 1:  ORGANIZATION AND DESCRIPTION OF BUSINESS (Continued)

Basis of Presentation (Continued)
---------------------

     Common Shares Outstanding Prior
        to Reverse Merger                                            89,553,110

     Shares returned to Company by
        Controlling Shareholders                                     67,000,000
                                                                     ----------
                                                                     22,553,110

     Reverse Split of 23.5 to 1                                            /23.5
                                                                     -----------
                                                                        959,707

     Less Fractional Shares Not Issued                                  (14,550)
                                                                     ----------
                                                                        945,157

     Common Shares issued to Superior's Shareholders                  7,670,843
                                                                     ----------
                                                                      8,616,000
        Less Shares Returned to the Company by
          Superior Shareholders on November 18, 2005                   (800,000)
                                                                     ----------

        Common Shares Outstanding after Merger                        7,816,000
                                                                     ===========


At October 29, 2004, the Company had no assets or liabilities and had no operations for the previous two years.

In the reverse merger transaction, Superior was considered to have acquired the Company. As a result, the historical cost basis of the assets and liabilities are carried over from Superior and Superior's historical operations are the operations presented in these financial statements. Superior operated in one line of business which is providing security and guard services to state and federal governmental agencies.













                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 1:  ORGANIZATION AND DESCRIPTION OF BUSINESS (Continued)

Use of Estimates

Preparing the Company's financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all short-term investments purchased with a maturity of three months or less to be cash equivalents.

Allowance for Doubtful Accounts

Earnings are charged with a provision for doubtful accounts based on a current review of collectibility of accounts receivable. Accounts deemed uncollectible are applied against the allowance for doubtful accounts. The following summarizes the activity in the allowance for doubtful accounts:

                                                      Nine Months Ended
                                                      March  31, 2006
     Balance Beginning of Period                      $      23,715
     Provision                                                    -
     Charge Offs                                                  -
     Recoveries                                                   -
                                                      -------------

     Balance End of Period                            $      23,715
                                                      =============

Inventories

Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method. The Company's inventories balance consist of various parts and components to security systems.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized, while minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives which are generally eighteen months to five years.


                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 1:  ORGANIZATION AND DESCRIPTION OF BUSINESS (Continued)

Concentrations of Credit Risk and Fair Value of Financial Instruments

The Company maintains cash balances at financial institutions which at times, exceed federally insured amounts. The Company has not experienced any material losses in such accounts.

The carrying amounts of cash and cash equivalents, current receivables, accounts payable and accrued liabilities approximate fair value due to the short-term nature of these instruments. The carrying amounts of the Company's borrowings at March 31, 2006, approximate their fair value.

Revenue and Cost Recognition

The Company's revenues are reported by functions, which are described as follows:
     |X| Security Personnel Services - Security guards provided to clients under either short-term or long-term contracts.
     |X| Technical Systems Design and Installation Services - comprehensive planning, engineering and design services customized to meet the requirement of clients for physical site protection.
     |X| Security Outsourcing Services - when large enterprises no longer wish to perform security functions internally, these large enterprises will outsource the security staffing and management by contracting on a long-term basis with the Company.

The security personnel services and security outsourcing services are performed in accordance with the terms of a client's contract, which contract prices are fixed and determinable. These revenues are recognized when services are performed. The Company assesses the client's ability to meet the terms of the contract, including payment terms, before entering into a contract.

Revenues from technical systems design installation contracts are recognized on the percentage-of completion method, measured by the percentage of labor costs incurred to date to the estimated labor construction costs of each contract.

Installation costs include all direct material and labor costs and those indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

Billings in excess of costs and profits earned represent billings presented to customers for which the income has not been earned.

Income Taxes

The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company's financial statements or tax returns. The Company currently has substantial net operating loss carryforwards. The Company has recorded a valuation allowance equal to the net deferred tax assets due to the uncertainty of the ultimate realization of the deferred tax assets.

Deferred Debt Discount

The $2,180,555 deferred debt discount has been offset against the related callable secured convertible notes payable at March 31, 2006 and is being amortized using the interest method.

                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 1:  ORGANIZATION AND DESCRIPTION OF BUSINESS (Continued)

Service Contracts Purchased

The Company has acquired numerous service contracts as a result of mergers or by direct purchase. The value of the contracts was computed using the estimated discounted cash flows and is being amortized over the estimated lives of the contracts, ranging from thirty to thirty-six months.

Embedded Derivatives

The conversion feature of the callable secured convertible notes payable were accounted for as an embedded derivative and was valued on the transaction date using the Black-Scholes pricing model. At the end of each quarterly reporting date, the value of the derivative is evaluated and adjusted to current fair value. As of March 31, 2006, the Company has recognized a $3,212,000 derivative liability and corresponding expense.

Other Comprehensive Income

The Company has no items of other comprehensive income in any period presented. Therefore, net income as presented in the Company's Statement of Operations equals comprehensive income.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Stock Based Compensation

The Company accounts for stock-based compensation to employees using the intrinsic value method prescribed in APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Compensation cost, if any, is measured as the excess of the fair value of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Statement of Financial Accounting Standards ("SFAS") 123, Accounting for Stock-Based Compensation, amended by SFAS 148, Accounting for Stock-Based Compensation - Transition and Disclosure, established accounting and disclosure requirements using a fair value based method of accounting for stock-based employee compensation; however, it allows an entity to continue to measure compensation for those plans using the intrinsic value method of accounting prescribed by APB Opinion No. 25. The Company has elected to continue to measure compensation under the APB Opinion No. 25, and has adopted the disclosure requirements of SFAS No. 123 and SFAS No. 148.

                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 1:  ORGANIZATION AND DESCRIPTION OF BUSINESS (Continued)

Stock Based Compensation (Continued)

If the fair value of the stock options granted to employees during a fiscal year had been recognized as compensation expense on a straight-line basis over the vesting period of the grants, stock-based compensation costs would have impacted our net loss and loss per common share for the:

                                                                                                Nine Months Ended
                                                       Years Ended June 30,                          March 31,
                                                   ---------------------------------      ----------------------------------
                                                       2004               2005                2005               2006
                                                   --------------     --------------      --------------    ----------------
     Net loss available to common
       shareholders as reported                   $    (2,387,112)  $   (13,441,995)      $  (12,721,257)   $     (7,446,787)
     Deduct stock based compensation
       costs, under SFAS 123                                    -          (209,593)             (85,580)           (305,903)
                                                  ---------------   ---------------       --------------    -----------------
     Pro forma net loss
       available to common shareholders           $    (2,387,112)  $   (13,651,588)      $  (12,806,837)   $     (7,752,690)
                                                  ===============   ===============       ===============   ================

     Per share information:
        Basic and diluted as reported             $       (0.31)    $       (1.72)        $      (1.63)     $         (0.82)
        Basic and diluted pro forma               $       (0.31)    $       (1.75)        $      (1.64)     $          0.85)


The fair value of the stock-based awards was estimated using the Black-Scholes model with the following weighted average assumptions:

                                                                                                Nine Months Ended
                                                       Years Ended June 30,                          March 31,
                                                   ---------------------------------      ----------------------------------
                                                       2004               2005                2005               2006
                                                   --------------     --------------      --------------    ----------------
     Estimated fair value                          $            -    $         1.11        $        1.11    $          1.11
     Expected life (years)                                      -              3.4                  3.4                3.4
     Risk free interest rate                                   -%              4.0%                 4.0%               4.0%
     Volatility                                                -%            129.2%               129.2%             129.2%
     Dividend yield                                            -%                -%                 -%                   -%


Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (`FASB") issued SFAS No. 154 "Accounting Changes and Error Corrections" ("SFAS No. 154"), which replaces APB Opinion No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements", which requires that a voluntary change in accounting principle be applied retrospectively to all prior period financial statements presented, unless it is impractical to do so. SFAS No. 154 also provides that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate effected by a change in accounting principle, and also provides that correction of errors in previously issued financial statements should be termed a "restatement". SFAS No. 154 is effective for fiscal years beginning after December 15, 2005. We do not believe the adoption of SFAS No. 154 will have a material impact on our financial statements.


                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 1:  ORGANIZATION AND DESCRIPTION OF BUSINESS (Continued)

Recent Accounting Pronouncements (Continued)

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment" ("SFAS No. 123R"). SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options and purchases under employee stock purchase plans, to be recognized as an operating expense in the income statement. The cost is recognized over the requisite service period based on fair valued measured on grant dates, and the new standard may be adopted using either the modified prospective transition method or the modified retrospective transition method. In April 2005, the SEC approved a change in the effective date of SFAS No. 123R for public companies to be effective in the annual, rather than interim, periods beginning after June 14, 2005. SFAS No. 123R is effective for the Company beginning July 1, 2005. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 ("SAB No. 107") "Share-Based Payment", which expressed views of the SEC regarding the interaction between SFAS No. 123R and certain SEC rules and regulations. SAB No. 107 also provides the SEC's views regarding the valuation of share-based payment arrangements for public companies. We have evaluated the requirements of SAB No. 107 in connection with our adoption of SFAS No. 123R and expect that these new pronouncements will have a material impact on our results of operations for future employee stock options granted. The adoption of SFAS No. 123R effective July 1, 2005 will cause the Company to recognize $486,159 and $134,380 in compensation expense for the fiscal years ending June 30, 2006 and 2007, respectively, for options which were issued in the fiscal year ended June 30, 2005.

NOTE 2:  FURNITURE AND EQUIPMENT

Components of furniture and equipment, are as follows:

                                                            March 31,
                                                              2006

         Operating equipment                            $         134,585
         Vehicles                                                  81,206
         Leasehold improvements                                    35,178
                                                        -----------------
                                                                  250,969
         Less accumulated depreciation                            (37,000)
                                                        -----------------
                                                        $         213,969

Depreciation expense totaled $37,000 for the nine months ended March 31, 2006.

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 3:  LONG-TERM DEBT

Long term debt is as follows at March 31, 2006:
                                                                March 31,
                                                                 2006

       Eight notes payable with interest rates          $          85,954
            ranging up to 19% with monthly
            payments inclusive of interest ranging
            from $115 to $500 per month,
            secured by vehicles

       6 % Note payable to a corporation in
            installments of $10,000 per month
            including interest                                    157,400

       6 % Note payable to an individual,
            unsecured due in two annual
            installments of $12,500
            plus interest                                          25,000
                                                         ----------------

                                                                  268,354

                       Less Current Maturities                   (211,051)
                                                         ----------------

                                                        $          57,303
                                                         ================

A $200,000 note payable due March 2005 was paid by certain individuals who in turn converted the debt, plus accrued interest of $10,900, into the Company's newly created preferred stock (21,090 shares) in February 2005.

NOTE 4:  INCOME TAXES

At June 30, 2005 and 2004, the Company had net operating loss carryforwards of approximately $8,296,000 and $6,710,000, respectively, which expire in various years through 2025. A valuation allowance has been provided for the deferred tax assets as it is uncertain whether the Company will have future taxable income.

A reconciliation of the benefit for income taxes with amounts determined by applying the statutory federal income tax rate to loss before income taxes is as follows:

                                                     Year Ended June 30,
                                                          2004           2005
                                                  -------------   ------------

       Benefit for Income Taxes Computed
          Using the Statutory Rate of 34%         $     811,618   $   1,614,184
       Non-Deductible expenses                          (81,917)       (457,688)
       Changes in Valuation Allowance                  (729,701)     (1,156,496)
                                                  -------------    -------------
       Provision for Income Taxes                 $           -   $           -
                                                  =============   =============



                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 4:  INCOME TAXES (Continued)

Significant components of the Company's deferred tax liabilities and assets were as follows at June 30, 2004 and 2005:

                                                       2004                         2005
                                                    -------------             --------------

     Deferred Tax Liabilities                       $           -             $            -
     Deferred Tax Assets:
         Deferred Start-up Costs                           53,440                     29,208
         Bad Debt Expense                                       -                    430,596
         Lawsuit Liabilities                                    -                    212,281
         Tax Operating Loss
             Carryforwards                              2,281,972                  2,819,823
                                                    -------------             --------------
                                                        2,335,412                  3,491,908

      Valuation Allowance                              (2,335,412)                (3,491,908)
                                                    -------------             --------------
                                                    $           -             $            -
                                                    =============             ==============


NOTE 5: COMMITMENTS AND CONTINGENCIES

The Company is involved in or threatened with various legal proceedings from time to time arising in the ordinary course of business. The Company does not believe that any liabilities resulting from any such proceedings will have a material adverse effect on its operations or financial position.

NOTE 6:  STOCKHOLDERS' EQUITY

Preferred Stock

On December 15, 2004 the articles of incorporation of the Company were amended and authorized the issuance of 1,000,000 shares of preferred stock. The Board of Directors was authorized, from time-to-time, to divide the preferred shares into "Series" and to fix and determine separately for each Series any or all of the relative rights and preferences.

On January 28, 2005, the Board of Directors authorized 400,000 shares of Series A Preferred Stock. The terms of the Series A Preferred Stock include the following:

     |X| a cumulative dividend of $1.00 per share per year payable on a quarterly basis;
     |X| each share is convertible into ten shares of Common Stock;
     |X| liquidation preference over common stock is equal to $10.00 per share.
         In the event of a liquidation, after holders of the common stock have received an amount equal to that distributed to holders of Series A Preferred Stock, common stock and Series A Preferred Stock receive distributions as though the Series A Preferred Stock had been converted;
     |X| redemption in whole or in part for $11.00 per share plus all declared or accumulated dividends, redemption at the Company's option;
     |X| vote on an as converted basis with the common stock. If the Company fails to pay a dividend, holders of the Series A Preferred Stock may elect the smallest number of directors which constitutes a majority of board of directors; and
     |X| retired or converted shares of Series A Preferred Stock shall not be reissued but shall be retired and eliminated from the shares the Company was authorized to issue.

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005


NOTE 6:  STOCKHOLDERS' EQUITY (Continued)

Preferred Stock (Continued)

As of June 30,2005, the Company had issued 310,834 shares of Series A Preferred Stock as follows:

                                                                              Amount                    Shares
                                                                             -------------           -----------

            June 30, 2004 advance purchases                                  $    500,000                 50,000
            2005 Preferred stock cash sales                                     2,002,500                200,250
            Exchanged for accounts payable                                         25,000                  2,500
            Shares exchanged for offering costs                                   369,940                 36,994
            Shares exchanged for a note payable                                   210,900                 21,090
                                                                             ------------            -----------

                                                                             $  3,108,340                310,834
                                                                             ============            ===========


Subsequent to June 30, 2005, 15,000 shares of preferred stock have been sold, with the Company realizing net proceeds of $150,000.

Preferred Stock Beneficial Conversion

On January 28, 2005, the date the Series A Preferred Stock was authorized and the issue date for all 310,834 shares of preferred stock, the preferred shares were convertible into 3,108,340 shares of the Company's common stock. The closing price of the Company's common stock on that date was $2.00, therefore, the beneficial conversion cost was $1.00 per share, which has been recognized in the accompanying statement of operations for the year ended June 30, 2005 as additional dividends on the preferred stock.

Common Stock

On December 15, 2004, the articles of incorporation of the Company were amended and authorized the issuance of 50,000,000 shares of the Company's $0.001 par value common stock. At June 30, 2005, there were 7,816,000 shares of issued and outstanding common stock.

Stock Option Plan

The Company's 2004 Nonqualified Stock Option Plan (the "Plan") provides for options and other stock-based awards that may be granted to eligible employees, officers, consultants, and non-employee directors of the Company or its subsidiary. The Company has reserved 1,200,000 shares of common stock for future issuance under the Plan. As of June 30, 2005, there remains 675,000 shares which can be issued under the Plan, after giving effect to shares issued under the Plan. The purposes of the Plan generally are to retain and attract persons of training, experience and ability to serve as employees of the Company and to serve as non-employee directors of the Company, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company.

                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005


NOTE 6:  STOCKHOLDERS' EQUITY (Continued)

Stock Option Plan (Continued)

The Plan is administered by the Board of Directors (the "Committee"). The Committee has the power to determine which eligible employees will receive awards, the timing and manner of the grant of such awards, the exercise price of stock options (which may not be less than market value on the date of grant), the number of shares, and all of the terms of the awards. The Company may, at any time, amend or terminate the Plan; however, no amendment that would impair the rights of any participant, with respect to outstanding grants, can be made without the participant's prior consent. Stockholder approval of an amendment to the Plan is necessary only when required by applicable law or stock exchange rules.

The following summarizes stock option activity and related information:

                                                                       Years Ended June 30,
                                             ------------------------------------------------------------------------------
                                                          2004                                        2005
                                             ----------------------------------        ------------------------------------
                                                            Weighted Average                         Weighted Average
                                             Shares          Exercise Price                Shares       Exercise Price
                                             -----------  ---------------------         -----------  ----------------------
     Outstanding, Beginning of Year                    -   $                  -                   -  $                    -
         Granted                                       -                      -             525,000                      1.80
         Exercised                                     -                      -                   -                       -
         Canceled                                      -                      -                   -                       -
                                             -----------    -------------------         -----------  ----------------------

     Outstanding, End of Year                          -   $                  -             525,000  $                   1.80
                                             ===========    ===================         ===========  =======================

     Exercising, End of Year                           -   $                  -                   -  $                    -
                                             ===========    ===================         ===========  =======================


The following summarizes information related to stock options outstanding at June 30, 2005:

                                               Options Outstanding                     Options Exercisable
                                  ----------------------------------           -------------------------------------------
                                                 Weighted
                                                   Average          Weighted                                  Weighted
                                                 Remaining           Average                                  Average
                                                 Contractual        Exercise                                  Exercise
     Exercise Prices              Shares         Life (Years)         Price               Shares                 Price
     ------------------           ---------      ------------ ----------------         --------------         ------------
     $1.95 to $2.00               125,000              3.5        $      1.96                    -          $          -
     $1.87                        300,000              3.4               1.87                    -                     -
     $1.40                        100,000              3.3               1.40                    -          $          -
                                  -------      --------------     -----------         ------------          ------------

                                  525,000              3.4               1.80                    -          $          -
                                  =======      ==============     ===========         ============          ============



                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 6:  STOCKHOLDERS' EQUITY (Continued)

Stock Option Plan (Continued)

Subsequent to June 20, 2005, the Company has issued 200,000 additional options to purchase the Company's common stock at exercise prices ranging from $1.60 to $2.20 per share.

The following summarizes stock option activity and related information for the nine months ended March 31, 2006:


                                                              Weighted Average
                                               Shares            Exercise Price
     Outstanding, Beginning of Period           525,000       $         1.80
         Granted                                200,000                 1.96
         Exercised                                    -                   -
         Canceled                                     -                   -
                                             -----------      -----------------

     Outstanding, End of Period                 725,000        $        1.84
                                             ==========        ================

     Exercisable, End of Period                 250,000        $        1.91

The following summarizes information related to stock options outstanding at March 31, 2006:

                                               Options Outstanding                     Options Exercisable
                                  ----------------------------------           -------------------------------------------
                                                 Weighted
                                                   Average          Weighted                                  Weighted
                                                 Remaining           Average                                  Average
                                                 Contractual        Exercise                                  Exercise
     Exercise Prices              Shares         Life (Years)         Price                Shares                Price
     ------------------           ---------      ------------     ------------         --------------         ------------
     $1.95 to $2.00                 125,000              3.5        $      1.96              100,000          $       1.96
     $1.87                          300,000              3.4               1.87              150,000                  1.87
     $1.75                           75,000              3.1               1.75                    -                     -
     $1.60                           25,000              3.1               1.60                    -                     -
     $1.40                          100,000              3.3               1.40                    -                     -
     $2.20                          100,000              3.0        $      2.20                    -          $          -
                                    -------      ===========        ===========              -------           ===========

                                    725,000              3.4        $      1.84              250,000          $       1.91
                                    =======      ===========        ===========              =======          ============



Basic and Diluted Loss Per Common Share

The loss per common share is computed using the weighted average number of shares outstanding during the year divided into the net loss available to common shareholders. The weighted average number of basic and diluted shares are the same due to the fact that the common stock equivalents are anti-dilutive.


                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 6:  STOCKHOLDERS' EQUITY (Continued)

Stock Purchase Warrants

     At June 30, 2005, the Company had issued warrants to purchase 3,350,000 shares of the Company's common stock as follows:

                             Expected                                                                          Black-
                                Life                      Exercise Price                       Total          Scholes
                                            ----------------------------------------------
   Date         Issued For     (years)         $0.40      $1.25      $2.00         $3.00    Warrants           Valuation
-------------   ----------   ----------     --------    -------    -------    ----------    ----------       --------------

January         Preferred
    2005          Stock          3.5         568,750      637,500   796,875     796,875      2,800,000    $    5,409,219
November
    2004        Services         2.5               -      100,000   100,000     350,000        550,000           823,000
                                            --------      -------   -------   ---------      ---------     -------------
                                             568,750      737,500   896,875   1,146,875      3,350,000    $    6,232,219
                                            ========      =======   =======   =========      =========     =============


All warrants were exercisable on the date of grant. The value of the warrants issued in connection with the issuance of the preferred stock has been recognized as additional dividends on the preferred stock as of January 28, 2005, and the warrants issued for services were recognized as consulting expense as of November 18, 2004.

The fair value of the warrants was estimated using the Black-Scholes model with the following weighted average assumptions:

                                           2,800,000                   550,000
                                           Warrants                  Warrants
    Estimated fair value                   $1.94                      $1.50
    Expected life (years)                   3.5                        2.5
    Risk free interest rate                 4.5%                       4.5%
    Volatility                            218.9%                     218.9%
    Dividend yield                            -%                         -%

Subsequent to June 30, 2005 the Company issued the following warrants:

     |X| 1,125,000 warrants issued in connection with the acquisitions of Systems Group, Inc. and Ferguson International, Inc., with an exercise price of $2.00, expected life of 1.5 years and subject to attaining certain predetermined revenue volumes for calendar year 2006.
     |X| 950,000 warrants to be issued in connection with a convertible debt issuance, with an exercise price of $3.00 per share and exercise life of five (5) years, of which 400,000 were issued on September 30, 2005 and 275,000 were issued on January 13, 2006.
     |X| 349,384 warrants issued for services with an exercise life of five (5) years and exercise prices of:


                                   (Continued)
                                      F-24

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 6:  STOCKHOLDERS' EQUITY (Continued)

Stock Purchase Warrants (Continued)

                                                               Exercise
                     Number of Warrants                          Price
                     ------------------   --------------------------------
                          34,000                              $1.25
                                                              =====
                          67,000                              $2.00
                                                              =====
                         248,384                              $3.00
                         ---------                            =====
                         349,384
                         =========


The warrants issued subsequent to June 30, 2005 were valued using the Black-Scholes model with following assumptions:

                                                                675,000                        349,384
                                                              Warrants                        Warrants
                                                              -----------                    ------------
           Estimated fair value                               $      1.43                    $      1.16
           Expected life (years)                                     2.5                            2.5
           Risk free interest rate                                   4.0%                           4.0%
           Volatility                                              118.1%                          97.8%
           Dividend Yield                                              -%                             -%


The $965,250 aggregate value, of the 675,000 purchase warrants associated with the callable secured convertible notes payable, represents additional interest on the debt and has been recognized as deferred debt discount on the date of insurance of the warrants. The $407,969 aggregate value of the 349,384 warrants was recognized as consulting expense during the nine months ended March 31, 2006.

NOTE 8:  SUBSEQUENT EVENTS

In July 2005, the Company agreed to purchase and assumed management control of Systems Group Inc. and Systems Group Government Services, Inc. (collectively "Systems Group"), a provider of security planning, engineering and design services, contract security officer services, and security officer training based in Dallas, Texas. The Systems Group acquisition closed in October 2005, and in connection with the acquisition, the Company issued 1,100,000 shares of common stock, paid $500,000 in cash, issued a note payable for $500,000 and warrants to purchase 1,000,000 shares of the Company's common stock at $2.00 per share, exercisable, if Systems Group's revenues exceed $16,000,000 for the calendar year 2006, subject to certain reductions if the revenue estimate is not achieved.








                                   (Continued)
                                      F-25

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 7:  SUBSEQUENT EVENTS (Continued)

On August 4, 2005, the Company entered into a Purchase and Sale Agreement (the "Purchase Agreement") with Ferguson International, Inc. ("Ferguson"). The Purchase Agreement included among other provisions the following, related to the purchase price:

     |X| 250,000 of the Company's $0.001 par value common stock (valued at $1.75 per share)
     |X|  $50,000 cash payment due sixty (60) days after closing
     |X| 125,000 warrants to purchase the Company's common stock at $2.00 per share, exercisable if Ferguson's revenue in calendar year 2006 exceeds $2,250,000, subject to certain reductions if the revenue estimate is not achieved.
     |X|  Salary and car allowance for the President of Ferguson

The Ferguson acquisition was completed as of November 1, 2005.

In August of 2005, the Company issued 100,000 shares of its common stock as consideration for an advisory service agreement. The fair value of the 100,000 shares of common stock was determined to be the common stock's trading value ($1.65 per share) on the date of issue. The $165,000 has been recognized as consulting service expense during the six months ended December 31, 2005.

In September 2005, the Company entered into an agreement with four investors whereby they agreed that they would invest an aggregate of $3,500,000 in 8% callable secured convertible notes with $1,500,000 being invested at closing, $1,000,000 upon the filing of a registration statement and $1,000,000 upon the registration statement being declared effective by the Securities and Exchange Commission. In connection with that agreement, the Company also issued warrants to purchase 950,000 shares of the Company's Common Stock. The 8% callable secured convertible notes are convertible at various rates depending on the price of the Company's stock at the time of conversion or exercise. The warrants have an exercise price of $3.00 and expire September 30, 2010.

On November 18, 2005, the Company entered into a Settlement and Release Agreement (the "Settlement Agreement") with a stockholder and his affiliates, whereby the stockholder would return to the Company 800,000 shares of the common stock originally issued in connection with the reverse merger with Superior. The return of these shares settled all claims between the Company and the stockholder and his affiliates.

On February 15, 2006, the Company purchased eight (8) service contracts from Citadel ("Citadel") Security L.P. (a Texas Limited Partnership) for $200,000 in cash and the issuance of 200,000 shares of its common stock, subject to minimum revenue test. If the revenue recognized on the purchased service contracts does not equal or exceed $1,800,000 for twelve month period following the purchase, a pro rata portion of the issued common stock must be returned to the Company. Citadel is to be paid $2,000 per month for six months for consulting services to the Company.

The acquisition of the service contracts did not represent the purchase of a business enterprise and was recorded as follows:

                       Cash Payment                                 $  200,000
                       Fair Value of Common Share                      334,000
                                                                    ----------
                       Service Contracts Purchased                  $  534,000
                                                                    ==========

The $1.67 fair value per share was determined by weighted averaging the closing market price of the Company's common stock for a twenty day period surrounding the acquisition date of February 15, 2006. The asset value is being amortized over the expected lives of the service contracts.

On June 7, 2006, the Company announced the sale of its wholly owned subsidiary Superior Protection, Inc. to Jack Heard, the former owner of Superior, in exchange for the return of 3,300,000 shares of the Company's common stock. The closing price of the Company's common stock on that date was $2.05 per share.

                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 8:  CALLABLE SECURED CONVERTIBLE NOTES PAYABLE

The Company entered into a securities purchase agreement with four investors (the "note holders") on September 30, 2005, for the sale of (i) $3,500,000 in callable secured convertible notes and (ii) warrants to purchase 950,000 shares of common stock. The securities purchase agreement required the purchase of an aggregate of $3,500,000 of the callable secured convertible notes and warrants occurring in three traunches as follows:

     |X| $1,500,000 on September 30, 2005 and 400,000 warrants to purchase common stock;

     |X| $1,000,000 within two days after filing this registration (January 13, 2006) statement covering the number of shares of common stock underlying the callable secured convertible notes and 275,000 warrants to purchase common stock; and

     |X| $1,000,000 within two days of the effectiveness of this registration statement and 275,000 warrants to purchase common stock.

The callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable quarterly in cash. The callable secured convertible notes mature in three years from the date of issuance, and are convertible into common stock at the note holders' option, at the lower of (i) $2.00 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is no limit to the number of shares into which the callable secured convertible notes may be converted. The callable secured convertible notes are secured by the Company's assets, including inventory, accounts receivable and intellectual property.

The note holders have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. However, the note holders may repeatedly sell shares of common stock in order to reduce their ownership percentage, and subsequently convert additional callable secured convertible notes.

The callable secured convertible notes payable included a beneficial conversion feature since it was convertible into shares, at the lower of $2.00 or 65% of the trading value. The aggregate beneficial conversion feature was computed to be $1,484,750 and was recognized as deferred debt discount as follows:

                                                    September 30,               January 13,
                                                         2005                       2006                    Total
                                                    --------------            --------------            --------------

         Cash fees                                  $      (50,000)            $           -           $      (50,000)
         Warrant valuation                                (572,000)                 (393,250)                (965,250)
         Beneficial conversion                            (878,000)                 (606,750)              (1,484,750)
                                                    ---------------            --------------           --------------

             Total deferred
                Debt discount                       $   (1,500,000)            $  (1,000,000)              (2,500,000)
                                                    ===============            ==============

             Less debt discount amortization
                  At March 31, 2006                                                                           319,445
                                                                                                        -------------

             Net deferred debt discount                                                                    (2,180,555)

         Notes payable advances                                                                             2,500,000
                                                                                                        -------------

             Net callable secured convertible
               Notes payable at March 31, 2006                                                         $      319,445
                                                                                                         ============

                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 8:  CALLABLE SECURED CONVERTIBLE NOTES PAYABLE (UNAUDITED)

The issuable warrants and the conversion features of the callable secured convertible notes payable were reviewed for possible embedded derivatives. The warrants were deemed to have no embedded derivations since they can be satisfied with unregistered common stock. The conversion feature of the notes payable does include a embedded derivative and the value of the embedded derivative was determined using the Black-Scholes pricing model. As of March 31, 2006, a derivative liability of $3,212,000 and corresponding derivative valuation loss was recognized by the Company. The derivative value was calculated using the following assumptions: (i) risk free interest rate of 4.25%; (ii) expected volatility of 98%; (iii) expected life (in years) of 1.25; (iv) expected dividend yield of 0.00%; and (v) stock trading price of $3.75.

NOTE 9:  ACQUISITION OF SUBSIDIARIES

Effective July 1, 2005, the Company acquired one-hundred percent of the ownership of Systems Group, Inc. and Systems Group Government Services, Inc. The following summarizes the acquisition:

                                                                               Amount
             Assets Acquired
                  Cash                                                   $    136,641
                  Other current assets                                        531,242
                  Equipment                                                   197,620
                  Deposits                                                     21,395
                  Service contract value                                    1,742,000
                                                                           ----------
             Total Assets Acquired                                          2,628,898

             Liabilities Assumed
                  Accounts payable and accrued
                    liabilities                                              (866,485)
                  Deferred revenue                                            (31,112)
                  Long-term debt                                             (109,334)
                                                                         -------------
             Excess of Liabilities Assumed
                  Assets Acquired over
                    Liabilities assumed                                     1,621,967
                                                                         ------------

             Purchase Price
                  Notes payable                                             1,000,000

                  Issuance of 1,100,000
                    shares of common stock                                  1,870,000
                                                                         ------------

                                                                            2,870,000

             Goodwill Acquired                                           $  1,248,033
                                                                        =============


The $1.70 per share valuation for the 1,100,000 shares of common stock issued was an agreed upon value by the respective parties to the acquisition and approximated the weighted average closing market price of the Company's common stock for a twenty day period surrounding the acquisition date of July 1, 2005.

                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 9:  ACQUISITION OF SUBSIDIARIES (Continued)

Effective November 1, 2005, the Company acquired one-hundred percent of the ownership of Ferguson International, Inc. The following summarizes the acquisition:

                                                                             Amount
                  Assets Acquired
                    Receivables                                           $    83,024
                    Equipment                                                  15,545
                    Service contracts value                                   317,000
                                                                           ----------
                  Total Assets Acquired                                       415,569
                                                                           ----------

                  Liabilities Assumed
                    Cash overdraft                                                (59)
                    Accrued expenses                                             (963)
                    Note payable                                              (22,013)
                                                                           -----------
                                                                              (23,035)

                  Net Assets Acquired                                         392,534
                                                                           ----------

                  Purchase Price
                    Cash                                                       50,000

                    Issuance of 250,000 shares
                      of common stock                                         470,000
                                                                           ----------

                                                                              520,000

                  Goodwill Acquired                                       $   127,466
                                                                           ==========


Ferguson had no large or long-term contracts giving rise to an asset on the date of purchase.

The $1.88 per share valuation for the 250,000 shares of common stock issued was an agreed upon value by the respective parties to the acquisition and approximated the weighted average closing market price of the Company's common stock for a twenty day period surrounding the acquisition date of November 1, 2005.

In connection with these acquisitions the Company issued an aggregate of 1,125,000 warrants to purchase the Company's common stock at $2.00 subject to reduction if certain revenue amounts are not exceeded. Any additional contingent consideration related to exercisable warrants, will be recognized as additional acquisition investment once the contingency is resolved.

NOTE: 10  DISCOUNTED OPERATIONS

On June 7, 2006, the Company announced a settlement agreement with Jack Heard, former owner of Superior Protection, Inc. Under the agreement, Mr. Heard will purchase Superior, and the Company transferring all assets and liabilities of Superior for cancellation of 3,300,000 shares of the Company's common stock, currently owned by Mr. Heard. The results of operations of the discontinued entity is as follows:

                                                 Years Ended June 30,                  Nine Months Ended March 31,
                                           --------------------------------          -----------------------------
                                               2004              2005                      2005             2006
                                           --------------    --------------          ---------------    --------------
    Sales                                  $  23,164,768    $  23,491,213           $    18,794,301    $     7,825,888
    Cost of sales                             22,909,680       22,279,083                17,953,664          6,955,527
                                           -------------     -------------           ---------------    ---------------
    Gross profit                                 255,088        1,212,130                   840,637            870,361
    Operating expenses                         2,048,925        4,373,193                 3,418,506          1,603,675
    Other (income)/expense                       593,275          653,726                   614,313            330,486
                                           --------------    --------------          ---------------    --------------
    Loss before income taxes                  (2,387,112)      (3,814,789)               (3,192,182)        (1,063,800)
    Income tax benefit                                 -                -                         -                  -
                                            -------------    ------------            --------------          ---------
    Loss from discontinued operations      $  (2,387,112)   $  (3,814,789)          $    (3,192,182)   $    (1,063,800)
                                           ==============    ==============          ================   ===============

                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE: 10  DISCOUNTED OPERATIONS (Continued)

The following represents the net liabilities of the discontinued entity:

                                                    June 30,                            March 31,
                                           --------------------------------          ---------------
            Description                        2004              2005                      2006
       -------------------                 --------------    --------------          ---------------
    Cash and restricted cash               $      195,000    $      297,728          $       (86,980)
    Accounts receivable                         3,634,330         2,798,345                  984,021
    Property and equipment                        277,883           173,869                  205,869
    Prepaid expenses                              271,191            52,799                        -
    Other assets                                      175             2,515                    7,026
    Loans receivable,
       shareholders                             1,201,531                -                         -
    Notes payable                              (2,530,838)       (1,766,203)              (1,134,946)
    Accounts payable                             (680,673)         (813,409)                (542,941)
    Accrued expenses                           (2,954,037)       (3,102,104)              (2,016,953)
    Advances from
       preferred shareholders                    (500,000)               -                         -
    Accrued settlement                         (6,097,630)       (6,037,930)              (6,255,384)
                                           --------------       -----------             ------------
    Net liabilities from
     discontinued operations               $   (7,183,068)   $   (8,394,390)         $    (8,840,288)
                                           ==============     =============           ==============


The following represents the estimated gain on the sale of Superior:


    Net liabilities assumed by Heard
       as of March 31, 2006                 $   8,840,288
    Fair value of common
       stock cancelled                          6,765,000
                                            -------------
          Estimated gain                    $  15,605,288
                                            =============

                         MONTGOMERY COSCIA GREILICH LLP
                          Certified Public Accountants
                         2400 Dallas Parkway, Suite 180
                               Plano, Texas 75093
                                 972.378.0400 p
                                 972.378.0416 f

Thomas A. Montgomery, CPA
Matthew R. Coscia, CPA
Paul E. Greilich, CPA
Jeanette A. Musacchio
James M. Lyngholm


                          INDEPENDENT AUDITOR'S REPORT


To the stockholders of
The Systems Group, Inc. and
Systems Group Government Services, Inc.
Dallas, Texas

We have audited the accompanying combined balance sheets of The Systems Group, Inc. and Systems Group Government Services, Inc. as of December 31, 2004 and 2003 and the related combined statements of operations, changes in stockholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Systems Group, Inc. and Systems Group Government Services, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1, The Systems Group, Inc. and Systems Group Government Services, Inc. entered into an agreement to sell 100% of the issued and outstanding shares of the Company effective June 30, 2005.


MONTGOMERY COSCIA GREILICH LLP
Plano, Texas
February 8, 2006


                                    SGF-1

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                             COMBINED BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003

                                                                                        2004              2003
                                                                                    -------------  ----------------
     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                                      $           323  $          5,428
   Accounts receivable, net of allowance for doubtful accounts of
     $23,715 and $5,800, respectively                                                     179,971           177,893
   Inventory                                                                                8,521             2,880
                                                                                    -------------    --------------
     Total current assets                                                         $       188,815  $        186,201

PROPERTY AND EQUIPMENT, net                                                               171,911            91,521

SECURITY DEPOSITS                                                                          21,345            14,395



                                                                                  $       382,071  $        292,117
                                                                                    =============    ==============

     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued expenses                                          $       414,769  $        152,052
   Billings in excess of costs and profits on contracts                                    45,689           246,762
   Current portion of long-term notes payable                                              34,520             9,827
   Related party payable                                                                  911,018           339,630
                                                                                    -------------    --------------
     Total current liabilities                                                          1,405,996           748,271

LONG-TERM NOTES PAYABLE, net of current portion                                            91,064            42,539

COMMITMENTS AND CONTINGENCIES                                                                   -                 -

SHAREHOLDERS' EQUITY
   Common stock (SGI), $0.01 par value, 100,000 authorized
     100,000 shares issued and outstanding                                                  1,000             1,000
   Common stock (SGGS), $0.01 par value, 100,000 authorized
     100,000 shares issued and outstanding                                                  1,000                 -
   Additional paid-in capital                                                               8,000            (1,000)
   Accumulated deficit                                                                 (1,124,989)         (498,693)
                                                                                    -------------    --------------
                                                                                       (1,114,989)         (498,693)


                                                                                  $       382,071  $        292,117
                                                                                    =============    ==============




    The accompanying notes are an integral part of this financial statement.
                                     SGF-2

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                        COMBINED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                        2004              2003
                                                                                    -------------    --------------

SALES                                                                               $   1,946,771    $      611,558

COST OF GOODS SOLD                                                                      1,768,325           456,111

     Gross profit                                                                         178,446           155,447

GENERAL, SELLING AND ADMINISTRATIVE EXPENSES                                              805,289           509,950

     Loss from operations                                                                (626,843)         (354,503)

INTEREST, net                                                                                 547              (400)

LOSS BEFORE TAX PROVISION                                                                (626,296)         (354,903)

INCOME TAX PROVISION                                                                            -                 -


NET LOSS                                                                            $    (626,296)   $     (354,903)
                                                                                      ===========       ===========

























    The accompanying notes are an integral part of this financial statement.
                                     SGF-3

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
             COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                                               Additional                            Total
                                                    Common Stock                 Paid-in        Accumulated      Shareholders'
                                          -------------------------------
                                              Shares           Amount            Capital          Deficit           Equity
                                          -------------     -------------    -------------     -------------    --------------

Balance at December 31, 2002                    100,000     $       1,000    $      (1,000)    $    (143,790)   $     (143,790)

Net loss                                              -                 -                -          (354,903)         (354,903)

Balance at December 31, 2003                    100,000             1,000           (1,000)         (498,693)         (498,693)

Issuance of common stock                        100,000             1,000            9,000                 -            10,000

Net loss                                              -                 -                -          (626,296)         (626,296)

Balance at December 31, 2004                    200,000     $       2,000    $       8,000     $  (1,124,989)   $   (1,114,989)




    The accompanying notes are an integral part of this financial statement.
                                     SGF-4

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                        COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                               2004              2003
                                                                                          --------------    -------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                                  $     (626,296)   $    (354,903)
Adjustments to reconcile net loss to net cash
   provided by operating activities:
   Depreciation and amortization                                                                  32,570           17,786
   Changes in the allowance for doubtful accounts receivable                                      17,915            5,800
   Changes in operating assets and liabilities:
     Accounts receivable                                                                         (19,993)        (171,368)
     Inventory                                                                                    (5,641)          (2,880)
     Security deposits                                                                            (6,950)            (450)
     Accounts payable and accrued expenses                                                       262,717          145,146
     Billings in excess of cost and profits on contracts                                        (201,073)         246,762
     Related party payable                                                                       578,038          153,579
                                                                                             -----------      -----------
       Net cash provided by operating activities                                                  31,287           39,472

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property and equipment                                                         (16,841)         (27,027)
                                                                                             -----------      -----------
       Net cash used in investing activities                                                     (16,841)         (27,027)

CASH FLOWS FROM FINANCING ACTIVITIES
     Payments on notes payable                                                                   (22,901)         (13,999)
     Borrowings on notes payable                                                                       -            3,000
     Issuance of common stock                                                                      3,350                -
                                                                                             -----------      -----------
       Net cash used in financing activities                                                     (19,551)         (10,999)

NET CHANGED IN CASH AND CASH EQUIPMENT                                                            (5,105)           1,446

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                                     5,428            3,982

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                $          323    $       5,428
                                                                                             ===========      ===========

SUPPLEMENTAL INFORMATION:
                                                                                             -----------      -----------
Cash paid for interest                                                                    $            -    $         400
                                                                                             ===========      ===========
Cash paid for income taxes                                                                $            -    $           -
                                                                                             ===========      ===========
Non-cash investing and financing activities
     Purchase of equipment with debt                                                      $       96,119    $           -
                                                                                             ===========      ===========
     Issuance of common stock with related party payable                                  $        6,650    $           -
                                                                                             ===========      ===========




    The accompanying notes are an integral part of this financial statement.
                                     SGF-5

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


1.  ORGANIZATION AND BASIS OF PRESENTATION

The Systems Group, Inc. ("SGI") was formed in 2002 as a Delaware corporation. Systems Group Government Services, Inc. ("SGGS") was formed in 2003 as a Delaware corporation. SGI and SGGS (collectively "the Companies") sell and install building security systems and provide security personnel on an outsourced basis. The Companies corporate headquarters are in Dallas, Texas, but serve locations throughout the United States of America.

The entities share common ownership and are economically dependent upon one another and as such are presented on a combined basis for financial statement presentation purposes. The combined financial statements include the accounts of the Companies. SGGS did not commence business operations until 2004; therefore the combined financial statements for 2003 do not have any activity for SGGS. All significant intercompany balances and transactions have been eliminated.

The stockholders of the Company entered into an agreement to sell 100% of the issued and outstanding shares of the Company effective June 30, 2005. These financial statements are based on the historical accounting basis of the Company and do not reflect the effect of the merger.

2. SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash and money market funds with original maturities of three months or less.

Accounts Receivable

The Companies extend unsecured credit to its customers in the ordinary course of business but mitigates the associated credit risk by actively pursuing accounts more than 90 days past due. The Companies establish an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends and other information. The provision for doubtful accounts is analyzed periodically and accounts that are deemed uncollectible are written off against the provision for doubtful accounts.

                                    SGF-6

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                NOTES TO COMBINED FINANCIAL STATEMENTS, Continued


2. SIGNIFICANT ACCOUNTING POLICIES, Continued

Inventories

Inventory is valued at the lower of cost or market using the first-in, first-out
(FIFO) method. The Companies inventory balance consists of various parts and components to security systems. The balance of the Companies inventory was $8,521 and $2,880 at December 31, 2004 and 2003, respectively.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation on equipment is provided in amounts sufficient to relate the cost of the assets to operations over their estimated service lives ranging from three to fifteen years using the straight-line method.

Major repairs or replacements of property, plant and equipment are capitalized. Maintenance repairs and minor replacements are charged to operations as incurred. Property and equipment retirements are removed from the records at their cost and related accumulated depreciation and any resulting gain or loss is included in operations.

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes," which uses the asset and liability method to calculate deferred income taxes. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts. The realization of deferred tax assets is based on historical tax positions and expectations about future taxable income. The liability method also requires the recognition of future tax benefits such as net operating loss carryforwards, to the extent that realization of such benefits is more likely than not.

Revenue and Cost Recognition

Revenue from security personnel services are recognized in the month the services are provided.

Revenues from installation contracts are recognized on the percentage-of completion method when good estimates are available, measured by the percentage of labor costs incurred to date to the labor construction costs of each contract. Where good estimates of contract completion can not be measured, the completed contract method is used.

Installation costs include all direct material and labor costs and those indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

                                    SGF-7

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

2. SIGNIFICANT ACCOUNTING POLICIES, Continued

Billings in excess of costs and profits earned represent billings presented to customers for which the income has not been earned.

Advertising Costs

Advertising costs are charged to operations when incurred.

Use of Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported sales and expenses. Actual results could vary from the estimates that were used.

3. TRADE ACCOUNTS RECEIVABLE

Trade accounts receivable at December 31, 2004 and 2003 includes the following:

                                                                   2004               2003
                                                              -------------       -------------

                  Trade accounts receivable                   $     203,686       $     183,693
                  Allowance for doubtful accounts                   (23,715)             (5,800)
                                                                -----------         -----------

                                                              $     179,971       $     177,893
                                                                ===========         ===========


4. COST AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                                                                   2004               2003
                                                              -------------       -------------

              Costs recognized on uncompleted contracts       $       5,872       $           -
              Deferred contract costs                                25,223             563,856
              Estimated earnings recognized                           1,654                   -
                                                                -----------         -----------

                                                                     35,749             563,856

              Less billings to date                                 (81,438)           (810,618)
                                                                -----------         -----------

                                                              $      45,689       $     246,762
                                                                ===========         ===========


Included in the accompanying combined balance sheets under the following captions:

                                                                   2004               2003
                                                              -------------       -------------

              Costs and profits on contracts in excess
                  of billings                                 $           -       $           -
              Billings in excess of costs and profits on
                  Contracts                                          45,689             246,762
                                                                -----------         -----------

                                                              $      45,689       $     246,762
                                                                ===========         ===========


                                    SGF-8

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                NOTES TO COMBINED FINANCIAL STATEMENTS, Continued


5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2004 and 2003:

                                                                   2004               2003
                                                              -------------       -------------

              Transportation equipment                        $     153,577       $      77,575
              Office furniture and equipment                         75,443              38,485
                                                                -----------         -----------
                                                                    229,020             116,060

              Accumulated depreciation                              (57,109)            (24,539)
                                                                -----------         -----------

                                                              $     171,911       $      91,521
                                                                ===========         ===========


Depreciation expense was $32,570 and $17,786 for the years ended December 31, 2004 and 2003, respectively.

6.  NOTES PAYABLE

Notes payable at December 31, 2004 and 2003 was comprised of various notes from non-affiliates related to the acquisition of equipment bearing interest ranging from 0% to 19% with monthly payments inclusive of interest ranging from $115 to $500. Notes payable totaled $125,584 at December 31, 2005.

Future maturities of notes payable over the next four succeeding years are as follows:

Years ending December 31,
         2005                           $      34,520
         2006                                  34,944
         2007                                  33,344
         2008                                  18,144
         2009                                   4,632
                                          -----------
                                        $     125,584













                                    SGF-9

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                NOTES TO COMBINED FINANCIAL STATEMENTS, Continued


7. FEDERAL INCOME TAXES

The components of the provision for federal income taxes for the years ended December 31, 2004 and 2003 are as follows:

                                                                   2004               2003
                                                              -------------       -------------

Current income tax (expense) benefit                          $           -       $           -
Deferred income tax (expense) benefit                                     -                   -
                                                                -----------         -----------
Total                                                         $           -       $           -
                                                                ===========         ===========


The differences between the actual income tax expense and the amount computed by applying the statutory federal tax rate to the loss before income taxes are as follows:

                                                                   2004               2003
                                                              -------------       -------------

Benefit computed at federal statutory rate                         34.00%             34.00%
Permanent differences                                              (0.38)%            (0.40)%
State income tax benefit, net of federal
   tax effect at state statutory rate                               3.11%              2.90%
Tax benefit of non-taxable entity not realized                     (3.76)%              -  %
Increase in valuation allowance                                   (32.97)%           (36.50)%
                                                                  --------           --------
Total                                                                -  %               -  %
                                                                  -------            --------


The Company's deferred tax assets and liabilities are as follows as of December 31, 2004 and 2003:

                                                                         2004                2003
                                                                     -------------      -------------

Current deferred tax assets and liabilities:
Net operating loss carry forward                                     $           -      $           -
Allowance for doubtful accounts and other reserves                          25,659             93,372
                                                                       -----------        -----------
Total deferred tax assets                                                   25,659             93,372
Deferred tax liabilities                                                         -                  -
                                                                       -----------        -----------
Net deferred tax assets                                                     25,659             93,372
Valuation allowance for net deferred tax assets                            (25,659)           (93,372)
                                                                       -----------        -----------
Deferred tax assets, net of valuation allowance                      $           -      $           -
                                                                       ===========        ===========

Non-current deferred tax assets and liabilities
Net operating loss carryforward                                      $     394,619      $     107,614
Other                                                                          323                231
                                                                       -----------        -----------
Total deferred tax assets                                                  394,942            107,845
Deferred tax liabilities                                                   (21,448)            (8,528)
                                                                       -----------        -----------
Net deferred tax assets                                                    373,494             99,317
Valuatin allowance for net deferred tax assets                            (373,494)           (99,317)
                                                                       -----------        -----------
Deferred tax assets, net of valuation allowance                      $           -      $           -
                                                                       ===========        ===========




                                    SGF-10

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                NOTES TO COMBINED FINANCIAL STATEMENTS, Continued


7. FEDERAL INCOME TAXES, Continued

At December 31, 2004 and 2003, the Company has recorded a valuation allowance against its net deferred tax assets due to uncertainty of the amount and timing of future taxable income. The Company has federal net operating loss carryforwards of approximately $1,058,972 and $291,085 at December 31, 2004 and 2003 that begin to expire in 2022. The change in the reserve for tax assets for the years ended December 31, 2004 and 2003 was $206,464 and $129,599, respectively.

8. LEASES

The Company leases buildings under non-cancelable operating leases expiring at various dates through 2007. Total rental expense was approximately $114,800 and $101,600 for the years ended December 31, 2004 and 2003, respectively. The following is a schedule of future minimum lease payments at December 31, 2004.

           Years ending December 31,
           2005                                           $     104,228
           2006                                                  37,000
           2007                                                  18,500
                                                            -----------
                                                          $     159,728

9. EMPLOYEE RETIREMENT PLAN

The Company provides a 401(k) retirement plan (the "Plan") to all qualified employees covered by the Plan. The Company does not provide matching contributions.

10. CONCENTRATIONS OF CREDIT RISK AND CONTINGENCIES

From time to time, funds deposited in the Company's bank exceed, the Federal Deposit Insurance Corporation insured limits. The Company manages this risk by placing its cash with high credit quality institutions.

11. RELATED PARTY PAYABLE

The owners of the Company have provided financing from inception in the form of an unsecured, non-interest bearing loan to the Company. The related party payable has no repayment terms. Included in the statement of operations for the years ended December 31, 2004 and 2003 are expenses totaling $571,388 and $153,579 from financing provided by the owners. The related party payable at December 31, 2004 and 2003 was $911,018 and $339,630, respectively.


                                    SGF-11

                         MONTGOMERY COSCIA GREILICH LLP
                          Certified Public Accountants
                         2400 Dallas Parkway, Suite 180
                               Plano, Texas 75093
                                 972.378.0400 p
                                 972.378.0416 f

Thomas A. Montgomery, CPA
Matthew R. Coscia, CPA
Paul E. Greilich, CPA
Jeanette A. Musacchio
James M. Lyngholm


                          INDEPENDENT AUDITOR'S REPORT


To the stockholders
The Systems Group, Inc. and
Systems Group Government Services, Inc.
Dallas, Texas

We have audited the accompanying combined balance sheet of The Systems Group, Inc. and Systems Group Government Services, Inc. as of June 30, 2005 and the related combined statements of operations, changes in stockholder's equity and cash flows for the six months ended June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Systems Group, Inc. and Systems Group Government Services, Inc. as of June 30, 2005, and the results of its operations and its cash flows for the six months then ended, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1, The Systems Group, Inc. and Systems Group Government Services, Inc. entered into an agreement to sell 100% of the issued and outstanding shares of the Company effective June 30, 2005.

                                 Supplement F-1

MONTGOMERY COSCIA GREILICH LLP
Plano, Texas
October 31, 2005





                          THE SYSTEMS GROUP, INC. AND
                    SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                             COMBINED BALANCE SHEET
                                 JUNE 31, 2005

         ASSETS

 CURRENT ASSETS
     Cash and cash equivalents                                                           $          136,641
     Accounts receivable, net of allowance for doubtful accounts of
 $23,715, respectively                                                                              456,256
      Inventories                                                                                     8,727
      Costs and profits on contracts in excess of billings                                           47,488
      Prepaid expenses                                                                               18,771
                                                                                         -------------------
                                                                                         -------------------
         Total current assets                                                                       667,883

 PROPERTY AND EQUIPMENT, net                                                                        197,620

 SECURITY DEPOSITS                                                                                   21,395
                                                                                         -------------------
                                                                                         $          886,898
                                                                                         ===================
                                                                                         ===================

           LIABILITIES AND SHAREHOLDERS' EQUITY

 CURRENT LIABILITIES
      Accounts payable and accrued expenses                                              $          867,790
      Billings in excess of costs and profits on contracts                                           31,112
      Current portion of long-term notes payable                                                     37,936
      Related party payable                                                                         922,123
                                                                                         -------------------
         Total current liabilities                                                                1,858,961

 LONG-TERM NOTES PAYABLE, net of current portion                                                     71,399

 COMMITMENTS AND CONTINGENCIES                                                                            -

 SHAREHOLDERS' EQUITY
      Common stock (SGI), $0.01 par value, 100,000 authorized 100,000 shares
        issued and outstanding                                                                        1,000
      Common stock (SGGS), $0.01 par value, 100,000 authorized 100,000 shares
         issued and outstanding                                                                       1,000
      Additional paid-in capital                                                                      8,000
     Accumulated deficit                                                                         (1,053,462)
                                                                                         -------------------
                                                                                                 (1,043,462)
                                                                                         -------------------
                                                                                         $          886,898
                                                                                         ===================





                 The accompanying notes are an integral part of
                           this financial statement.

                                 Supplement F-3

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                        COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2005


 SALES                                                                                  $          3,215,568

 COST OF GOODS SOLD                                                                                2,552,735

                                                                                        ---------------------
     Gross profit                                                                                    662,833

 GENERAL, SELLING AND ADMINISTRATIVE EXPENSES                                                        584,018

                                                                                       ---------------------
     Income from operations                                                                           78,815

 OTHER INCOME (EXPENSE)

     Interest expense                                                                                 (7,452)
     Interest income                                                                                     164
                                                                                        ---------------------
 INCOME BEFORE TAX PROVISION                                                                          71,527

 INCOME TAX PROVISION                                                                                      -

                                                                                        ---------------------
 NET INCOME                                                                             $             71,527
                                                                                        =====================

















                 The accompanying notes are an integral part of
                           this financial statement.

                                 Supplement F-4

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
              COMBINED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                     FOR THE SIX MONTHS ENDED JUNE 30, 2005


                                                                                                                         Total
                                               Common Stock                Additional           Accumulated          Shareholders'
                                      -------------------------------
                                         Shares            Amount        Paid-in Capital          Deficit               Equity
                                      -------------    --------------    ---------------     -----------------       -------------
Balance at December 31, 2004                200,000       $     2,000    $     8,000           $  (1,124,989)        $  (1,114,989)

Net Income                                        -                 -              -                  71,527                71,527
                                      -------------         ---------      ---------             -----------           -----------

                                            200,000             2,000    $     8,000           $  (1,053,462)          ( 1,043,462)
                                      =============         =========      =========             ===========           ===========






















                 The accompanying notes are an integral part of
                           this financial statement.

                                 Supplement F-5

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                        COMBINED STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2005


CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                                                  $      71,527
Adjustments to reconcile net income to net cash provided by operating
       Activities:
     Depreciation and amortization 24,996 Changes in operating assets and liabilities:
        Accounts receivable                                                                                      (276,285)
        Inventories                                                                                                  (206)
        Prepaid expenses                                                                                          (18,771)
        Security deposits                                                                                             (50)
        Accounts payable and accrued expenses                                                                     453,020
        Net cost and profits on contracts in excess of amounts billed                                             (62,065)
        Related party payable                                                                                      11,105
                                                                                                            -------------
            Net cash provided by operating activities                                                             203,271

CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of property and equipment                                                                        (50,704)
                                                                                                            ------------
             Net cash used in investing activities                                                                (50,704)

CASH FLOWS FROM FINANCING ACTIVITIES
        Payments on notes payable                                                                                 (16,249)
                                                                                                            -------------
             Net cash used in financing activities                                                                (16,249)

                                                                                                            -------------
NET INCREASE IN CASH AND CASH EQUIPMENT                                                                           136,318

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                                                        323

                                                                                                            -------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                                  $     136,641
                                                                                                            =============
                                                                                                            =============

SUPPLEMENTAL INFORMATION:
Cash paid for interest                                                                                      $       7,452
                                                                                                            =============
                                                                                                            =============
Cash paid for income taxes                                                                                  $        -
                                                                                                            =============

Non-cash investing and financing activities                                                                 $        -
                                                                                                            =============






                 The accompanying notes are an integral part of
                           this financial statement.

                                 Supplement F-6

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  JUNE 30, 2005


1. BUSINESS

The Systems Group, Inc. and Systems Group Government Services, Inc. (both Delaware corporations) (the "Company") were founded in 2002 and 2003, respectively. The Company sells and installs building security systems and provides security personnel on an outsourced basis. The Company's corporate headquarters is in Dallas, Texas, but serves locations throughout the United States of America.

The stockholders of the Company entered into an agreement to sell 100% of the issued and outstanding shares of the Company effective June 30, 2005. These financial statements are based on the historical accounting basis of the Company and do not reflect the effect of the merger.

2. SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash and money market funds with original maturities of three months or less.

Accounts Receivable

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated credit risk by actively pursuing accounts more than 90 days past due. The Company establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends and other information. The provision for doubtful accounts is analyzed periodically and accounts that are deemed uncollectible are written off against the provision for doubtful accounts.

Inventories

Inventory is valued at the lower of cost or market using the first-in, first-out
(FIFO) method. The Company's inventory balance consists of various parts and components to security systems. The balance of the Company's inventory was $8,727 at June 30, 2005.












                                 Supplement F-7

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

2. SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation on equipment is provided in amounts sufficient to relate the cost of the assets to operations over their estimated service lives ranging from three to fifteen years using the straight-line method.

Major repairs or replacements of property, plant and equipment are capitalized. Maintenance repairs and minor replacements are charged to operations as incurred. Property and equipment retirements are removed from the records at their cost and related accumulated depreciation and any resulting gain or loss is included in operations.

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes," which uses the asset and liability method to calculate deferred income taxes. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts. The realization of deferred tax assets is based on historical tax positions and expectations about future taxable income. The liability method also requires the recognition of future tax benefits such as net operating loss carryforwards, to the extent that realization of such benefits is more likely than not.

Revenue and Cost Recognition

Revenue from security personnel services are recognized in the month the services are provided.

Revenues from installation contracts are recognized on the percentage-of completion method, measured by the percentage of labor costs incurred to date to the labor construction costs of each contract.

Installation costs include all direct material and labor costs and those indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

Costs and profits on contracts earned in excess of billings represents income earned for which billings have not been presented to customers. Billings in excess of costs and profits earned represent billings presented to customers for which the income has not been earned.

Advertising Costs

Advertising costs are charged to operations when incurred.

                                 Supplement F-8

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

2. SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Use of Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported sales and expenses. Actual results could vary from the estimates that were used.

3. TRADE ACCOUNTS RECEIVABLE


Trade accounts receivable at June 30, 2005 includes the following:

         Contracts in progress                                         $   232,439
         Completed contracts                                               223,817
         Retainage receivable                                                    -
                                                                       -----------
                                                                       $   456,256
                                                                       ===========


4. COST AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS


         Costs incurred on uncompleted contracts                       $   164,741
         Deferred contract costs                                            15,294
         Estimated earnings                                                 88,710
                                                                       ------------
                                                                           268,745
         Less billings to date                                            (252,369)
                                                                       ------------
                                                                       $    16,376
                                                                       ===========

Included in the accompanying balance sheet under the following captions:

         Cost and profits on contracts in excess of billings  $    47,488
         Billings in excess of cost and profits on contracts      (31,112)
                                                              ------------
                                                              $    16,376

5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30, 2005:
Transportation equipment                                              $    153,577
Office furniture and equipment                                             126,148
                                                                      --------------
                                                                           279,725
Accumulated depreciation                                                   (82,105)
                                                                      --------------
                                                                      $    197,620
                                                                      ==============


Depreciation expense was $24,996 for the six months ended June 30, 2005.


                                 Supplement F-9

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

6.  NOTES PAYABLE

Notes payable at June 30, 2005 was comprised of nine notes from non-affiliates related to the acquisition of automotive equipment bearing interest ranging from 0% to 19% with monthly payments inclusive of interest ranging from $115 to $500. Notes payable totaled $109,335 at June 30, 2005.

Future maturities of notes payable over the next four succeeding years are as follows:

Years ending June 30,
         2006                                     $   37,936
         2007                                         35,662
         2008                                         25,266
         2009                                         10,471
                                                  -----------
                                                  $  109,335

7. FEDERAL INCOME TAXES

The components of the provision for federal income taxes for the six months ended June 30, 2005 are as follows:

Current income tax (expense) benefit                          $           -
Deferred income tax (expense) benefit                                     -
                                                              -------------
                                                              $           -
                                                              =============

The differences between the actual income tax expense and the amount computed by applying the statutory federal tax rate to the loss before income taxes are as follows:

Benefit computed at federal statutory rate                    $   17,266
Permanent differences                                             (1,198)
State income tax benefit, net of federal
  tax effect at state statutory rate                               1,404
Increase in valuation allowance                                  (17,472)
                                                              ----------
Total                                                         $        -
                                                              ==========

The Company's deferred tax assets and liabilities are as follows as of June 30, 2005:

Current deferred tax assets and liabilities:
  Net operating loss carryforward                                       $     -
  Allowance for doubtful accounts and other reserves                      9,952
                                                                        --------
Total deferred tax assets                                                 9,952
Deferred tax liabilities                                                      -
                                                                        --------
                                                                        --------
Net deferred tax assets                                                   9,952
Valuation allowance for net deferred tax assets                          (9,952)
                                                                        --------
                                                                        --------
Deferred tax assets, net of valuation allowance                         $     -
                                                                        ========

                                Supplement F-10

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                NOTES TO COMBINED FINANCIAL STATEMENTS, Continued


7. FEDERAL INCOME TAXES, CONTINUED

Non-current deferred tax assets and liabilities:
  Net operating loss carryforward                                       $       365,533
  Other                                                                             166
                                                                        ----------------
Total deferred tax assets                                                       365,699
Deferred tax liabilities                                                         (9,914)
                                                                        ----------------
                                                                        ----------------
Net deferred tax assets                                                         355,785
Valuation allowance for net deferred tax assets                                (355,785)
                                                                        ----------------
                                                                        ----------------
Deferred tax assets, net of valuation allowance                         $             -
                                                                        ================


At June 30, 2005, the Company has recorded a valuation allowance against its net deferred tax assets due to uncertainty of the amount and timing of future taxable income. The Company has federal net operating loss carryforwards of approximately $1,007,292 as of June 30, 2005, that begin to expire in 2023.

8. LEASES

The Company leases buildings under non-cancelable operating leases expiring at various dates through June 2007. Total rental expense was approximately $76,620 for the six months ended June 30 2005. The following is a schedule of future minimum lease payments at June 30, 2005.

          Years ending June 30,
          2006                                              $     69,034
          2007                                                    47,370
                                                            -------------
                                                            -------------
          Total                                             $    116,404
                                                            =============


9. EMPLOYEE RETIREMENT PLAN

The Company provides a 401(k) retirement plan (the "Plan") to all qualified employees covered by the Plan. The Company does not provide matching contributions.

10. CONCENTRATIONS OF CREDIT RISK AND CONTINGENCIES

From time to time, funds deposited in the Company's bank exceeds the Federal Deposit Insurance Corporation insured limits. The Company manages this risk by placing its cash with high credit quality institutions.

As of June 30, 2005, one customer accounted for 74% of sales. This customer is geographically confined to southern portion of the United States of America.

                                Supplement F-11

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                NOTES TO COMBINED FINANCIAL STATEMENTS, Continued


11. RELATED PARTY PAYABLE

The owners of the Company have provided financing from inception in the form of an unsecured, non-interest bearing loan to the Company. The related party payable has no repayment terms. Included in the statement of operations for the six months ended June 30, 2005 are expenses totaling $11,105 from financing provided by the owners. The related party payable at June 30, 2005 was $922,123.




                                Supplement F-12

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)
               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                   (UNAUDITED)

Safeguard Security Holdings, Inc. ("the Company") executed a definitive stock purchase agreement which became effective June 30, 2005, to acquire all of the issued and outstanding stock of The Systems Group, Inc. and Systems Group Government Services, Inc. (collectively "Systems") in exchange for a $1,000,000 note payable and the issuance of 1,100,000 shares of the Company's common stock. The acquisition of Systems will be accounted for as a purchase whereby the basis for accounting for Systems assets and liabilities will be based upon their fair market value at the date of acquisition.

The unaudited Pro Forma Combined Statements of Operations (Pro Forma Statements of Operations) for the year ended June 30, 2005, gives pro forma effect to the acquisition of Systems as if they had occurred on July 1, 2004. The Pro Forma Statements of Operations are based on the historical results of operations of the Company and Systems for the year ended June 30, 2005, without giving effect to any cost savings which the Company may have been able to realize for the period presented.

The unaudited Pro Forma Combined Balance Sheet as of June 30, 2005 (Pro Forma Balance Sheet) gives pro forma effect to the acquisition of Systems as if they had occurred on June 30, 2005. The Pro Forma Statements of Operations and the Pro Forma Balance Sheet and the accompanying notes (Pro Forma Financial Information) should be read in conjunction with and are qualified by the historical financial statements of the Company and notes thereto included elsewhere herein, and the historical financial statements of Systems and notes thereto appearing elsewhere herein.

The Pro Forma Information is intended for informational purposes only and is not necessarily indicative of the future financial position or results of operations of the Company after the acquisition of Systems, or the financial position or results of operations of the Company that would have actually occurred had the acquisition of Systems been effected as of the date or for the periods presented.

                        SAFEGUARD SECURITY HOLDINGS, INC.
                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                                                   SAFEGUARD              THE
                                                   SECURITY             SYSTEMS                                   PRO
                                                   HOLDINGS,             GROUP                                   FORMA
                                                     INC.                INC.                 PRO              COMBINED
                                                     YEAR                YEAR                FORMA               YEAR
                                                     ENDED               ENDED             PURCHASE              ENDED
                                                 JUNE 30, 2005       JUNE 30, 2005        ADJUSTMENTS        JUNE 30, 2005
                                                 -------------       -------------        -----------        -------------

REVENUES                                         $           -       $   3,768,763       $          -       $   3,768,763

COST OF REVENUES
     SALARIES, WAGES AND
       EMPLOYEE COSTS                                        -           3,245,440                  -           3,245,440
     OTHER COST OF REVENUES                                  -                   -                  -                   -
                                                   -----------         -----------        -----------       -------------

         TOTAL COST OF REVENUES                              -           3,245,440                  -           3,245,440
                                                   -----------         -----------        -----------       -------------

         GROSS PROFIT                                        -             523,323                  -             523,323
                                                   -----------         -----------        -----------       -------------

SELLING, GENERAL
   AND ADMINISTRATIVE EXPENSES
     SALARIES, WAGES AND EMPLOYEE
       RELATED COSTS                                    52,244                   -                  -              52,244
     OTHER OPERATING COSTS                             880,567           1,097,314                  -           1,977,881
                                                   -----------         -----------        -----------       -------------

         TOTAL SELLING, GENERAL AND
           ADMINISTRATIVE EXPENSES                     932,811           1,097,314                  -           2,030,125
                                                   -----------         -----------        -----------       -------------

OTHER INCOME (EXPENSE)
     INTEREST INCOME                                         -                 711                  -                 711
     INTEREST EXPENSE                                        -              (7,452)           (80,000)  (3)       (87,452)
                                                   -----------         -----------        -----------       -------------

         TOTAL OTHER INCOME
           (EXPENSE)                                         -              (6,741)           (80,000)            (86,741)
                                                   -----------         -----------        -----------       -------------

         LOSS BEFORE INCOME TAXES                     (932,811)           (580,732)           (80,000)         (1,593,543)

PROVISION FOR INCOME TAXES
   AND OTHER                                                 -                   -                  -                   -
                                                   -----------         -----------        -----------       -------------

         LOSS FROM CONTINUING
           OPERATIONS                                 (932,811)           (580,732)           (80,000)         (1,593,543)

         LOSS FROM DISCONTINUED
           OPERATIONS                               (3,814,789)                  -                  -          (3,814,789
                                                   -----------         -----------        -----------         -----------

         NET LOSS                                   (4,747,600)           (580,732)           (80,000)         (5,408,332)

PREFERRED STOCK DIVIDENDS                           (8,694,395)                  -                  -          (8,694,395)
                                                   -----------         -----------        -----------       --------------

         NET LOSS AVALIABLE TO
           COMMON SHAREHOLDERS                   $ (13,441,995)      $    (580,732)      $     80,000       $ (14,102,727)
                                                   ===========         ===========        ===========       =============

BASIC AND DILUTED LOSS
   PER COMMON SHARE
     CONTINUING OPERATIONS                                                                                         (1.15)
     DISCONTINUED OPERATIONS                                                                                       (0.43)
                                                                                                                   (1.58)

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING
   BASIC AND DILUTED                                                                                            8,916,000
                                                                                                            =============

                        SAFEGUARD SECURITY HOLDINGS, INC.
                        PRO FORMA COMBINED BALANCE SHEETS

                                                   SAFEGUARD              THE                                  PRO FORMA
                                                   SECURITY             SYSTEMS                                COMBINED
                                                   HOLDINGS,             GROUP             ENTRY TO             BALANCE
                                                     INC.                INC.               RECORD               SHEET
                                                 JUNE 30, 2005       JUNE 30, 2005        ACQUISITION        JUNE 30, 2005
                                                 -------------       -------------        -----------        -------------

                          ASSETS
CURRENT ASSETS
     CASH                                        $         121         $   136,641      $           -       $     136,762
     RESTRICTED CASH                                         -                   -                  -                   -
     ACCOUNTS RECEIVABLE
       TRADE                                                 -             456,256                  -             456,256
       EMPLOYEES                                             -                   -                  -                   -
     INVENTORIES                                             -               8,727                  -               8,727
     COSTS AND PROFITS ON CONTRACTS
       IN EXCESS OF BILLINGS                                 -              47,488                  -              47,488
     PREPAID EXPENSES                                        -              18,771                  -              18,771
                                                   -----------         -----------        -----------       -------------

         TOTAL CURRENT ASSETS                              121             667,883                  -             668,004

     FURNITURE AND EQUIPMENT, NET                            -             197,620                  -             197,620
     GOODWILL                                                -                              1,248,033  (2)      1,248,033
     SERVICE CONTRACTS PURCHASED                             -                   -          1,742,000           1,742,000
     OTHER ASSETS                                            -              21,395                  -              21,395
                                                   -----------         -----------        -----------         -----------

         TOTAL ASSETS                            $         121         $   886,898      $   2,990,033       $   3,877,052
                                                   ===========         ===========        ===========         ===========

           LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
     CURRENT MATURITIES OF
       LONG TERM DEBT                            $           -         $    37,936      $   1,000,000  (2)  $   1,037,936
       ACCOUNTS PAYABLE                                      -             867,790             (1,306) (1)        866,484
       ACCRUED EXPENSES                                      -                   -                  -                   -
       BILLINGS IN EXCESS OF COSTS
         AND PROFITS ON CONTRACTS                            -              31,112                  -              31,112
       ACCRUED SETTLEMENT                                    -                   -                  -                   -
     RELATED PARTY PAYABLE                                   -             922,123           (922,123) (1)              -
     PREFERED STOCK DIVIDEND
       PAYABLE                                         176,836                   -                  -             176,836
     NET LIABILITIES FROM
       DISCONTINUED OPERATIONS                       8,394,390                   -                  -           8,394,390
                                                   -----------         -----------        -----------         -----------

         TOTAL CURRENT LIABILITIES                   8,571,226           1,858,961             76,571          10,506,758

LONG TERM DEBT, NET OF
     CURRENT MATURITIES                                      -              71,399                  -              71,399
                                                   -----------         -----------        -----------         -----------

         TOTAL LIABILITIES                           8,571,226           1,930,360             76,571          10,578,157

SERIES A PREFERRED STOCK                             2,713,399                   -                  -           2,713,399
COMMON STOCK                                             7,816               2,000             (2,000) (2)              -
                                                             -                   -              1,100  (2)          8,916
PAID-IN-CAPITAL                                      9,846,481               8,000             (8,000) (2)      9,846,481
                                                             -                   -          1,868,900  (2)      1,868,900
ACCUMULATED DEFICIT                                (21,138,801)         (1,053,462)           130,034  (2)
                                                                                              923,428  (1)    (21,138,801)
                                                   -----------         -----------        -----------         -----------

         TOTAL STOCKHOLDERS' DEFICIT                (8,571,105)         (1,043,462)        (2,913,462)         (6,701,105)
                                                    ----------          -----------        -----------         -----------

         TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT                            $         121         $   886,898      $  (2,990,033)      $   3,877,052
                                                   ===========         ===========        ===========         ===========

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)
                    NOTES TO THE PRO FORMA COMBINED CONDENSED
                              FINANCIAL INFORMATION
                                   (UNAUDITED)
                                  June 30, 2005

(1) Reflects the elimination of related party liabilities in the amount of $923,428 payable by Systems which were not assumed by the Company, and reduces Systems deficit by $923,428.

(2) Reflects the elimination of Systems capital section, records the issuance of 1,100,000 shares the Company's common stock, records the issuance of a $1,000,000 note payable and records goodwill in the amount of $2,990,034.

         A summary of the acquisition is as follows:

                  Total assets acquired (which approximates fair
                       market value as of June 30, 2005)                        $  886,898
                  Service contacts purchased                                     1,742,000
                  Liabilities assumed
                           Accounts payable and accrued liabilities               (866,485)
                           Deferred revenue                                        (31,112)
                           Long-term debt                                         (109,334)
                                                                                  --------
                  Excess of liabilities assets acquired over
                       liabilities accrued                                       1,621,967

                  Purchase price
                           Note payable                                          1,000,000
                           Issuance of 1,100,000 shares of
                               common stock                                      1,870,000
                                                                                 ---------

                                                                                 2,870,000

                  Goodwill acquired                                             $1,248,033
                                                                                ==========


         The $1.70 per share valuation for the 1,100,000 shares of common stock issued was an agreed upon value by the respective parties to the acquisition and approximated the trading value of the common stock on June 30, 2005.

(3) Reflects estimated interest expense of $80,000 on the $1,000,000 note payable issued in connection with the acquisition of Systems at an estimated interest rate of eight percent (8%).

(4) The following summarizes the combined statement of operations for the periods required to properly state operations for the fiscal year ended June 30, 2005, since the Company and Systems had different fiscal year ends:




                                   (Continued)



                                           THE               THE               THE              THE
                                         SYSTEMS           SYSTEMS           SYSTEMS          SYSTEMS             THE
                                          GROUP             GROUP             GROUP            GROUP            SYSTEMS
                                          INC.              INC.              INC.             INC.              GROUP
                                          YEAR           SIX MONTHS        SIX MONTHS       SIX MONTHS           INC.
                                          ENDED             ENDED             ENDED            ENDED             YEAR
                                        DECEMBER            JUNE            DECEMBER           JUNE              ENDED
                                        31, 2004          30, 2004          31, 2004         30, 2005        JUNE 30, 2005
                                      -------------    --------------    -------------    --------------     -------------

REVENUES                              $   1,946,771    $    1,393,576    $     553,195    $    3,215,568    $   3,768,763

COST OF REVENUES
     SALARIES, WAGES AND
       EMPLOYEE COSTS                     1,768,325         1,075,620          692,705         2,552,735        3,245,440
     OTHER COST OF REVENUES                       -                 -                -                 -                -
                                        -----------       -----------      -----------       -----------      -----------

         TOTAL COST OF
           REVENUES                       1,768,325         1,075,620          692,705         2,552,735        3,245,440
                                        -----------       -----------      -----------       -----------      -----------

         GROSS PROFIT                       178,446           317,956         (139,510)          662,833          523,323
                                        -----------       -----------      -----------       -----------      -----------

SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES
     OTHER OPERATING COSTS                  805,289           336,563          513,296           584,018        1,097,314
                                        -----------       -----------      -----------       -----------      -----------

       TOTAL SELLING, GENERAL
AND ADMINISTRATIVE EXPENSES                 805,289           336,563          513,296           584,018        1,097,314
                                        -----------       -----------      -----------       -----------      -----------

OTHER INCOME (EXPENSE)
     INTEREST INCOME                            547                 -              547               164              711
     INTEREST EXPENSE                             -              (121)               -            (7,452)          (7,452)
                                        -----------       -----------      -----------       -----------      -----------

       TOTAL OTHER INCOME
         (EXPENSE)                              547              (121)             547            (7,288)          (6,741)
                                        -----------       -----------      -----------       -----------      -----------

       LOSS BEFORE INCOME
         TAXES                             (626,296)          (18,728)        (652,259)           71,527         (580,732)

PROVISION FOR INCOME TAXES                        -                 -                -                 -                -
                                        -----------       -----------      -----------       -----------      -----------

       NET LOSS                            (626,296)          (18,728)        (652,259)           71,527         (580,732)

PREFERRED STOCK DIVIDENDS                         -                 -                -                 -                -
                                        -----------       -----------      -----------       -----------      -----------

       NET LOSS AVALIABLE
         TO COMMON
         SHAREHOLDERS                 $    (626,296)   $      (18,728)   $    (652,259)   $       71,527    $    (580,732)
                                        ===========       ===========      ===========       ===========      ===========

              Part II - Information not required in the Prospectus

Item 24. Indemnification of Directors and Officers.

Article Twelve of our Articles of Incorporation provide as follows:

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Article Eight of our Bylaws provides as follows:

                                  ARTICLE VIII

                         INDEMNIFICATION, INSURANCE, AND
                         OFFICER AND DIRECTOR CONTRACTS

Section 8.01 Indemnification: Third Party Actions. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceedings, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 8.02 Indemnification: Corporate Actions. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the corporation. Indemnification shall not be made for any claim, issue, or matter as to which such a person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines on application that in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 8.03 Determination. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections 8.01 and 8.02 hereof, or in defense of any claim, issue, or matter therein, he must be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under sections 8.01 and 8.02, unless ordered by a court or advanced pursuant to section 8.04, must be made by the corporation only as authorized in the specific case on a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the act, suit, or proceeding; (ii) if a majority vote of a quorum consisting of directors who are not parties to the act, suit, or proceeding so orders, by independent legal counsel in a written opinion; (iii) if a quorum consisting of directors who are not parties to the act, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion; or (iv) by the stockholders by a majority vote of a quorum of stockholders at any meeting duly called for such purpose.

Section 8.04 Advances. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding on receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

Section 8.05 Scope of Indemnification. The indemnification and advancement of expenses authorized in or ordered by the corporation pursuant to sections 8.01, 8.02, 8.04:

            (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses, including corporate personnel other than directors or officers, may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 8.02 or for the advancement of expenses made pursuant to section 8.04, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and was material to the case of action; and

            (b) continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

Section 8.06 Insurance. The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against any such liability and expenses. The other financial arrangements made by the corporation pursuant to this section 8.06 may include the creation of a trust fund, the establishment of a program of self-insurance, the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation, the establishment of a letter of credit, guarantee, or surety, all as may be determined by resolution of the board of directors; provided, that no financial arrangement made pursuant to this section
8.06 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

            (a) Any insurance or other financial arrangement made on behalf of a person pursuant to this section 8.06 may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

            (b) In the absence of fraud, the decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section 8.06 and the choice of the person to provide the insurance or other financial arrangement is conclusive, and the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 8.07 Officer and Director Contracts. No contract or other transaction between the corporation and one or more of its directors or officers, or between the corporation and any corporation, firm, or association in which one or more of the corporation's directors or officers are directors or officers or are financially interested, is either void or voidable solely on the basis of such relationship or solely because any such director or officer is present at the meeting of the board of directors or a committee thereof which authorized or approved the contract or transaction, or because the vote or votes of common or interested directors are counted for such purpose, if:

            (a) the fact the common directorship or financial interest is disclosed or known to the board of directors or committee and noted in the minutes and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of such director or directors;

            (b) the fact that the common directorship or financial interest is disclosed or known to the stockholders and they approve or ratify the contract or transaction in good faith by a majority vote of the shares voted at a meeting of stockholders called for such purpose or written consent of stockholders holding a majority of the shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of stockholders); or

            (c) the contract or transaction is fair as to the corporation at the time it is authorized or approved.

Subsection 1 of Section 78.7502 of Chapter 78 of the Nevada General Corporation Law ("NGCL") provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

Subsection 2 of Section 78.7502 of the NGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Subsection 3 of Section 78.7502 of the NGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith.

Section 78.751 of the NGCL provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

Section 78.751 of the NGCL further provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

Finally, Section 78.752 of the NGCL provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

Item 25. Other Expenses.

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered

     SEC registration fee                   $        1,600
     Legal fees and expenses                        80,000
     Accountants' fees and expenses                 85,000
     Printing expenses                               1,500
                                            --------------

         Total                              $      168,100

All amounts except the SEC registration fee are estimated. All of the expenses set forth above are being paid by us.

Item 26. Recent Sales of Unregistered Securities.

On August 22, 2003, we issued an aggregate of 6,500,000 shares (2,765,957 on a post split basis) of our common stock to two individuals for the purpose of acquiring IQUE Intellectual Properties, Inc. This transaction was subsequently abandoned and one of the individuals returned 3,250,000 shares for cancellation. These transactions were exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

On November 19, 2003, we issued 2,000,000 shares (851,064 on a post split basis) of our common stock to nine individuals for $20,000. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder and Rule 504D of Regulation D as transactions not involving a public offering.

On December 1, 2003, we issued 141,249 (61,106 on a post split basis) shares to twelve individuals for $0.50 per share. We issued 43,875 shares of our common stock to an individual for services. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

Between May 2004 and February 2005 we sold an aggregate of 72,500 shares of our preferred stock to eleven individuals for $10.00 per share, and during the same time frame for the same price per share, we sold an aggregate of 177,500 preferred shares to a private equity fund. In February 2005 we also sold 21,090 shares at a valuation of $10.00 per share to previous purchasers of preferred stock in exchange for our debt owed or acquired by them as well as 36,994 shares, similarly priced, in exchange for services. In September 2005 we sold an additional 15,000 shares of Series Preferred Stock for $10.00 per share to two previous purchasers of our Series A Preferred Stock. These transactions were exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

Between December 2004 and November 2005 we issued options to nine individuals pursuant to our 2004 Nonqualified Stock Option Plan for options to acquire an aggregate of 725,000 shares of our common stock. These transactions were exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

In March 2005 we issued 6,570,843 shares of our common stock to a total of nine individuals, entities and trusts to acquire Superior and compensate its advisors. Two individuals or their affiliates received warrants to purchase 200,000 shares of common stock. In addition, in connection with the same transaction, we issued warrants to purchase 3,284,000 shares of our Common Stock to fifteen individuals or entities. The warrants have exercise prices raging from $0.40 to $3.00 per share. The issuance of these shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

On September 6, 2005, we issued 100,000 shares of our common stock to an entity providing serves to us about financing, mergers, and acquisitions. This transaction was exempt from registration under the Securities Act pursuant to
Section 4(2) thereunder as transactions not involving a public offering.

On September 30, 2005, we entered into an agreement to issue $3,500,000 in principal amount of secured convertible redeemable notes and 950,000 warrants to purchase 950,000 shares of our common stock for $3.00 per share, subject to adjustment. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

On October 12, 2005, we issued 1,100,000 shares of our common stock to four individuals to acquire all of the issued and outstanding shares of SYSTEMSgroup, Inc. Included in this transaction was the issuance of a warrant to purchase up to 1,000,000 shares of our common stock based upon the performance of SYSTEMSgroup, Inc. in calendar year 2006. The issuance of these shares and the warrants was exempt from registration under the Securities Act pursuant to
Section 4(2) thereunder as transactions not involving a public offering.

On November 8, 2005, we agreed to issue 250,000 shares of our common stock to one individual to acquire Ferguson International, Inc. In addition, we issued a warrant to purchase up to 125,000 shares of our common stock based upon the revenues of Ferguson International, Inc. in calendar year 2006. The issuance of these shares and the warrant was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

On February 15, 2006, we agreed to issue 200,000 shares of our common stock to a limited partnership to acquire several contracts. The issuance of these shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

In June 2006 we issued an aggregate of 200,000 shares of common stock in connection with the acquisition of two consulting firms. In connection with the acquisition of one of the firms, we issued 100,000 shares to two individuals and we issued an aggregate of 100,000 shares to three individuals in connection with the other acquisition. Each of the transactions also involved the issuance of promissory notes totaling $50,000 to two individuals. The principals also each received warrants to purchase 150,000 shares of our common stock. The issuance of these securities was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

In the fourth quarter of our fiscal year ended June 30, 2006, a private equity fund purchased 287,500 shares of our common stock for $115,000 through the exercise of a warrant. The issuance of these shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.


Item 27 Exhibits.


Exhibit No.                                                   Item

Exhibit 2.1                         Letter Agreement re the Acquisition of Superior Protection, Inc.(3)
Exhibit 3.1                         Restated Articles of Incorporation(3)
Exhibit 3.1(a)                      Certificate of Amendment 1-17-02(3)
Exhibit 3.1(b)                      Certificate of Amendment 1-23-02(3)

                                       V


Exhibit 3.1(c)                      Certificate of Amendment 12-2-02(3)
Exhibit 3.1(d)                      Certificate of Amendment 12-15-04, as corrected(3)
Exhibit 3.1(e)                      Designation of Rights and Preferences of Convertible Preferred Stock(3)
Exhibit 3.2                         Amended and Restated Bylaws(3)
Exhibit 5.1                         Opinion of Robert A. Forrester, Esq.(1)
Exhibit 10.1                        Securities Purchase Agreement between Safeguard Security Holdings, Inc. and AJW Partners, LLC;
                                    AJW Offshore, Ltd.; AJW Qualified Partners, LLC; and New Millenium Capital Partners II, LLC(3)
Exhibit 10.2                        Form of Secured Convertible Note(3)
Exhibit 10.3                        Form of Stock Purchase Warrant(3)
Exhibit 10.4                        Security Agreement with the Purchasers(3)
Exhibit 10.5                        Registration Rights Agreement with the Purchasers(3)
Exhibit 10.6                        Stock Purchase Agreement between the Company and equity owners of SYSTEMSgroup, Inc. (3)
Exhibit 10.7                        Employment Agreement with Michael Lagow(3)
Exhibit 10.8                        Stock Option Agreement with Michael Lagow(3)
Exhibit 10.9                        Stock Purchase Agreement between the Company and equity owners of Ferguson International, Inc.
                                    (2)
Exhibit 10.10                       Employment Agreement with Larry Ferguson(2)
Exhibit 10.11                       Stock Option Agreement with Larry Ferguson(2)
Exhibit 10.12                       Employment Agreement with Robert A. Doguim(2)
Exhibit 10.13                       Employment Agreement with Richard P. McLaughlin(2)
Exhibit 10.14                       Employment Agreement with Gary T. Siegel(2)
Exhibit 10.15                       Form of Stock Purchase Warrant(2)
Exhibit 10.16                       Agreement with TXU(1)
Exhibit 10.17                       Form of Note in connection with SYSTEMSgroup acquisition(1)
Exhibit 10.18                       Amended Stock Option Plan(1)
Exhibit 23.1                        Consent of Killman, Murrell & Company, PC(1)
Exhibit 23.2                        Consent of Lopez, Blevins, Bork & Associates, LLP
Exhibit 23.3                        Consent of Robert A. Forrester is contained in his opinion filed as Exhibit 5.1 to this registration statement. (1)
Exhibit 23.4                        Consent of Montgomery Coscia Greilich LLP (1)


(1)      Filed Herewith
(2)      To be Filed
(3)      Previously Filed

Item 28. Undertakings

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) For determining any liability under the Securities Act of 1933:

         (i) we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         (ii) we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

         (iii) we shall treat each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas on July 28, 2006.



Safeguard Security Holdings, Inc.



By:    /s/ W. Brown Glenn
       ----------------------------------------------
       W. Brown Glenn, Principal Executive Officer



By:    /s/ Dan M. Miller
       ----------------------------------------------
       Dan Miller, Principal Accounting and Financial Officer

                                POWER OF ATTORNEY

KNOW ALL. MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints W. Brown Glenn, Jr. and Richard P. McLaughlin, and each for them, his true and lawful attorney's-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all further amendments to this Registration Statement (including post-effective amendments or registration statements filed pursuant to Rule 462(b) relating to this Registration Statement), and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Name                                 Date
                ----



/s/ W. Brown Glenn.                                  July 28, 2006
    --------------------------------
W. Brown Glenn, Director



/s/ Dennis Orsi                                      July 28, 2006
    --------------------------------
Dennis Orsi, Director



/s/ Joel D. Sipes                                    July 28, 2006
------------------------------------
Joel D. Sipes, Director



/s/ Victor Perez                                     July 28, 2006
------------------------------------
Victor Perez, Director



/s/ R. Michael Lagow                                 July 28, 2006
------------------------------------
R. Michael Lagow, Director